UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

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Lockheed Martin Corporation
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2017 PROXY STATEMENT

“Lockheed Martin’s Board of Directors is dedicated to representing the interests of our stockholders, overseeing management, and ensuring leaders are accountable for their actions and decisions. Our Board is proud of our strong performance and commitment to the highest standards of corporate governance.”

– MARILLYN A. HEWSON

March 17, 2017

Dear Fellow Stockholders:

Please join me and the other members of the Lockheed Martin Board of Directors for the Annual Meeting of Stockholders on Thursday, April 27, 2017. Last year was an extraordinary year of transition at Lockheed Martin. Below, I have highlighted some of the achievements related to our operations and performance.

Strategically Reshaped Our Portfolio

We continued our strategic plan to reshape our portfolio. We accomplished this by largely completing the integration of Sikorsky Aircraft, which we acquired in November 2015, and then realigning Mission Systems and Training into a new business area named Rotary and Mission Systems (RMS). RMS now has broader capabilities – from military and civil helicopters to naval ships and combat systems to radar and sonar sensors. We also divested Lockheed Martin Information Systems & Global Solutions (IS&GS), our government information technology and services business, in a tax-efficient manner. Our current business portfolio is firmly focused on blending our complex platforms for optimal results.

Delivered Strong Financial Results

Our annual sales of $47.2 billion were up 17 percent from 2015 and set a new record for the Corporation. We increased earnings per share and generated 18 percent total stockholder return, including $2 billion in dividends. 2016 marked the 14th consecutive year that the dividend rate has been increased by a double-digit percentage. We repurchased 8.9 million shares for $2.1 billion during the year and retired 9.4 million outstanding shares of our stock in connection with our divestiture of IS&GS.

Enhanced Our Governance Practices

We proactively adopted proxy access and expanded the technical expertise of our Board of Directors by electing Ilene S. Gordon in June 2016. As the Chairman, President and Chief Executive Officer of Ingredion Incorporated, Ms. Gordon is experienced with the demands and challenges of the global marketplace and brings to the boardroom an in-depth understanding of industrial manufacturing. Always attentive to the critical need to refresh the Board and plan for the succession of our members, the Board has elected four new Directors in the past five years.

We are counting on your vote and encourage you to cast it promptly – even if you plan to attend the Annual Meeting.

Thank you for your continued support of Lockheed Martin.

Sincerely,

Marillyn A. Hewson
Chairman, President and Chief Executive Officer

Notice of 2017 Annual Meeting of Stockholders

Date:

Thursday, April 27, 2017

Time:

8:00 a.m. Eastern Daylight Time

Place:

Lockheed Martin Center for Leadership Excellence Auditorium 6777 Rockledge Drive Bethesda, Maryland 20817

Registration:

All stockholders need an admission ticket to attend the meeting.To obtain an admission ticket, follow the advance registration instructions on page 78 of the Proxy Statement.

Security:

Valid, government-issued photo identification required. All hand-carried items subject to inspection and must be checked at the door. No cell phones or electronic devices permitted.

Agenda:

●	Election of 12 directors
●	Ratification of the appointment of Ernst & Young LLP, as our independent auditors for 2017
●	Advisory vote to approve the compensation of our named executive officers (Say-on-Pay)
●	Advisory vote on the frequency of holding votes on Say-on-Pay
●	Consideration of a stockholder proposal if properly presented
●	Consideration of any other matters that may properly come before the meeting

We have enclosed our 2016 Annual Report to Stockholders. The report is not part of the proxy soliciting materials for the Annual Meeting.

You can vote if you were a stockholder of record on February 24, 2017. Please vote at your earliest convenience to ensure the presence of a quorum at the meeting. Promptly voting your shares in accordance with the instructions you receive will save the expense of additional solicitation. Submitting your proxy now will not prevent you from voting your shares at the meeting, as your proxy is revocable at your discretion.

Sincerely,

Maryanne R. Lavan
Senior Vice President, General Counsel and Corporate Secretary
March 17, 2017

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on April 27, 2017:
The 2017 Proxy Statement and 2016 Annual Report are available at www.lockheedmartin.com/investor.

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PROXY STATEMENT

The Board of Directors (the Board) of Lockheed Martin Corporation (the Corporation) located at 6801 Rockledge Drive, Bethesda, Maryland, 20817, is providing the Notice of 2017 Annual Meeting of Stockholders, this Proxy Statement and the proxy card (Proxy Materials) in connection with the Corporation’s solicitation of proxies to be voted at the Annual Meeting of Stockholders (the Annual Meeting) to be held on April 27, 2017, at 8:00 a.m. Eastern Daylight Time, at the Lockheed Martin Center for Leadership Excellence Auditorium, 6777 Rockledge Drive, Bethesda, Maryland 20817, and at any adjournment or postponement thereof. Proxy Materials or a Notice of Internet Availability were first sent to stockholders on or about March 17, 2017.

PROXY SUMMARY

This proxy summary highlights information contained elsewhere in our Proxy Statement. The summary does not contain all of the information that you should consider and we encourage you to read the entire Proxy Statement carefully.

2016 Pay and Performance Highlights

A substantial portion of compensation paid to our named executive officers (NEOs) is performance-based. We use the 50th percentile of our comparator group to set target compensation but our plans provide for payments to exceed or fall below the target levels based upon actual performance. In light of our strong short- and long-term performance track record, our annual and long-term incentive plans paid out above the targets. This outcome is consistent with our pay for performance philosophy.

1-YEAR TOTAL STOCKHOLDER RETURN OUTPERFORMED MOST MAJOR INDICES	3-YEAR TOTAL STOCKHOLDER RETURNS OUTPERFORMED MAJOR INDICES

2016 ANNUAL INCENTIVE PROGRAM PAYOUT = 179% OF TARGET*	2014-2016 LONG-TERM INCENTIVE PERFORMANCE AWARD PAYOUT = 135.2% OF TARGET*

*	We use the following non-GAAP terms in this Proxy Statement – “Segment Operating Profit,” “Return on Invested Capital (ROIC),” and “Performance Cash” – which are defined in Appendix A. Refer to Appendix A for an explanation of these terms as well as our disclosure regarding forward-looking statements concerning future performance or goals for future performance.

2017 Proxy Statement	5

Proxy Summary

2016 Board Composition, Qualifications and Diversity

Board Independence	Board Tenure

Independent Lead Director	Four New Directors Since 2012

Gender Diversity	Age Mix

33 Percent Female Representation	Mandatory Retirement at Age 75

CEO Leadership Experience	Financial Experts

7 Directors are current or former Chief Executive Officers who add to the effectiveness of the Board through their leadership experience in large, complex organizations and their expertise in corporate governance, international business operations, strategic planning and risk management.

4 Directors on the Audit Committee meet the Securities and Exchange Commission’s criteria as “audit committee financial experts.”

Global Experience	Government/Military Experience
9 Directors have broad leadership experience with multinational companies or in international markets.	4 Directors have served in senior government or senior military positions and provide experience and insight into our industry and work with our core customers and governments around the world.

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Proxy Summary

Expanded Stockholder Rights

Proxy Access (adopted by the Board in September 2016)	Right to Call Special Meeting	Annual Election of Directors with Majority Voting	Mandatory Retirement Age for Directors	No Poison Pill

Governance Best Practices

Clawback Policy on all Variable Pay	Stock Ownership Guidelines for Directors and Officers	Director Overboarding Policy	Independent Directors Meet Regularly Without Management	Annual Board Self-Assessment Process

Board’s Responsiveness to 2016 Stockholder Advisory Vote

Your vote is important to us. At the 2016 annual meeting, more than 40 percent of the votes cast by stockholders were in favor of an advisory, non-binding stockholder proposal to reduce the Corporation’s special meeting stock ownership threshold to 15 percent. Under our Bylaws, any stockholder who individually owns 10 percent, or stockholders who in the aggregate own 25 percent, of the outstanding common stock may request the calling of a special meeting to consider any business properly brought before the stockholders. The Board recommended a vote against the stockholder proposal because it believes stockholders already have a meaningful right to call special meetings (see “Stockholder Right to Call Special Meeting” on page 15). Although the stockholder proposal received less than the required majority of the votes cast and did not prevail, the Board evaluated the voting results carefully and considered investor feedback.

Among other things the Board considered:

●	its current governance practices, including the annual election of directors and the proactive adoption of proxy access;

●	other avenues available to stockholders to influence the Board;

●	the composition of our stockholder base and changes that might result in different vote outcomes from year to year;

●	feedback from long-term, institutional investors that are comfortable with the current provision; and

●	our long-standing investor engagement program.

Taking these items into account, the Board concluded that the current special meeting provision strikes an appropriate balance between stockholder access to the Board and the interests of the Corporation and its stockholders in promoting the appropriate use of company resources. The Board will continue to seek investor input on special meeting requirements and monitor developments.

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Proxy Summary

Long-Standing, Active Investor Engagement Program

We recognize the value of listening and taking into account the views of stockholders. More than 94 percent of the votes cast at our 2016 Annual Meeting approved our Say-on-Pay. Continuous and transparent communication with our investors helps senior management gain useful feedback on a wide range of topics. Investor views are communicated to the Board of Directors and are instrumental in the development of our policies and informs our business strategy.

During 2016, we had 34 engagements by telephone conference and/or written correspondence with our largest institutional investors and other significant stockholders. We engaged with investors about an array of issues, including proxy access, stockholders’ right to call special meetings, Board composition and the Board’s role in strategy. We learned that many investors considered proxy access an important tool but one that should only be used in unique circumstances to enhance long-term stockholder value. Based on this feedback, the Board proactively adopted proxy access in September 2016. We believe that it complements our existing suite of stockholder rights and further strengthens our governance standards.

In response to updated proxy voting guidelines issued by proxy advisory firms in late 2016 that are effective for 2017 annual meetings, we sought the views of our institutional investors on policy changes that impact the Corporation’s governance practices, including the restrictions in the Corporation’s Bylaws on the ability of stockholders to amend the Bylaws. As permitted by long-standing provisions of Maryland law, since the creation of the Corporation in 1995, the right to adopt or amend bylaws has been vested exclusively with the Board of Directors. In exercising that authority, our directors have a duty to act in the best interests of the Corporation. Many investors had policies in place that differed from the proxy advisory firms’ newly adopted policies or were just beginning their evaluation of the changes. The Board views significant changes to governance as warranting deliberate and thorough review of the purpose and consequences of proposed changes and a comprehensive assessment of investor input. In order to ensure this level of review, we will continue our dialogue with investors so that the Nominating and Corporate Governance Committee (Governance Committee) can properly consider at its meetings during 2017 whether changes to our Bylaws are appropriate.

Investor Engagement Cycle

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Proxy Summary

Board Recommendations on Voting Matters

Proposal	Description	Board Voting Recommendations	Page
1	Election of Directors	FOR ALL DIRECTOR-NOMINEES	23
2	Ratification of Appointment of Independent Auditors	FOR	29
3	Advisory Vote to Approve the Compensation of our Named Executive Officers (Say-on-Pay)	FOR	32
4	Advisory Vote on the Frequency of Holding Votes on Say-on-Pay	FOR “ONE YEAR”	32
5	Stockholder Proposal Requesting that the Corporation Adopt the Holy Land Principles	AGAINST	70

You can vote in the following ways:

Via the Internet Visit www.investorvote.com	By Telephone In the United States, Canada and Puerto Rico, call 1-800-652-8683; outside the United States call 1-781-575-2300.	By Mail Mark, date and sign your proxy card or voting instruction form and return it in the accompanying postage prepaid envelope.	In Person Attend the meeting to vote in person.

Attendance at the Annual Meeting

If you plan to attend the Annual Meeting, you must be a stockholder as of the record date, February 24, 2017, and obtain an admission ticket in advance by following the instructions set forth on page 78.

Requests for admission tickets will be processed in the order in which they are received and must be received no later than April 21, 2017. On the day of the Annual Meeting, each stockholder will be required to present valid, government-issued photographic identification (such as a driver’s license or passport) with his or her admission ticket. The Annual Meeting will begin promptly at 8:00 a.m. Stockholders also will be required to enter through a security check point before being granted access into the Annual Meeting. Cameras, cell phones and other electronic devices will not be permitted in the Annual Meeting. All hand-carried items will be subject to inspection and all bags, briefcases and packages must be checked. The Corporation may implement additional security procedures to ensure the safety of the meeting attendees.

2017 Proxy Statement	9

CORPORATE GOVERNANCE

Lockheed Martin believes good governance is integral to achieving long-term stockholder value. The Board of Directors’ primary role is to oversee management and represent the interests of stockholders. Directors are expected to attend Board meetings, the meetings of the committees on which they serve and the annual meeting of stockholders. The Board and the committees regularly schedule and hold executive sessions without any members of management present. Between meetings, directors interact with the Chairman, President and Chief Executive Officer (CEO), the Lead Director and other members of management and are available to provide advice and counsel to management.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines (Governance Guidelines) that describe the framework within which the Board and its committees oversee the governance of the Corporation. The current Governance Guidelines are available on the Corporation’s website at www.lockheedmartin.com/corporate-governance. The Governance Committee regularly assesses our governance practices in light of emerging trends and best practices and formally implements best governance practices that it believes enhance the operation and effectiveness of the Board.

Our Governance Guidelines cover a wide range of subjects, including:

●	the role of the Board and director responsibilities;

●	the role and responsibilities of the Lead Director;

●	application of our Code of Ethics and Business Conduct (the Code of Conduct) to the Board;

●	director nomination procedures and qualifications;

●	director independence standards;

●	policies for the review, approval and ratification of related person transactions;

●	director orientation and continuing education;

●	review by the Governance Committee of any change in job responsibilities of an incumbent director;

●	procedures for annual performance evaluations of the Board and its committees;

●	director stock ownership guidelines (currently, an amount equal to five times the cash portion of the annual retainer);

●	a clawback policy for executive incentive compensation;

●	anti-hedging and anti-pledging transactions involving our stock; and

●	majority voting for the election of directors and resignation procedures for directors who fail to receive a majority vote.

Board Role in Strategic Planning

The Board is involved in strategic planning and review throughout the year. In 2016, the Board met in the fall in a session dedicated to a discussion of the Corporation’s and each Business Segment’s strategic plan for 2017, and preliminary long range plan and financial strategy. In addition, the Board convened a second session later in the fall to review the Corporation’s technology strategy. The completed long range plan was then reviewed with the Board in January 2017. This schedule corresponds to management’s annual planning schedule.

In addition,

●

the Strategic Affairs Committee of the Board reviews the progress and challenges to the Corporation’s strategy and approves specific initiatives, including acquisitions and divestitures over a certain monetary threshold;

●	the Chairman, President and CEO reviews developments within the context of the Corporation’s strategic framework regularly at Board meetings; and

●	the Board (or the appropriate Committee) reviews trends identified as significant risks and topical items of strategic interest such as human capital strategy and cybersecurity on a regular basis.

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Corporate Governance

Independent Lead Director

In accordance with our Bylaws and Governance Guidelines, the independent members of the Board annually elect one of the independent directors to serve as the Lead Director by the affirmative vote of a majority of the directors who have been determined to be “independent” for purposes of the New York Stock Exchange (NYSE) listing standards. The Board has structured the role of the Lead Director with sufficient authority to serve as a counter-balance to management. The responsibilities specified in our Bylaws for the Lead Director are to:

●

preside as Chair at Board meetings while in executive sessions of the non-management members of the Board or executive sessions of the independent directors or if the Chairman is ill, absent, incapacitated or otherwise unable to carry out the duties of Chairman;

●	determine the frequency and timing of executive sessions of non-management directors and report to the Chairman on all relevant matters arising from those sessions and invite the Chairman to join executive sessions for further discussion as appropriate;

●	consult with the Chairman, President and CEO and committee Chairs regarding the topics for and schedules of the meetings of the Board and committees and approve the topics for and schedules of Board meetings;

●	review and approve all Board and committee agendas and provide input to management on the scope and quality of information sent to the Board;

●	assist with recruitment of director candidates and, along with the Chairman, extend invitations to potential directors to join the Board;

●	act as liaison between the Board and management and among the directors and the committees of the Board;

●	serve as a member of the Executive Committee of the Board;

●	serve as an ex-officio member of each committee if not otherwise a member of the committee;

●	serve as the point of contact for stockholders and others to communicate with the Board;

●	recommend to the Board and committees the retention of advisors and consultants who report directly to the Board;

●	call a special meeting of the Board or of the independent directors at any time, at any place and for any purpose; and

●	perform all other duties as may be assigned by the Board from time to time.

The committee Chairmen also review and discuss the agendas for the meetings in advance of distribution of the agendas and related Board or committee material.

Nolan D. Archibald has served as Lead Director since 2015. Stockholders and other interested parties may communicate with the Lead Director by email at Lead.Director@lmco.com.

Positions of Chairman and Chief Executive Officer

The Board regularly reviews its leadership structure in light of the Corporation’s current needs, governance trends, internal assessments of Board effectiveness and other factors. The Board reviews and considers whether the positions of Chairman and CEO should be combined or separated as part of an ongoing review of the effectiveness of the Corporation’s governance structure.

The Board believes that it must be independent and must provide strong and effective oversight, but also believes that the independent Board members should have the flexibility to respond to changing circumstances and choose the model that best fits the current situation. As a result, the roles of Chairman and CEO have been split from time to time to facilitate leadership transitions, while at other times the roles have been combined. The Board believes that, at the present time, the Corporation is best served by allocating governance responsibilities between a combined Chairman and CEO and an independent Lead Director with robust responsibilities. This structure allows the Corporation to present a single face to our customers through the combined Chairman and CEO position while at the same time providing an active role and voice for the independent directors through the Lead Director. In making this determination, the independent members of the Board considered:

●	trends in governance and in stockholder proposals for separating the roles;

●	the role of the independent directors in the governance of the Corporation, including the scheduling of an executive session of the independent directors at every Board meeting, regular Board review and consideration of the CEO succession plan, the scope of the duties of the Lead Director and the oversight of the CEO’s compensation by the Management Development and Compensation Committee (Compensation Committee), a committee composed entirely of independent directors that is advised by an outside independent compensation consultant;

●	Ms. Hewson’s strong performance as a leader since her election as CEO;

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Corporate Governance

●	the fact that Ms. Hewson is the only representative of management on the Board; and

●	the desirability of having consolidated leadership engagement with government customers as well as the leadership of the U.S. Department of Defense and other agencies of the U.S. Government.

The independent directors will continue to review the leadership structure on an ongoing basis to effectively oversee risk management and ensure that it continues to meet the needs of the Corporation and support the generation of stockholder value over the long term.

Board Effectiveness and Refreshment

Board composition is one of the most critical areas of focus for the Board of Directors. Having the right mix of people who bring diverse perspectives, business and professional experiences and skills, provides a foundation for robust dialogue, informed advice and collaboration in the boardroom. We consider current board skills, composition, tenure and anticipated retirements to define gaps that may need to be filled through the board refreshment process. Detailed understanding of the Corporation’s business takes time, and tenure limitations may prevent the Board from taking advantage of insight that long tenure brings. The Board strives to ensure an environment that encourages diverse critical thinking and values innovative, strategic discussions to achieve a higher level of success for the Corporation.

The Governance Committee screens and recommends candidates for nomination by the full Board. The Committee has been assisted from time to time with its recruitment efforts by an outside search firm, which recommends candidates that satisfy the criteria defined by the Board. The search firm provides background research and pertinent information regarding prospective candidates.

Since the 2016 annual meeting, the Board has elected Ilene S. Gordon to the Board (see Ms. Gordon’s biography on page 27). Ms. Gordon was initially identified by our search firm because she satisfied the Board’s criteria. Ms. Gordon brings to the boardroom a unique and in-depth perspective on the role of technology and the importance of innovation in manufacturing.

To enhance Board functioning and the effectiveness of the Board’s relationship with management for the benefit of our stockholders, the Board regularly evaluates its performance through self-assessments, corporate governance reviews and periodic charter reviews. Those evaluations, changes in our business strategy or operating environment and the future needs of the Board in light of anticipated director retirements are used to identify desired backgrounds and skill sets for future Board members.

Board Refreshment Elements
Governance Committee Review of Board Candidates

The Board seeks a diverse group of candidates who, at a minimum, possess the background, skills, expertise and time to make a significant contribution to the Board, the Corporation and its stockholders. The Governance Guidelines list criteria against which candidates may be judged. The Governance Committee considers, among other things:

●input from the Board’s self-assessment process to prioritize areas of expertise that were identified;
●investor feedback and perceptions;
●the candidates’ skills and competencies to ensure they are aligned to the Corporation’s future strategic challenges and opportunities;
●the needs of the Board in light of anticipated director retirements; and
●a balance between public company and government customer-related experience.

During the process of identifying and selecting director nominees, the Governance Committee screens and recommends candidates for nomination by the full Board. The Bylaws provide that the size of the Board may range from 10 to 14 members. The Board’s current view is that the optimal size is 12 members. The Board has added four new directors in the past five years.

Director candidates also may be identified by stockholders and will be evaluated and considered by the Governance Committee. Information on the process and requirements for stockholder nominees may be found in Sections 1.10 and 1.11 of our Bylaws on the Corporation’s website at www.lockheedmartin.com/corporate-governance.

Board Committee Assignments

In February of each year, the Governance Committee reviews the membership, tenure, leadership and commitments of each of the committees and considers possible changes given the additional qualifications and skill sets of newer members on the Board or a desire for committee rotation or refreshment. The Governance Committee also takes into consideration the membership requirements and responsibilities set forth in each of the respective committee charters and the Governance Guidelines as well as any upcoming vacancies on the Board due to our mandatory retirement age. The Governance Committee recommends to the Board any proposed changes to committee assignments and leadership to be made effective at the next annual meeting of stockholders.

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Corporate Governance

Board Refreshment Elements
Annual Performance Assessment

The Board conducts a self-assessment of its performance and effectiveness as well as that of its committees on an annual basis. The self-assessment helps the Governance Committee to track progress in certain areas targeted for improvement from year-to-year and to identify ways to enhance the Board’s and committees’ effectiveness. For 2016, each director completed a written questionnaire. The questions were open-ended to solicit candid feedback. The collective ratings and comments are compiled, summarized and presented to the Governance Committee and the full Board.

Onboarding and Continuing Education

Upon joining the Board, directors are provided with an orientation about the Corporation, including our business operations, strategy and governance. Directors are encouraged to attend outside director continuing education programs sponsored by educational and other institutions to assist them in staying abreast of developments in corporate governance and critical issues relating to the operation of public company boards. Members of our senior management regularly review with the Board the operating plan of each of our Business Segments and the Corporation as a whole. The Board also conducts periodic visits to our facilities as part of its regularly scheduled Board meetings.

Our Tenure Guidelines
Mandatory Retirement Age	Directors must retire at the annual meeting following his or her 75th birthday.
Employment Change	Directors should expect to resign upon any significant change in principal employment.
Failed Election	Directors must offer to resign as a result of a failed stockholder vote.

Proxy Access

The Board of Directors proactively adopted proxy access and amended the Corporation’s Bylaws in September 2016. Section 1.11 of our amended Bylaws permits a stockholder or a group of up to 20 stockholders who together have owned at least three percent of the Corporation’s outstanding common stock continuously for three years to nominate for election by the Corporation’s stockholders and include in the Corporation’s proxy solicitation materials for its annual meeting up to the greater of two directors or 20 percent of the number of directors in office at the time of the proxy access deadline described on page 77.

Director Overboarding Policy

The Board recognizes that its members benefit from service on the boards of other companies and it encourages such service. The Board also believes, however, that it is critical that directors dedicate sufficient time to their service on the Corporation’s Board. Therefore, the Governance Guidelines provide that, without obtaining the approval of the Governance Committee:

●	A director may not serve on the boards of more than four other public companies.

●

If the director is an active chief executive officer or equivalent of another public company, the director may not serve on the boards of more than two other public companies. For this purpose, the Board considers a public company to be a company subject to the U.S. rules on public company governance. We use this definition because it is consistent with the Securities and Exchange Commission (SEC) requirement for disclosure of board service. For companies organized outside of the U.S., the Board considers the time commitment of the particular board and other relevant factors to determine if these should be taken into account in an overboarding assessment.

●	No member of the Audit Committee may serve on more than two other public company audit committees.

●	No member of the Compensation Committee may serve on more than three other public company compensation committees.

Directors must notify the CEO, Lead Director and Senior Vice President, General Counsel and Corporate Secretary before accepting an invitation to serve on the board of any other public company. The Governance Committee reviews and determines whether the position would affect the director’s ability to serve on the Corporation’s Board.

During 2016, all Lockheed Martin directors attended more than 75 percent of the total Board and committee meetings on which they served.

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Corporate Governance

Majority Voting Policy for Director Elections

The Corporation’s Charter and Bylaws provide for simple majority voting. Pursuant to the Governance Guidelines, in any uncontested election of directors, any incumbent director who receives more votes “AGAINST” than votes “FOR” is required to offer his or her resignation for Board consideration.

Upon receipt of a resignation of a director tendered as a result of a failed stockholder vote, the Governance Committee will make a recommendation to the Board as to whether to accept or reject the resignation, or whether other action is recommended. In considering the tendered resignation, the Board will consider the Governance Committee’s recommendation as well as any other factors it deems relevant, which may include:

●	the qualifications of the director whose resignation has been tendered;
●	the director’s past and expected future contributions to the Corporation;
●	the overall composition of the Board and its committees;
●	whether accepting the tendered resignation would cause the Corporation to fail to meet any applicable rule or regulation (including NYSE listing standards and the federal securities laws); and
●	the percentage of outstanding shares represented by the votes cast at the Annual Meeting.

The Board will act on a tendered resignation within 90 days following certification of the stockholder vote for the annual meeting and will promptly disclose its decision and rationale as to whether to accept the resignation (or the reasons for rejecting the resignation, if applicable) in a press release, in a filing with the SEC, or by other public announcement, including a posting on the Corporation’s website.

If a director’s resignation is accepted by the Board, or if a nominee for director who is not an incumbent director is not elected, the Board may fill the resulting vacancy or may decrease the size of the Board pursuant to the Corporation’s Bylaws. The Board may not fill any vacancy so created with a director who was nominated but not elected at the annual meeting by the vote required under the Corporation’s Bylaws.

Management Succession Planning

Management has established semi-annual talent reviews that coincide with our business operating reviews, as well as quarterly reviews within each of our operating businesses. During these reviews, the executive leadership team discusses succession plans for key positions, including the CEO, and identifies top talent for development in future leadership roles. In addition to long-term succession planning, we have a contingency plan if the CEO were to depart unexpectedly.

The Board also is actively engaged in talent management. Annually, the Board meets to review our succession strategy and leadership pipeline for key roles, including the CEO, taking into account the Corporation’s long-term corporate strategy. High potential leaders are given exposure and visibility to Board members through formal presentations and informal events. More broadly, the Board is regularly updated on key talent indicators for the overall workforce, including diversity, recruiting and development programs. Board members also are active partners, engaging and spending time with our high potential leaders throughout the year at Board meetings and other events.

Board Role in Enterprise Risk Management

Our risk management philosophy is to balance risk and reward within management and the Board’s risk tolerance. This is accomplished through risk management practices, core values and our Code of Conduct, each of which reinforces a risk transparent culture. The Board and its committees receive risk updates throughout the year. Executive management provides updates on risks managed at the Enterprise level. Each Business Segment management provides updates on risks to its respective objectives.

The Board considers the full spectrum of business risks, including strategic, operational, financial, reputation and compliance risks. Oversight of risk is assigned to the full Board unless delegated to one of the standing committees. The Audit Committee reviews our policies and practices with respect to risk assessment and risk management, identification and oversight of the Corporation’s major financial risk exposures and the steps that have been taken to monitor and control such exposures. The Audit Committee reports the results of its review to the Board.

The Board’s committees review risks within their respective domains. Risk mitigation for the risks identified as most significant to our corporate objectives and strategy are reviewed by the Strategic Affairs Committee or the full Board.

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Corporate Governance

Risk Governance
Board Committee	Risk Purview
Audit	Financial and compliance risks and risk identification process
Classified Business and Security	Classified programs and security of personnel, facilities and data related risks including cybersecurity
Ethics and Sustainability	Employee safety and health and ethical conduct risks; environmental risks
Compensation	Talent, workforce and incentive compensation risks
Strategic Affairs	Risks related to business strategy and identified Enterprise risks
Governance	Board composition and corporate governance function and process risks

Management employs three levels of controls in providing risk assurance to the Board. Line management implements day-to-day procedures and controls. Functional and corporate management establish policy, procedures and a framework of controls and conducts reviews and oversight. Internal Audit, along with our external auditors, offers an additional independent level of risk-based assurance.

Internal Audit

2nd Line Management Review and Oversight

1st Line Management Day-to-Day Procedures and Controls

In 2016, the Board and its Committees received reports on the mitigation plans for Enterprise risks identified as most significant by management, including written reports and presentations on cybersecurity.

Stockholder Right to Call Special Meeting

Any stockholder who individually owns 10 percent, or stockholders who in the aggregate own 25 percent, of the outstanding common stock may demand the calling of a special meeting to consider any business properly brought before the stockholders. Our Bylaws do not restrict the timing of a request for a special meeting. The only subject matter restriction is that we are not required to call a special meeting to consider a matter that is substantially the same as a matter voted on at a special meeting within the preceding 12 months unless requested by a majority of all stockholders. The Board believes that our current governance practice strikes an appropriate balance between the right of stockholders to call a special meeting and the interests of the Corporation and its stockholders in promoting the appropriate use of company resources. The 25 percent threshold is the most prevalent standard among the companies in our comparator group. The Board added the 10 percent threshold in light of our institutional ownership profile which has included large holdings by a single investor. The Board will continue to review and evaluate the advantages and disadvantages of the current stock ownership thresholds relative to changes in our investor profile from time to time.

No Poison Pill

The Corporation does not have a Stockholder Rights Plan, otherwise known as a “Poison Pill.” Through our Governance Guidelines, the Board has communicated that it has no intention of adopting one at this time. The Board has indicated that, if it were to adopt a Stockholder Rights Plan, the Board would seek stockholder ratification within 12 months of the date of adoption.

Director Independence

Eleven of our current directors are independent under applicable NYSE listing standards. Under the NYSE listing standards and our Governance Guidelines, a director is not independent if the director has a direct or indirect material relationship with the Corporation. The Governance Committee annually reviews the independence of all directors and reports its findings to the full Board. To assist in this review, the Board has adopted director independence guidelines that are included in our Governance Guidelines, which are available on our Corporation’s website at www.lockheedmartin.com/corporate-governance.

Our director independence guidelines set forth certain relationships between the Corporation and directors and their immediate family members or affiliated entities, which the Board, in its judgment,

2017 Proxy Statement	15

Corporate Governance

has deemed to be material or immaterial for purposes of assessing a director’s independence. In the event a director has a relationship with the Corporation that is not addressed in the independence guidelines, the independent members of the Board determine whether the relationship is material.

The Board has determined that the following directors are independent: Daniel F. Akerson, Nolan D. Archibald, Rosalind G. Brewer, David B. Burritt, Bruce A. Carlson, James O. Ellis, Jr., Thomas J. Falk, Ilene S. Gordon, James M. Loy, Joseph W. Ralston and Anne Stevens. The Board determined that Gwendolyn S. King, who retired at the April 2016 annual meeting, was independent while she served on the Board. Marillyn A. Hewson is an employee of the Corporation and is not independent under the NYSE listing standards or our Governance Guidelines. In determining that each of the non-management directors is independent, the Board considered the relationships described under “Certain Relationships and Related Person Transactions of Directors, Executive Officers and 5 Percent Stockholders,” on page 17, which it determined were immaterial to the individual’s independence.

The Governance Committee and Board considered that the Corporation in the ordinary course of business purchases products and services from, or sells products and services to, companies or subsidiaries or parents of companies at which some of our directors (or their immediate family members) are or have been directors or officers and to other institutions with which some of these individuals have or have had relationships. These relationships included: Mr. Archibald (Brunswick Corporation); Mr. Akerson  (KrolLDiscovery, LLC, The Carlyle Group and Northrop Grumman Corporation (family member’s employer)); Mrs. Brewer (Wal-Mart Stores, Inc. which includes Sam’s Club); Mr. Carlson (Utah State University Research Foundation); Mr. Ellis (Level 3 Communications, Inc., Dominion Resources, Inc. and Draper Laboratory); Mr. Falk (Catalyst, Inc.); Ms. Gordon (International Paper Company and The MIT Corporation); Mrs. King (ESPN (family member’s employer)); Mr. Loy (The Cohen Group); Mr. Ralston (The Cohen Group and The Timken Company); and Ms. Stevens (XL Group Ltd and GKN plc). In determining that these relationships did not affect the independence of those directors, the Board considered that none of the directors had any direct or indirect material interest in, or received any special compensation in connection with, the Corporation’s business relationships with those entities. In addition to their consideration of these ordinary course of business transactions, the Governance Committee and the Board relied upon the director independence guidelines included in our Governance Guidelines to conclude that contributions to a tax-exempt organization by the Corporation did not create any direct or indirect material interest for the purpose of assessing director independence.

The Governance Committee also concluded that all members of each of the Audit Committee, the Compensation Committee and the Governance Committee are independent within the meaning of our Governance Guidelines and NYSE listing standards, including the additional independence requirements applicable to members of the Audit Committee, Compensation Committee and Governance Committee.

Related Person Transaction Policy

The Board has approved a written policy and procedures for the review, approval and ratification of transactions among the Corporation and its directors, executive officers and their related interests. A copy of the policy is available on the Corporation’s website at www.lockheedmartin.com/corporate-governance. Under the policy, all related person transactions (as defined in the policy) are to be reviewed by the Governance Committee. The Governance Committee may approve or ratify related person transactions at its discretion if deemed fair and reasonable to the Corporation. This may include situations where the Corporation provides products or services to related persons on an arm’s length basis on terms comparable to those provided to unrelated third parties. Any director who participates in or is the subject of an existing or potential related person transaction may not participate in the decision-making process of the Governance Committee with respect to that transaction.

Under the policy, and consistent with applicable SEC regulations and NYSE listing standards, a related person transaction is any transaction in which the Corporation was, is or will be a participant, where the amount involved exceeds $120,000, and in which a related person had, has, or will have a direct or indirect material interest. A related person includes any director or director-nominee, any executive officer of the Corporation, any person who is known to be the beneficial owner of more than five percent of any class of the Corporation’s voting securities, or an immediate family member of any person described above.

Our policy requires each director and executive officer to complete an annual questionnaire to identify his or her related interests and persons, and to notify the Corporation of changes in that information. Based on that information, the Corporation maintains a master list of related persons for purposes of tracking and reporting related person transactions.

Because it may not be possible or practical to pre-approve all related person transactions, the policy contemplates that the Governance Committee may ratify transactions after they commence or pre-approve categories of transactions or relationships. If the Governance Committee declines to approve or ratify a transaction, the related person transaction is referred to management to make a recommendation to the Governance Committee concerning whether the transaction should be terminated or amended in a manner that is acceptable to the Governance Committee.

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Corporate Governance

Certain Relationships and Related Person Transactions of Directors, Executive Officers and 5 Percent Stockholders

The following transactions or relationships are considered to be “related person” transactions under our corporate policy and applicable SEC regulations and NYSE listing standards.

Two of our directors, Mr. Loy and Mr. Ralston, are employed as Senior Counselor and Vice Chairman, respectively, of The Cohen Group, a consulting business that performs services for the Corporation. In 2016, we paid The Cohen Group $519,204 for consulting services and related expenses. Neither Mr. Loy nor Mr. Ralston’s compensation earned at The Cohen Group is impacted by the consulting services delivered to the Corporation. The Board annually assesses and reviews the Corporation’s relationship with The Cohen Group and has determined that the breadth of military experience coupled with Messrs. Loy and Ralston’s top security clearances bring a unique value to the Board, particularly with respect to the oversight of our classified programs. Neither Mr. Loy nor Mr. Ralston serves on our Audit, Compensation or Governance Committees.

We currently employ approximately 97,000 employees and have an active recruitment program for soliciting job applications from qualified candidates. We seek to hire the most qualified candidates and consequently do not preclude the employment of family members of current directors and executive officers. Mark E. Dougherty, the brother-in-law of Mr. Ralston, was employed as a Capture Management Principal until August 2016 and was paid $206,510 in base salary, incentive plan awards and separation payments in 2016. Mr. Dougherty may have participated in other employee benefit plans and arrangements that generally are made available to other employees at the same level (including health, welfare, vacation and retirement plans). His compensation was established in accordance with the Corporation’s employment and compensation practices applicable to employees with equivalent qualifications, experience and responsibilities. Mr. Dougherty did not serve as an executive officer of the Corporation.

From time to time, the Corporation has purchased services in the ordinary course of business from financial institutions that beneficially own five percent or more of our common stock. In 2016, the Corporation paid $13,380,647 to State Street Corporation and its affiliates (including State Street Bank and Trust Company) for investment management, custodial, benefit plan administration fees and credit facility fees; $1,642,008 to BlackRock, Inc. and its affiliates for investment management of fixed-income assets held in the Corporation’s master savings trust; $4,015,932 to Capital Guardian, an affiliate of Capital World Investors, for investment management fees; and $320,684 to The Vanguard Group, Inc., for investment management fees.

2017 Proxy Statement	17

ETHICS AND SUSTAINABILITY

Governance Structure

The Ethics and Sustainability Committee of the Board of Directors oversees efforts in corporate responsibility, human rights, environmental stewardship, political contributions, employee safety and health, ethical business practices, community outreach, philanthropy, diversity and inclusion and equal opportunity, as well as the Corporation’s record of compliance with related laws and regulations.

Ethics and Sustainability Committee

6 Independent Directors comprise this Board committee, which provides oversight for the Ethics and Sustainability programs, approves the Code of Conduct and reviews Sustainability Management Plan performance, stakeholder engagement and environmental and social risks and initiatives.

Independent Reporting	Sustainability
The Senior Vice President, Internal Audit, Ethics and Sustainability, has a dual reporting relationship, both to the Chairman, President and CEO and independently to the Board of Directors.	Cross-Functional Vice Presidents and Other Leaders develop and review sustainability strategy and implementation monthly.

Executive Leadership Team	Business Segment Steering Committees
The Chairman, President and CEO, with her executive leadership team, reviews the operations of the Ethics and Sustainability programs at least twice annually.	The Executive Vice President of each Business Segment chairs a steering committee that regularly reviews the ethics program within that Business Segment.

Ethics

We strive to enhance continually our high standards and controls for ethical business conduct, compliance and transparency. Our values – Do What’s Right, Respect Others and Perform with Excellence – underpin our comprehensive Code of Conduct and Supplier Code of Conduct. The Code of Conduct, which has been in place since the Corporation was formed in 1995 (available on the Corporation’s website at www.lockheedmartin.com/us/who-we-are/ethics/code.html), applies to all Lockheed Martin employees, Board members, consultants, contract laborers and other agents when they represent or act on behalf of the Corporation. It summarizes our policies and expectations for a number of topics, including our commitment to good citizenship, promoting a positive and safe work environment, providing transparency in our public disclosures, zero tolerance for corruption, avoiding conflicts of interest, honoring the confidentiality of sensitive information, preservation and use of company assets, compliance with all laws, preventing retaliation against reporting parties and operating with integrity in all that we do. To support implementation of this Code of Conduct, Board members, officers and employees participate annually in ethics awareness training. There were no waivers from any provisions of our Code of Conduct applicable to any Board member or executive officer in 2016.

In 2016, Lockheed Martin:

●	introduced a mobile application of our Gifts Decision Tree Tool so employees can check on-the-go whether they are able to give or accept a gift or business courtesy;
●

expanded the resources offered globally to suppliers through our Ethics Supplier Mentoring Program. Suppliers can now utilize a Self-Assessment Tool that includes non-U.S. standards for an effective ethics and anti-corruption program, watch short videos on the elements of an effective ethics program or participate in live webinars to discuss these topics with their peers; and

●	earned 11 awards for Ethics training and communications videos, including Ethics Awareness Training, Business Conduct Compliance Training and our Integrity Minute series.

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Ethics and Sustainability

Sustainability

Our sustainability mission is to foster innovation, integrity and security to protect the environment, strengthen communities and foster responsible growth. Our sustainability strategy guides a systematic approach to understand and manage environmental, social and governance risks that represent stakeholder priorities and drivers of long-term business success.

In 2016, Lockheed Martin:

●

published its fifth annual sustainability report, which discloses performance indicators on our environmental, social and governance commitments and responsibilities and adheres to the Global Reporting Initiative (GRI) G4 Core Guidelines. Our sustainability reports are available at www.lockheedmartin.com/sustainability; and

●

set new goals for our Sustainability Management Plan in the priority issue areas of business integrity, product impact, employee wellbeing, resource efficiency and information security. Reviewed mid- and full-year performance of these commitments with our executive leadership team. This process is intended to strengthen business opportunities and enterprise risk management mechanisms, drive energy and natural resource efficiency, and maximize our investments of financial, human and natural capital.

Notable sustainability recognition in 2016 includes:

●	named to the Dow Jones Sustainability World Index, which included Lockheed Martin for the third consecutive year;
●	selected as only U.S. aerospace and defense company to receive Gold Class distinction from RobecoSAM for excellence in sustainability performance;
●	earned an A rating from MSCI for environmental, social and governance management and performance;
●	named to the Climate A List by CDP for climate change mitigation including disclosure, awareness, management and leadership actions;
●	increased two spots to rank eighth among the 100 Best Corporate Citizens by Corporate Responsibility (CR) Magazine;
●

earned a U.S. Chamber of Commerce Foundation Citizens Award for Best Commitment to Education in recognition of the Corporation’s support for programs that provide students with opportunities to foster curiosity and sustained interest in science, technology, engineering and math (STEM) education; and

●

recognized by the Sustainable Purchasing Leadership Council with two Leadership Awards for Supplier Engagement for enabling broader marketplace transformation through collaboration, and two Outstanding Case Study Awards.

Supplier and Community Engagement

In 2016, Lockheed Martin partnered with suppliers, the community and non-governmental organizations (NGOs) to strengthen our communities and foster responsible growth. Notable actions in 2016 include:

●

achieved approximately $4.3 billion in total spending with more than 9,900 small businesses, including businesses owned by women, veterans and service-disabled veterans, small, disadvantaged businesses and businesses located in historically under-utilized business zones. Small businesses represent approximately 24.5 percent of our active direct supplier base;

●	endorsed 630 Small Business Innovation Research Program (SBIR) and Small Business Technology Transfer Programs proposals and supported five SBIR phase III transitions;
●	hired approximately 2,997 military veterans, representing approximately 33 percent of all U.S. external hires. Military veterans represent 23 percent of our U.S. workforce;
●

contributed $24.6 million to nearly 800 organizations, with a strategic focus on advancing STEM education and supporting military and veteran causes. Recorded employee donations totaling nearly $12 million to worthy causes; and

●

contributed to the Electronic Industry Citizenship Coalition (EICC) Initial Audit Fund, which funded audits of three smelters who had not yet been validated as conflict-free by the Conflict Free Smelter Initiative (CFSI).

2017 Proxy Statement	19

COMMITTEES OF THE BOARD OF DIRECTORS

The Board has seven standing committees. The following table lists our Board committees, the chairs of each committee, the directors who served on them following the 2016 annual meeting and the number of committee meetings held in 2016. Charters for each committee are available on the Corporation’s website at www.lockheedmartin.com/corporate-governance.

2016 Membership on Standing Board Committees

Director	Age	Audit	Classified Business and Security	Ethics and Sustainability	Executive	Management Development and Compensation	Nominating and Corporate Governance	Strategic Affairs
Daniel F. Akerson	68	⬛	⬛		⬛
Nolan D. Archibald Independent Lead Director	73				⬛	⬛		⬛
Rosalind G. Brewer	54			⬛		⬛	⬛
David B. Burritt	61	⬛				⬛		⬛
Bruce A. Carlson	67		⬛	⬛			⬛
James O. Ellis, Jr.	69	⬛	⬛		⬛
Thomas J. Falk	58				⬛	⬛	⬛
Ilene S. Gordon	63	⬛		⬛			⬛
Marillyn A. Hewson	63
James M. Loy	74		⬛		⬛			⬛
Joseph W. Ralston	73			⬛	⬛			⬛
Anne Stevens	68			⬛			⬛	⬛
Meetings held in 2016		6	4	3	0	3	4	2

= Chair

Audit Committee

The Audit Committee is responsible for assisting the Board in fulfilling its oversight responsibilities relating to the financial condition of the Corporation, the integrity of the Corporation’s financial statements and the Corporation’s compliance with legal and regulatory requirements. In addition, the Audit Committee has oversight of the Corporation’s internal audit organization, including enterprise risk management processes. It is directly responsible for the appointment, compensation, retention, oversight and termination of the Corporation’s independent auditors. The Audit Committee also is responsible for reviewing the allocation of resources, the Corporation’s financial condition and capital structure and policies regarding derivatives and capital expenditures. The Audit Committee meets privately with the Senior Vice President, Internal Audit and Ethics and Sustainability, and the Corporation’s independent auditors, Ernst & Young LLP. The functions of the Audit Committee are further described under the heading “Audit Committee Report” on page 31.

All the members of the Audit Committee are independent within the meaning of the NYSE listing standards, applicable SEC regulations and our Governance Guidelines.

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Committees of the Board of Directors

The Board has determined that Mr. Falk, Chairman of the Audit Committee, Mr. Akerson, Mr. Burritt and Ms. Gordon are qualified audit committee financial experts within the meaning of applicable SEC regulations. All members of the Audit Committee have accounting and related financial management expertise sufficient to be considered financially literate within the meaning of the NYSE listing standards.

Classified Business and Security Committee

The Classified Business and Security Committee (the CBS Committee) assists the Board in fulfilling its oversight responsibilities relating to the Corporation’s classified business activities and the security of personnel, facilities and data (including classified cybersecurity matters, as applicable). The CBS Committee consists of three or more directors who meet the independence requirements of the NYSE listing standards and who possess the appropriate security clearance credentials, at least one of whom must be a member of the Audit Committee, and none of whom are officers or employees of the Corporation and are free from any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment as a member of the CBS Committee. All members of the CBS Committee hold high-level security clearances.

Ethics and Sustainability Committee

The purpose of the Ethics and Sustainability Committee is to assist the Board in fulfilling its oversight responsibilities relating to the Corporation’s ethical conduct, sustainability, environmental stewardship and employee safety and health. The Ethics and Sustainability Committee monitors compliance and recommends changes to our Code of Conduct. It reviews our policies, procedures and compliance with respect to sustainability, including corporate responsibility, human rights, environmental stewardship, employee safety and health, ethical business practices, community outreach, philanthropy, diversity, inclusion and equal opportunity. It oversees matters pertaining to community and public relations, including government relations, political contributions and expenditures and charitable contributions. The Ethics and Sustainability Committee meets privately with the Senior Vice President, Internal Audit and Ethics and Sustainability, and the Senior Vice President, General Counsel and Corporate Secretary.

Executive Committee

The Executive Committee serves primarily as a means for taking action requiring Board approval between regularly scheduled meetings of the Board. The Executive Committee is authorized to act for the full Board on all matters other than those specifically reserved by Maryland law to the full Board. The Chairman of the Board chairs the Executive Committee.

Management Development and Compensation Committee

The Compensation Committee reviews and approves the corporate goals and objectives relevant to the compensation of the CEO, evaluates the performance of the CEO and, either as a committee or together with the other independent members of the Board, determines and approves the compensation philosophy and levels for the CEO and other executive officers.

Additional information regarding the role of the Compensation Committee and our compensation practices and procedures is provided under the captions “Compensation Committee Report” on page 33, “Compensation Discussion and Analysis (CD&A)” beginning on page 33 and “Other Corporate Governance Considerations in Compensation” on page 48.

All members of the Compensation Committee are independent within the meaning of the NYSE listing standards, applicable SEC regulations and our Governance Guidelines.

Nominating and Corporate Governance Committee

The Governance Committee is responsible for developing and implementing policies and practices relating to corporate governance, including our Governance Guidelines. The Governance Committee assists the Board by selecting candidates to be nominated to the Board, making recommendations concerning the composition of Board committees and overseeing the evaluation of the Board and its committees.

2017 Proxy Statement	21

Committees of the Board of Directors

The Governance Committee reviews and recommends to the Board the compensation of directors. Our executive officers generally do not play a role in determining director pay other than to gather publicly available information.

All members of the Governance Committee are independent within the meaning of the NYSE listing standards, applicable SEC regulations and our Governance Guidelines.

Strategic Affairs Committee

The Strategic Affairs Committee reviews management’s long-term strategy for the Corporation and reviews risks and opportunities to the strategy as identified by the Corporation’s Enterprise Risk Management processes. The Strategic Affairs Committee reviews and recommends to the Board certain significant strategic decisions regarding exit from and entry into lines of business, material acquisitions, joint ventures, investments or dispositions of businesses and assets and the financing of related transactions.

2016 Transaction Committee

Board committees are formed, filled and terminated as needed as part of the organizational and governance work of the Board. In January 2016 the Board of Directors established an ad hoc committee (the Transaction Committee) in connection with the divestiture of the Corporation’s IS&GS business to Leidos Holdings, Inc. through a tax-efficient Reverse Morris Trust transaction. The Transaction Committee was comprised of independent directors–Daniel F. Akerson, Nolan D. Archibald (Committee Chairman), James O. Ellis, Jr. and Thomas J. Falk. The Transaction Committee met 10 times until the completion of the transaction in August 2016. The Committee members received no additional compensation for service on this Committee. The Committee provided advice to and consulted with management throughout the course of the IS&GS transaction and made recommendations to the full Board regarding the transaction. The full Board was briefed regularly on the progress of the transaction. The Transaction Committee has completed its responsibilities and is no longer in existence.

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PROPOSAL 1: ELECTION OF DIRECTORS

There are 12 director-nominees for election to the Board at the Annual Meeting. Each director-nominee currently serves as a director and was recommended for nomination by the Governance Committee. The Governance Committee has determined that all the director-nominees, except for Marillyn A. Hewson, Chairman, President and CEO, are independent under the listing standards of the NYSE and our Governance Guidelines. The Board ratified the slate of director-nominees and recommends that our stockholders vote for the election of all the individuals nominated by the Board.

The Board currently has fixed the number of directors at 12. The Governance Committee and the Board will continue to review and assess additional candidates for the Board from time to time.

Any candidates identified after the 2017 Annual Meeting will be considered by the Board as candidates to serve until the 2018 Annual Meeting. The director-nominees are expected to attend the 2017 Annual Meeting.

All director-nominees who are elected will serve a one-year term that will end at the 2018 Annual Meeting. If any of the director-nominees are unable or unwilling to stand for election at the 2017 Annual Meeting (an event which is not anticipated), the Board may reduce its size or designate a substitute. If a substitute is designated, proxy holders may vote for the substitute nominee or refrain from voting for any other director-nominee at their discretion. Directors’ ages are reported as of the date of 2017 Annual Meeting.

Board Attendance

In 2016, the Board met a total of 11 times. All directors attended more than 75 percent of the total Board and committee meetings to which they were assigned. All incumbent directors attended the 2016 Annual Meeting, except for (i) Mr. Loy and (ii) Ms. Gordon, who joined the Board in June 2016.

Board Composition, Qualifications and Diversity

We have no agreements obligating the Corporation to nominate a particular candidate as a director, and none of our directors represents a special interest or a particular stockholder or group of stockholders.

We believe that our business accomplishments are a result of the efforts of our employees around the world, and that a diverse employee population will result in a better understanding of our customers’ needs. Our success with a diverse workforce also informs our views about the value of a board of directors that has persons of diverse skills, experiences and backgrounds. To this end, the Board seeks to identify candidates with areas of knowledge or experience that will expand or complement the Board’s existing expertise in overseeing a technologically advanced global security and aerospace company. Diversity in skills and backgrounds ensures that the widest range of options and viewpoints are expressed in the boardroom.

Consistent with the Governance Guidelines, the Board desires a diverse group of candidates who possess the background, skills, expertise and time to make a significant contribution to the Board, the Corporation and its stockholders. The Governance Committee makes recommendations to the Board concerning the composition of the Board and its committees, including size and qualifications for membership. The Governance Committee evaluates prospective nominees against the standards and qualifications set forth in the Corporation’s Governance Guidelines, as well as other relevant factors it deems appropriate.

Listed below are the skills and experience that we have considered important for our directors to have in light of our current business and structure. The directors’ biographies that follow note each director’s relevant experience, skills and qualifications relative to this list.

●

Financial Expertise. Knowledge of accounting and financial reporting, financial markets, financing and funding operations and processes is important because it assists our directors in understanding, advising and overseeing the Corporation’s capital structure, financing and investment activities, financial reporting and internal control of such activities.

●

Public Company Board Experience. Directors who have served or serve on other public company boards can offer advice and insights with regard to the dynamics and operation of a board of directors, the relationship between a board and the CEO and other management personnel, the importance of particular agenda items and oversight of a changing mix of strategic, operational and compliance matters.

●

Government or Military Expertise. Directors who have served in government or in senior military positions provide experience and insight into working constructively with our core customers and governments around the world and addressing significant public policy issues, particularly in areas related to the Corporation’s business and operations. Directors with military, homeland security or intelligence experience and security clearance credentials have unique skills to serve on our CBS Committee.

2017 Proxy Statement	23

Proposal 1: Election of Directors

●

Global Expertise. Because we are a global organization with increasing revenue coming from sales outside the United States, directors with global expertise can provide useful business and cultural perspectives regarding many significant aspects of our business.

●

Senior Leadership Experience. Directors who have served as CEOs and in other senior leadership positions bring experience and perspective in analyzing, shaping, and overseeing the execution of important operational and policy issues at a senior level. These directors’ insights and guidance, and their ability to assess and respond to situations encountered in serving on our Board, may be enhanced if their leadership experience was developed at businesses or organizations that operated on a global scale or involved technology or other rapidly evolving business models.

●	Interpersonal Skills and Diversity. Directors with different backgrounds and skills help build diversity on the Board and maximize group dynamics in terms of function, experience, thought, gender, race and age.

The Board unanimously recommends that you vote FOR each of the following Director-Nominees (Proposal 1).

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Proposal 1: Election of Directors

Director-Nominees

Marillyn A. Hewson Chairman, President & CEO		Nolan D. Archibald Independent Lead Director		Daniel F. Akerson Independent Director
Age 63	Director since 2012	Age 73	Director since 2002	Age 68	Director since 2014
Committees ●Executive Other Public Boards E. I. du Pont de Nemours and Company (DuPont)		Committees ●Executive ●Management Development and Compensation ●Nominating and Corporate Governance ●Strategic Affairs Other Public Boards Brunswick Corporation Huntsman Corporation		Committees ●Audit ●Classified Business and Security ●Executive ●Management Development and Compensation Other Public Boards None
Skills and Qualifications
●Broad insight and knowledge into the complexities of global business management, strategic planning, finance, supply chain and leveraged services based on more than two decades of experience in executive and operational roles with the Corporation and in our industry
●Expertise in government relations, government contracting, manufacturing, marketing and human resources
●Corporate governance and audit expertise derived from service on boards of other multinational corporations and nonprofit organizations

Skills and Qualifications
●Experience with the demands and challenges of the global marketplace with a focus on innovation from his prior executive positions with Stanley Black & Decker, Inc., a company that sold products in more than 100 countries
●Experience in talent management, business management, strategic planning and international business operations
●Corporate governance expertise from service as director of large public companies
Skills and Qualifications
●Core leadership skills and experience with the demands and challenges of the global marketplace
●Extensive operating, marketing and senior management experience in a succession of major companies in challenging, highly competitive industries
●Financial, investment and mergers and acquisitions expertise
●Skilled in enterprise risk management
●The Board has determined that Mr. Akerson meets the SEC’s criteria of an “audit committee financial expert”

Biography
Chairman, President and Chief Executive Officer of Lockheed Martin since January 2014. Having served 34 years at Lockheed Martin in roles of increasing responsibility, Ms. Hewson held the positions of Chief Executive Officer and President from January 2013 to December 2013; President and Chief Operating Officer from November 2012 to December 2012; Executive Vice President – Electronic Systems from January 2010 to November 2012; President, Systems Integration – Owego from September 2008 to December 2009; and Executive Vice President – Global Sustainment for Aeronautics from February 2007 to August 2008. Ms. Hewson currently serves on the University of Alabama’s Culverhouse College of Commerce and Business Administration Board of Visitors; the Board of Governors of the USO; the Board of Governors of the Aerospace Industries Association; the Board of Directors of the Congressional Medal of Honor Foundation; the Board of the National Geographic Education Foundation; the Board of Directors of Catalyst, Inc.; the International Advisory Board of the Atlantic Council and as a Vice Chair of the Business Roundtable.

Biography
Executive Chairman of the Board of Stanley Black & Decker, Inc. from March 2010 until his retirement in April 2013. Previously, Mr. Archibald was Chairman of the Board and Chief Executive Officer of The Black & Decker Corporation from 1986 to March 2010; President of The Black & Decker Corporation from 1985 to 2010; and Chief Operating Officer of The Black & Decker Corporation from 1985 to 1986.

Biography
Vice Chairman of The Carlyle Group from March 2014 to December 2015. Mr. Akerson was Chairman of the Board of Directors and Chief Executive Officer of General Motors Company from January 2011 until his retirement in January 2014. He was elected to the Board of Directors of General Motors Company in 2009 and was Chief Executive Officer from September 2010 to December 2010. Prior to joining General Motors Company, he was a Managing Director of The Carlyle Group, serving as the Head of Global Buyout from July 2009 to August 2010 and as Co-Head of U.S. Buyout from June 2003 to June 2009. Mr. Akerson formerly served as a director of American Express Company from April 1995 to April 2012 and currently serves as Chairman of the United States Naval Academy Foundation and Chairman of KrolLDiscovery, LLC, an information services company.

2017 Proxy Statement	25

Proposal 1: Election of Directors

Rosalind G. Brewer Independent Director		David B. Burritt Independent Director		Bruce A. Carlson Independent Director

Age 54	Director since 2011	Age 61	Director since 2008	Age 67	Director since 2015
Committees ●Ethics and Sustainability ●Management Development and Compensation ●Nominating and Corporate Governance Other Public Boards None		Committees ●Audit ●Management Development and Compensation ●Strategic Affairs Other Public Boards None		Committees ●Classified Business and Security ●Ethics and Sustainability ●Nominating and Corporate Governance Other Public Boards None
Skills and Qualifications
●Experience in large-scale operations based on her positions as President and Chief Executive Officer of Sam’s Club, Executive Vice President for Wal-Mart Stores, Inc. (Walmart), and more than two decades of experience as an executive with Kimberly-Clark Corporation
●Experience in product development, product management, manufacturing, supply chain logistics and leading change management initiatives
●Leadership and executive expertise in international consumer business operations
●Corporate strategy and organization transformation

Skills and Qualifications
●Expertise in public company accounting, risk management, disclosure, financial system management, manufacturing and commercial operations and business transformation from roles as CFO at United States Steel Corporation and CFO and Controller at Caterpillar Inc.
●Over 35 years’ experience with the demands and challenges of the global marketplace from his positions at United States Steel Corporation and Caterpillar Inc., a company that manufactures equipment in 20 countries and sold products in more than 180 countries
●The Board has determined that Mr. Burritt meets the SEC’s criteria of an “audit committee financial expert”
Skills and Qualifications
●Industry-specific expertise and knowledge of our core customer, including aircraft and satellite development and acquisition experience from his service in senior leadership positions with the military
●Experience with the demands and challenges associated with managing large organizations from his service as a Commander and Joint Staff Director of the Joint Chiefs
●Skilled in executive management, logistics and military procurement

Biography
President and Chief Executive Officer of Sam’s Club, a division of Walmart, from February 2012 until her retirement in January 2017. Previously, Mrs. Brewer was Executive Vice President and President of Walmart’s East Business Unit from February 2011 to January 2012; Executive Vice President and President of Walmart South from February 2010 to February 2011; Senior Vice President and Division President of Southeast Operating Division from March 2007 to January 2010; and Regional General Manager, Georgia Operations, from 2006 to February 2007. Previously, Mrs. Brewer was President of Global Nonwovens Division for Kimberly-Clark Corporation from 2004 to 2006 and held various management positions of increasing responsibility at Kimberly-Clark Corporation from 1984 to 2006. Mrs. Brewer currently serves on the Board of Trustees of Spelman College.

Biography
President and Chief Operating Officer of United States Steel Corporation since March 2017. Previously, Mr. Burritt was Executive Vice President and Chief Financial Officer of United States Steel Corporation from September 2013 to February 2017; Vice President and Chief Financial Officer of Caterpillar Inc. from December 2004 to June 2010; Corporate Controller and Chief Accounting Officer of Caterpillar Inc. from 2002 to 2004; held various positions of increasing responsibility at Caterpillar Inc. in finance, tax, accounting and international operations from 1978 to 2002. Mr. Burritt formerly served as a director of Aperam from December 2010 to May 2013 and Global Brass & Copper Holdings, Inc. from 2011 until June 2014.

Biography
Retired USAF General, Mr. Carlson has been chairman of the Utah State University’s Space Dynamics Laboratory since June 2013. Previously, Mr. Carlson served as the 17th Director of the National Reconnaissance Office from July 2009 until July 2012. He retired from the U.S. Air Force in January 2009 after more than 37 years of service. During his Air Force career, Mr. Carlson served as Commander, Air Force Materiel Command at Wright-Patterson AFB, Ohio from August 2005 to November 2008; Commander, Eighth Air Force at Barksdale AFB, Louisiana from May 2003 to August 2005; Director for Force Structure, Resources and Assessment (J-8) for the Joint Staff from January 2000 to May 2003; Director of Operational Requirements at U.S. Air Force Headquarters from August 1996 to January 2000; and Commander, 49th Fighter Wing (the Air Force’s first stealth fighter wing) at Holloman AFB, New Mexico from February 1995 to August 1996.

26     www.lockheedmartin.com/investor

Proposal 1: Election of Directors

James O. Ellis, Jr. Independent Director		Thomas J. Falk Independent Director		Ilene S. Gordon Independent Director

Age 69	Director since 2004	Age 58	Director since 2010	Age 63	Director since 2016
Committees ●Audit ●Classified Business and Security ●Executive ●Strategic Affairs Other Public Boards Dominion Resources, Inc. Level 3 Communications, Inc.		Committees ●Audit ●Executive ●Management Development and Compensation ●Nominating and Corporate Governance Other Public Boards Kimberly-Clark Corporation		Committees ●Audit ●Ethics and Sustainability ●Nominating and Corporate Governance Other Public Boards Ingredion Incorporated International Paper Company
Skills and Qualifications
●Industry-specific expertise and knowledge of our core customers from his service in senior leadership positions with the military
●Expertise in aeronautical and aerospace engineering, information technology and emerging energy issues
●Skilled in enterprise risk management
●Over 40 years’ experience in managing and leading large and complex technology-focused organizations, in large part as a result of serving for 35 years as an active duty member of the United States Navy

Skills and Qualifications
●Experience with the demands and challenges associated with managing global organizations from his experience as Chairman and Chief Executive Officer of Kimberly-Clark Corporation
●Knowledge of financial system management, public company accounting, disclosure requirements and financial markets
●Manufacturing, talent management, compensation, governance and public company board experience
●The Board has determined that Mr. Falk meets the SEC’s criteria of an “audit committee financial expert”
Skills and Qualifications
●Experience with the demands and challenges associated with managing global organizations from her experience as Chairman, President and Chief Executive Officer of Ingredion Incorporated
●Knowledge of financial system management, public company accounting, disclosure requirements and financial markets
●Marketing, talent management, compensation, governance and public company board experience
●The Board has determined that Ms. Gordon meets the SEC’s criteria of an “audit committee financial expert”

Biography
President and Chief Executive Officer of Institute of Nuclear Power Operations from May 2005 until his retirement in May 2012. Mr. Ellis retired from active duty in July 2004 after serving as Admiral and Commander, United States Strategic Command, Offutt Air Force Base, Nebraska from October 2002 to July 2004; Commander in Chief, United States Strategic Command from November 2001 to September 2002; Commander in Chief, United States Naval Forces, Europe and Commander in Chief, Allied Forces from October 1998 to September 2000; Deputy Chief of Naval Operations (Plans, Policy and Operations) from November 1996 to September 1998. He formerly served as a director of Inmarsat plc from June 2005 to March 2014. Mr. Ellis currently serves as the non-executive chairman of the board of directors of Level 3 Communications, Inc., and on the board of Draper Laboratory. In February 2013, Mr. Ellis was elected to the National Academy of Engineering. He also serves as an Annenberg Distinguished Fellow of the Hoover Institution at Stanford University.

Biography
Chairman of the Board and Chief Executive Officer of Kimberly-Clark Corporation since 2003; Chief Executive Officer from 2002 and President and Chief Operating Officer from 1999 to 2002; held various senior management positions since joining Kimberly-Clark Corporation in 1983. Mr. Falk currently serves as a director of the nonprofit organizations, Catalyst, Inc., the University of Wisconsin Foundation and The Consumer Goods Forum, and serves as a governor of the Boys & Girls Clubs of America.

Biography
Chairman of the Board, President and Chief Executive Officer of Ingredion Incorporated since May 2009. Previously, Ms. Gordon was President and Chief Executive Officer of Rio Tinto’s Alcan Packaging, a multinational business unit engaged in the production of flexible and specialty packaging, from 2007 to 2009 and held various senior management positions of increasing responsibility at its affiliate and predecessor companies from 1999 to 2007. Ms. Gordon also serves as vice chair of The Conference Board and a member of The MIT Corporation, the Massachusetts Institute of Technology’s board of trustees.

2017 Proxy Statement	27

Proposal 1: Election of Directors

James M. Loy Independent Director		Joseph W. Ralston Independent Director		Anne Stevens Independent Director

Age 74	Director since 2005	Age 73	Director since 2003	Age 68	Director since 2002
Committees ●Classified Business and Security ●Ethics and Sustainability ●Executive ●Strategic Affairs Other Public Boards None		Committees ●Classified Business and Security ●Ethics and Sustainability ●Executive ●Strategic Affairs Other Public Boards The Timken Company		Committees ●Ethics and Sustainability ●Nominating and Corporate Governance ●Strategic Affairs Other Public Boards Anglo American plc XL Group Ltd GKN plc
Skills and Qualifications
●Experience with the demands and challenges associated with managing large organizations from his service as Commandant, U.S. Coast Guard
●Industry-specific expertise and knowledge with our core customers, including requirements for acquisition of products and services from prior senior management positions with the Department of Homeland Security, the Transportation Security Administration and the Coast Guard
●Leadership skills in organization transformation and redesigning large scale operations from his 45-year career in public service
●Expertise in leadership development and organizational preparedness

Skills and Qualifications
●Industry-specific expertise and insight into our core customers, including requirements for acquisition of products and services, from prior senior leadership positions with the military
●Experience with large organization management and assessing human resources, equipment, cybersecurity, and financial requirements, as well as reputational risks during his service as a senior military officer, including Vice Chairman of the Joint Chiefs of Staff
●Skilled in executive management, global logistics and military procurement due to his distinguished career managing 65,000 troops from 23 countries as Supreme Allied Commander
Skills and Qualifications
●Experience with the demands and challenges associated with managing global organizations from prior executive positions at Ford Motor Company
●Public company management, talent management and governance experience from prior positions as Chairman, President, and CEO of Carpenter Technology Corporation and Executive Vice President, Ford Motor Company
●Engineering and manufacturing expertise derived from educational training and experience managing production lines at Ford Motor Company
●Experience overseeing diverse industries— automotive, information technology, mining and insurance

Biography
Senior Counselor of The Cohen Group since 2005. Deputy Secretary of Homeland Security from 2003 to 2005; Administrator, Transportation Security Administration from 2002 to 2003; Commandant, U.S. Coast Guard from 1998 to 2002; Coast Guard Chief of Staff from 1996 to 1998; Commander of the Coast Guard’s Atlantic Area from 1994 to 1996. Mr. Loy formerly served on the Board of Trustees of RAND Corporation, a nonprofit organization, from 2012 until November 2014, and currently serves as a director of Rivada Networks, LLC and the advisory board of FCi Federal.

Biography
Vice Chairman of The Cohen Group since March 2003. Retired from active duty in March 2003. Commander, U.S. European Command and Supreme Allied Commander Europe, NATO, Mons, Belgium from May 2000 to January 2003; and Vice Chairman, Joint Chiefs of Staff, Washington, D.C. from March 1996 to April 2000. Mr. Ralston formerly served as a director of URS Corporation from 2003 to October 2014.

Biography
Chairman and Principal of SA IT Services from June 2011 until her retirement in December 2014. Previously, Ms. Stevens was Chairman, President and Chief Executive Officer of Carpenter Technology Corporation from November 2006 to October 2009; Executive Vice President, Ford Motor Company and Chief Operating Officer, The Americas, from November 2005 to October 2006; Group Vice President, Canada, Mexico and South America, Ford Motor Company from October 2003 to October 2005; Vice President, North America Vehicle Operations of Ford Motor Company from August 2001 to October 2003; and Vice President, North America Assembly Operations of Ford Motor Company from April 2001 to August 2001. Ms. Stevens is a member of the National Academy of Engineering.

28     www.lockheedmartin.com/investor

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has appointed Ernst & Young LLP (Ernst & Young), an independent registered public accounting firm, as the independent auditors to perform an integrated audit of the Corporation’s consolidated financial statements and internal control over financial reporting for the year ending December 31, 2017. Ernst & Young served as our independent auditors in 2016 and 2015. The services provided to the Corporation by Ernst & Young for the last two fiscal years are described under the caption “Fees Paid to Independent Auditors” below.

The Audit Committee is directly responsible for the appointment, compensation, retention, oversight and termination of the Corporation’s independent auditors in accordance with the NYSE listing standards. The Audit Committee also is responsible for the audit fee negotiations associated with the retention of Ernst & Young. The Audit Committee and its chairman are involved in the selection of Ernst & Young’s lead engagement partner. The Audit Committee meets with Ernst & Young without management present at every meeting of the Audit Committee in which financial statements are reviewed and has met with Ernst & Young’s Chief Executive Officer.

Ernst & Young has served as the Corporation’s independent registered public accounting firm since the Corporation was founded in 1995. The Audit Committee has discussed the advantages and disadvantages of external audit firm rotation and concluded that the continued retention of Ernst & Young to serve as the Corporation’s independent external auditors is in the best interest of our stockholders. In making that determination, the Audit Committee concluded that there was a correlation between Ernst & Young’s long tenure, institutional knowledge and expertise with respect to the Corporation’s business and government contracting practices, quality, and cost effective services. The Audit Committee considered that rotation to a new outside auditor would likely require a transition period for the new auditor to familiarize itself with the business and government contracting practices which would require increased attention by management as well as increased fees. The Audit Committee also considered the demands on management related to the Corporation’s recent strategic transactions and the value of Ernst & Young’s familiarity with the Corporation in a period of transition. The Audit Committee also considered Ernst & Young’s internal controls and independence practices as well as the periodic mandated rotation of the audit firm’s lead engagement partner.

The Audit Committee reviews the engagement of Ernst & Young annually following completion of Ernst & Young’s audit of the prior year’s financial statements. The Audit Committee also conducts a mid-year assessment of the quality of Ernst & Young’s work. As part of its annual and mid-year assessment of Ernst & Young, the Audit Committee has considered:

●	the materials on independence provided by Ernst & Young;
●	work quality;
●	management’s level of satisfaction with its services;
●	the adequacy of Ernst & Young’s staffing;
●	the breadth of knowledge, support and expertise of its national office and access to that expertise;
●	the length of time Ernst & Young has been engaged;
●	external data regarding Ernst & Young’s audit quality and performance, including recent Public Company Accounting Oversight Board (PCAOB) reports on Ernst & Young and its peer firms;
●	familiarity with the Corporation’s account;
●	level of expertise in accounting issues relating to government contracts; and
●	Ernst & Young’s performance in providing independent analysis of management positions.

Stockholder approval of the appointment is not required. However, the Board believes that obtaining stockholder ratification of the appointment is a sound corporate governance practice. If the stockholders do not vote on an advisory basis in favor of Ernst & Young, the Audit Committee will reconsider whether to hire the firm and may retain Ernst & Young or hire another firm without resubmitting the matter for stockholders approval. The Audit Committee retains the discretion at any time to appoint a different independent auditor.

Representatives of Ernst & Young are expected to be present at the 2017 Annual Meeting, will be available to respond to appropriate questions and will have the opportunity to make a statement if they desire.

The Board unanimously recommends that you vote FOR the ratification of the appointment of Ernst & Young as independent auditors for 2017 (Proposal 2).

2017 Proxy Statement	29

Proposal 2: Ratification of Appointment of Independent Auditors

Pre-Approval of Independent Auditors Services

The Audit Committee pre-approves all audit, audit-related, tax and other services performed by the independent auditors. The Audit Committee pre-approves specific categories of services up to pre-established fee thresholds. Unless the type of service had previously been pre-approved, the Audit Committee must approve that specific service before the independent auditors may perform such service. In addition, separate approval is required if the amount of fees for any pre-approved category of service exceeds the fee thresholds established by the Audit Committee. The Audit Committee also has delegated to the Committee Chairman or any member pre-approval authority with respect to permitted services, provided that the Committee Chairman or any member must report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Fees Paid to Independent Auditors

The following table sets forth the fees billed by Ernst & Young, the Corporation’s independent auditors, for audit, audit-related services, tax services and all other services rendered for 2016 and 2015. All fees were pre-approved in accordance with the Audit Committee’s pre-approval policy. The Audit Committee considered and concluded that the provision of these services by Ernst & Young was compatible with the maintenance of the auditor’s independence.The increase in fees from prior years is the result of audit and audit-related services provided in connection with:

●	the purchase accounting and internal controls review related to the acquisition of Sikorsky Aircraft Corporation;
●	the divestiture of the IS&GS business; and
●	preparation for the new revenue recognition accounting standard.

	2015 ($)	2016 ($)
Audit Fees (a)	19,900,000	26,200,000
Audit-Related Fees (b)	2,180,000	2,940,000
Tax Fees (c)	2,860,000	2,450,000
All Other Fees (d)	105,000	15,000

(a) Audit fees for 2016 and 2015 are for services related to the annual audit of the Corporation’s consolidated financial statements, including the audit of internal control over financial reporting, the interim reviews of the Corporation’s quarterly financial statements, statutory audits of the Corporation’s foreign subsidiaries, consultations on accounting matters, and registration statements and other documents filed by the Corporation with the SEC.

(b) Audit-related fees for 2016 and 2015 are related to carve-out audits of a business unit’s financial statements and audits of the Corporation’s employee benefit plans. Additionally, audit-related fees for 2015 include amounts for due diligence services in connection with acquisitions.

(c) Tax fees for 2016 and 2015 are for domestic and international tax compliance and advisory services. Additionally, tax fees for 2016 and 2015 include amounts for due diligence services in connection with a divestiture and an acquisition.

(d) All other fees for 2016 are primarily for subscriptions to Ernst & Young’s online research tools and training courses for professional qualifications. All other fees for 2015 are primarily for our Conflict Minerals Report and subscriptions to Ernst & Young’s online research tools.

30      www.lockheedmartin.com/investor

Audit Committee Report

The Audit Committee of the Board of Directors is responsible for overseeing the Corporation’s accounting, auditing and financial reporting process, financial risk assessment and management process and for monitoring compliance with certain regulatory and compliance matters, on behalf of the Board of Directors.

The Corporation’s management is responsible for preparing the quarterly and annual consolidated financial statements, the financial reporting process, and maintaining and evaluating disclosure controls and procedures and a system of internal control over financial reporting.

In addition to its oversight of the Corporation’s internal audit organization, the Audit Committee is directly responsible for the appointment, compensation, retention, oversight and termination of the Corporation’s independent auditors, Ernst & Young, an independent registered public accounting firm. The independent auditors are responsible for performing an independent audit of the Corporation’s annual consolidated financial statements and internal controls over financial reporting and expressing an opinion on the conformity of those consolidated financial statements with U.S. generally accepted accounting principles and on the effectiveness of the Corporation’s internal control over financial reporting.

In connection with the preparation of the Corporation’s financial statements as of and for the year ended December 31, 2016, the Audit Committee reviewed and discussed with management and Ernst & Young the Corporation’s audited consolidated financial statements, including discussions regarding critical accounting policies, financial accounting and reporting principles and practices, the quality of such principles and practices, the reasonableness of significant judgments and estimates, and the effectiveness of internal control over financial reporting. The Audit Committee also discussed with Ernst & Young, with and without management, the quality of the financial statements, clarity of the related disclosures, effectiveness of internal control over financial reporting and other items required under Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 1301, Communications with Audit Committees. Additionally, the Audit Committee received and reviewed the written disclosures and letter from Ernst & Young regarding its independence from the Corporation required by PCAOB Ethics and Independence Rule 3526, Communications with Audit Committees Concerning Independence. The Audit Committee has also discussed with Ernst & Young any matters affecting its independence from the Corporation.

Based on the Audit Committee’s reviews and discussions described in this report, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements as of and for the year ended December 31, 2016 be included in Lockheed Martin Corporation’s Annual Report on Form 10-K for 2016 for filing with the SEC. The Audit Committee also reappointed Ernst & Young to serve as the Corporation’s independent auditors for 2017, and requested that this appointment be submitted to the Corporation’s stockholders for ratification at the Annual Meeting. The Board of Directors approved the Audit Committee’s recommendations.

Thomas J. Falk, Chairman

Daniel F. Akerson	David B. Burritt
James O. Ellis, Jr.	Ilene S. Gordon

2017 Proxy Statement	31

PROPOSAL 3: ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NEOS (SAY-ON-PAY)

We ask our stockholders to vote annually to approve, on an advisory (non-binding) basis, the compensation of our named executive officers (NEOs) as described in detail in the Compensation Discussion and Analysis (CD&A) and the accompanying tables in the Executive Compensation section beginning on page 33. This vote is commonly known as “Say-on-Pay.”

Stockholders should review the entire Proxy Statement and, in particular, the CD&A for information on our executive compensation programs and other important items.

We believe that the information provided in this Proxy Statement demonstrates that our executive compensation programs are designed to link pay to performance. Accordingly, the Board recommends that stockholders approve the compensation of our NEOs by approving the following Say-on-Pay resolution:

RESOLVED, that the stockholders of Lockheed Martin Corporation approve, on an advisory basis, the compensation of the named executive officers identified in the “Summary Compensation Table,” as disclosed in the Lockheed Martin Corporation 2017 Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and the accompanying footnotes and narratives.

This vote is not intended to address any specific item of compensation, but rather our overall compensation policies and procedures related to the NEOs. Although the results of the Say-on-Pay vote do not bind the Corporation, the Board will, as it does each year, continue to review the results carefully and plans to continue to seek the views of our stockholders year-round.

The Board unanimously recommends that you vote FOR the advisory vote to approve the compensation of our named executive officers (Proposal 3).

PROPOSAL 4: ADVISORY VOTE ON THE FREQUENCY OF HOLDING VOTES ON SAY-ON-PAY

We also are asking our stockholders to provide an advisory (non-binding) vote on how frequently stockholders should have an opportunity to vote on Say-on-Pay. Under the Dodd-Frank Act, stockholders may vote to have the advisory vote on Say-on-Pay every one, two or three years. We are required to hold an advisory vote on the frequency of Say-on-Pay votes every six years. Our stockholders were provided with the opportunity to vote on the frequency of Say-on-Pay votes in 2011. The stockholders voted in favor of holding Say-on-Pay votes annually and the Board adopted this standard.

Although we believe we have an appropriately balanced executive compensation program, we recognize that the widely adopted standard is to hold Say-on-Pay votes annually. We also acknowledge current stockholder expectations and preferences regarding having the ability to express their views on the compensation of the company’s named executive officers on an annual basis. In light of investor expectations and prevailing market practice, we are asking stockholders to support the continuation of a frequency period of “ONE YEAR” (an annual vote) for future votes on Say-on-Pay.

Votes on the frequency for Say-on-Pay are advisory. Although your vote on this Say-on-Pay resolution does not bind the Corporation, the Board of Directors will review the results of the vote and investor feedback and will continue to review the advantages and disadvantages for each of the frequencies on Say-on-Pay votes regardless of the outcome of the vote.

The Board unanimously recommends that you vote FOR a frequency of “ONE YEAR” for future non-binding stockholder votes on the compensation of our named executive officers (Proposal 4).

32     www.lockheedmartin.com/investor

EXECUTIVE COMPENSATION

Compensation Committee Report

The Management Development and Compensation Committee makes recommendations to the Board of Directors concerning the compensation of the Corporation’s executives. We have reviewed and discussed with management the Compensation Discussion and Analysis that will be included in the Corporation’s Schedule 14A Proxy Statement, filed pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended. Based on that review and discussion, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Proxy Statement. The Board approved our recommendation.

Daniel F. Akerson, Chairman

Nolan D. Archibald	David B. Burritt
Rosalind G. Brewer	Thomas J. Falk

Compensation Discussion and Analysis (CD&A)

This CD&A discusses the compensation decisions for the NEOs listed in the Summary Compensation Table on page 50. The NEOs are:

NEO	Title in 2016	Years in Position At End of 2016 (rounded)	Years of Service At End of 2016 (rounded)
Marillyn A. Hewson	Chairman of the Board, President and Chief Executive Officer	4	34
Bruce L. Tanner	Executive Vice President and Chief Financial Officer	9	35
Dale P. Bennett	Executive Vice President, Rotary and Mission Systems	4	35
Orlando P. Carvalho	Executive Vice President, Aeronautics	4	37
Maryanne R. Lavan	Senior Vice President, General Counsel and Corporate Secretary	7	27

To assist stockholders in finding important information, this CD&A is organized as follows:

2016 Say-on-Pay Vote

At our 2016 Annual Meeting, more than 94% of the votes cast by our stockholders approved our Say-on-Pay proposal. We meet with our key investors throughout the year to understand the issues that matter most to them as it relates to executive compensation. We consider the input of our stockholders, along with emerging best practices, to ensure alignment with our executive pay programs. During 2016, we continued our engagement with representatives of our largest institutional investors. Most investors with whom we met reacted positively to our pay governance and executive compensation programs. We welcome feedback regarding our executive compensation programs and will continue to engage with our stockholders in 2017.

2017 Proxy Statement	33

Executive Compensation

Executive Summary

Our 2016 Performance

In 2016, Lockheed Martin achieved record levels of sales, cash flow from operations and earnings per share. We successfully performed on our contracts while executing two portfolio-shaping initiatives that position the Corporation for long-term growth. The integration of the Sikorsky Aircraft Corporation (Sikorsky) is largely completed with its realignment into our new Rotary and Mission Systems (RMS) Business Segment. We also completed the divestiture of our IS&GS Business Segment, in a tax-efficient Reverse Morris Trust transaction, which closed in the third quarter of 2016.

From a financial perspective, net sales for the year were $47.2 billion, compared to $40.5 billion in 2015, on a continuing operations basis (without IS&GS) – an increase of 17 percent. Net earnings in 2016 were $3.8 billion, or $12.38 per share, compared to $3.1 billion, or $9.93 per share, in 2015, on a continuing operations basis. Cash from Operations in 2016 was $5.2 billion, compared to $5.1 billion in 2015.

During 2016, we also accomplished numerous strategic and operational milestones in addition to the Sikorsky integration and IS&GS divestiture. The U.S. Air Force declared Initial Operational Capability (IOC) for the F-35A, a significant achievement for the program. We received a $1.45 billion contract for production and delivery of Patriot Advanced Capability-3 (PAC-3) and PAC-3 Missile Segment Enhancement (PAC-3 MSE) interceptors for the U.S. Army and international allies. We were selected by the Australian Government to be the Combat System Integrator on the Future Submarine Combat System program. We supported the successful launch of NASA’s OSIRIS-REx spacecraft built by Lockheed Martin. We also continued with the expansion of our international business during 2016, which represented 27% of our sales for the year.

We continued our efforts to return cash to stockholders through dividends and share repurchases. In 2016, we paid out $2 billion in dividends and increased our quarterly dividend by 10 percent starting with the fourth quarter dividend. This marked the 14th consecutive year that the dividend rate has been increased by a double-digit percentage.

Through these accomplishments, Lockheed Martin delivered strong one-year and three-year total stockholder returns (TSR). On a relative basis, Lockheed Martin’s three-year TSR significantly outperformed NASDAQ, the Dow Jones Industrial, S&P 500, S&P Industrials, and S&P Aerospace & Defense (S&P Aerospace) indices for the period ended December 31, 2016.

34     www.lockheedmartin.com/investor

Executive Compensation

Compensation Overview

Our executive compensation programs covering our NEOs are designed to attract and retain critical executive talent, to motivate behaviors that align with stockholders’ interests and to pay for performance. The majority of our NEOs’ pay is variable and contingent on performance, and two-thirds, on average, is in the form of long-term incentives (LTI).

To ensure pay is competitive with market practices, we conduct benchmarking analyses each year when establishing base salary, annual incentive target opportunities and LTI target opportunities. Each element of compensation is evaluated against the 50th percentile, which we refer to as “market rate,” of a comparator group of companies, as shown on page 37. For executives new to their role, we target pay below the market rate (50th percentile) and then increase pay closer to 100% of the market rate over a time period based on a variety of factors, including individual performance, experience, time in position and critical skills. Although target incentive opportunities are set by reference to the market rate, incentive plan terms provide for actual payouts to be based upon actual performance that can result in payouts above or below target. In light of the Corporation’s performance, the 2016 annual incentive paid out at 179% of target and the 2014-2016 LTIP paid out at 135.2% of target for all NEOs.

We also provide retirement programs and perquisites that are competitive in our industry and security that is appropriate for the business in which we operate.

2016 Chairman, President & CEO Compensation

Base Salary. For 2016, Ms. Hewson’s base salary was set at $1,645,000.

2016 Annual Incentive. Ms. Hewson’s target annual incentive amount for 2016 was $2,878,750 (175% of salary).

2016-2018 Long-Term Incentives. In 2016, Ms. Hewson was granted an LTI award of approximately $11.5 million, which was allocated 50% or $5.76 million in Performance Share Units (PSUs), 30% or $3.46 million in Restricted Stock Units (RSUs), and 20% or $2.3 million in the cash-based Long-Term Incentive Performance award (LTIP). RSUs will cliff-vest after three years, while the vesting of PSUs and LTIP will be based upon our results relative to the three-year performance goals that were established in the beginning of 2016.

Benefit and Retirement Plans. Ms. Hewson is eligible for benefit and retirement programs similar to other employees. None of our executives received additional years of service credits or other forms of formula enhancements under our benefit or retirement plans. Our pension formula is based on years of service and pension eligible compensation, which is a similar formula offered by other companies with defined benefit plans. As of January 1, 2016, compensation accruals froze and service accruals will be frozen on January 1, 2020.

2016 Target Pay Mix. We believe that, to the maximum extent possible, the compensation opportunities of our CEO should be variable and the variable elements of the compensation package should tie to the Corporation’s long-term success and the achievement of sustainable long-term total return to our stockholders. As shown in the chart below, a significant portion of our CEO’s target compensation is variable and in the form of LTI and more than half of total target pay is in the form of equity incentives.

CEO TARGET OPPORTUNITY MIX*

*Fixed vs. variable and cash vs. equity components are designated in the Core Compensation Elements table on page 39. We consider base salary and annual incentives as short-term pay and PSUs, LTIP, and RSUs as long-term pay. Cash represents base salary, annual incentive target and LTIP target. We do not include retirement or other compensation components in the chart.

2017 Proxy Statement	35

Executive Compensation

Summary of Compensation Approach

Guiding Pay Principles

●	Attract, motivate and retain executive talent
●	Use the market 50th percentile to target all compensation elements
●	Link executive pay to Enterprise performance
●	Provide an appropriate mix of short-term vs. long-term pay and fixed vs. variable pay
●	Align to stockholder interests and long-term company value

Our Decision-Making Process

The Compensation Committee seeks input from our CEO and other members of our management team as well as input and advice from the independent compensation consultant to ensure the Corporation’s compensation philosophy and all information relevant to individual compensation decisions are taken into account.

Independent Pay Governance

Independent Board Members	Independent Compensation Committee
Review and approve the compensation of the CEO and the NEOs. Reviews with management, at least annually, the succession plan for the CEO and other senior positions.	Reviews and approves incentive goals relevant to NEO compensation. Reviews and approves the compensation for each NEO. Recommends CEO compensation to the independent members of the Board.

Independent Compensation Consultant	Stockholders & Other Key Stakeholders
Provides advice on executive pay programs, pay levels and best practices. Provides design advice for annual and LTI vehicles and other compensation and benefit programs.	Provide feedback on various executive pay practices and governance during periodic meetings with management which then is reviewed by and discussed with our independent Board members.

The following summary sets forth the responsibilities of various parties in connection with the implementation of our compensation programs.

Role	Chairman, President & CEO	Management	Management Compensation Consultant [1]	Independent Compensation Consultant [2]	Compensation Committee [3]	Board of Directors
Peer Group / External Market Data and Best Practices for Compensation Design and Decisions	Reviews	Reviews	Develops	Develops/ Reviews	Reviews	—
Annual NEO Target Compensation	Recommends	—	—	Reviews	Approves	Ratifies
Annual CEO Target Compensation	—	—	—	Advises	Reviews	Approves
Annual and Long-Term Incentive Measures, Performance Targets and Performance Results	Reviews	Develops	—	Reviews	Approves	Ratifies
Long-Term Incentive Grants, Dilution, Burn Rate	Reviews & Approves	Develops	—	Reviews	Approves	Ratifies
Risk Assessment of Incentive Plans	Reviews	Reviews	—	Develops	Approves	—
Succession Plans	Reviews	Develops	—	—	—	Reviews
CD&A Disclosure	Reviews	Develops	—	Reviews	Approves	—

(1)	Aon Hewitt & Willis Towers Watson.
(2)	Meridian Compensation Partners, LLC (Meridian).
(3)	Daniel F. Akerson (Chairman), Nolan D. Archibald, Rosalind G. Brewer, David B. Burritt, Thomas J. Falk.

36     www.lockheedmartin.com/investor

Executive Compensation

How We Determine Market Rate Compensation

As a starting point, for each of the principal elements of executive compensation we define the “market rate” as the size-adjusted 50th percentile of our comparator group of companies. Size-adjusted market rates are calculated for us by Aon Hewitt using regression analysis. This statistical technique accounts for revenue size differences within the peer group and results in a market rate for all compensation elements consistent with our revenue relationship to our peers. We also may adjust the market rate to reflect differences in an executive’s job scope relative to the industry or the comparator group of companies, as appropriate.

Because market data can increase or decrease year-over-year, the Compensation Committee considers the current market data in combination with other internal factors when setting annual target pay levels. Our incentive plans are designed so that actual performance in excess of established performance targets results in payouts above target and actual performance below established performance targets results in payouts below target or no payout.

How We Select the Comparator Group for Market Rate and Performance Purposes

Companies Selected for Market Rate Determination

We regularly review our comparator group to maintain relevancy and to ensure the availability of data, while seeking to avoid significant annual changes in the group to ensure a level of consistency.

To establish the market rate for each of the principal elements of compensation, we select a group of publicly-traded companies (our comparator group) to identify market rates. Because the number of comparable companies with our revenue level is not extensive, we include companies in our comparator group based on a number of factors, including:

●	similarity in size (a high correlative factor in determining pay), generally between one-half and two times our annual revenue;
●

participation in the Aon Hewitt executive compensation survey (our primary source for data in making market comparisons); this enables us to obtain reliable data for market comparisons that otherwise may not be publicly available;

●

industrial companies and, to the extent possible, companies that compete in the aerospace and defense industry; this enables comparison with companies that face similar overall labor costs, economic factors and market fluctuations;

●

companies that are included in the executive talent pool we consider when recruiting outside talent. Competitive conditions and a limited number of comparably sized aerospace and defense companies require us to recruit outside the core aerospace and defense companies for a broad range of disciplines (e.g., finance, human resources, legal, supply chain management) to obtain individuals with a broad range of skills that are transferable across industries; and

●	companies with comparable executive officer positions or management structures, which enables more appropriate compensation comparisons.

We do not consider market capitalization in selecting our comparator group because market capitalization can change quickly as industries and companies go in and out of favor as investments and as companies restructure. Market capitalization may be more reflective of expectations about a particular company’s growth potential rather than its actual financial performance or the complexity of its operations.

The data presented to and considered by the Compensation Committee regarding the level of compensation at the Corporation’s comparator group of peer companies was developed from the proprietary results of the Aon Hewitt executive compensation survey, subject to review by Meridian. All of the 2016 comparator group companies participated in the Aon Hewitt survey.

For 2016, we used the following companies as our comparator group for purposes of establishing market rate compensation for each of the principal elements of our compensation programs. The comparator group did not change from 2015. Our 2016 revenue represented the 59th percentile of our comparator group.

Comparator Group Companies
3M Company	E. I. du Pont de Nemours and Company	Johnson Controls International plc
The Boeing Company*	FedEx Corporation	Northrop Grumman Corporation*
Caterpillar Inc.	General Dynamics Corporation*	Raytheon Company*
Cisco Systems, Inc.	Honeywell International Inc.*	United Parcel Service, Inc.
Deere & Company	Intel Corporation	United Technologies Corporation*
The Dow Chemical Company	International Paper Company

*	Aerospace & Defense Industry

2017 Proxy Statement	37

Executive Compensation

Consideration of Internal Pay Equity

Consistent with past practice, the Compensation Committee reviewed the pay relationship of the CEO to the other NEOs as part of its annual compensation review in 2016 and 2017. This material was presented to the Compensation Committee by Meridian in its capacity as the Committee’s independent compensation consultant.

Compensation and Risk

The Corporation’s executive and broad-based compensation programs are intended to promote decision-making that supports a pay for performance philosophy while mitigating risk by utilizing the following design features:

●	Mix of fixed and variable pay opportunities
●	Multiple performance measures, multiple time periods and capped payouts under incentive plans
●	Stock ownership requirements
●	Oversight by Board committees
●	Set incentive goals at the Enterprise or Business Segment level
●	Moderate severance program and post-employment restrictive covenants
●	Institutional focus on ethical behavior
●	Annual risk review
●	Compensation Committee oversight of equity burn rate and dilution
●	Clawback policy

At the Compensation Committee’s request, Meridian reviewed all executive and broad-based incentive compensation programs in 2016 and the Compensation Committee determined that risks arising from our incentive compensation programs are not reasonably likely to have a material adverse effect on the Corporation.

Our Compensation Programs Incorporate Best Practices

Best Practices in Our Programs
✓	Pay for performance
✓	Active stockholder engagement program
✓	Market-based approach for determining NEO target pay
✓	Performance-based LTI uses Relative TSR and value-driving financial metrics
✓	Caps on annual and long-term incentives
✓	Lower cap for PSUs and cash-based long-term incentive (LTIP) when TSR is negative
✓	Perquisites limited to those that are business-related
✓	Severance provisions at or below market
✓	Clawback policy on all variable pay
✓	Double-trigger provisions for change in control
✓	Consideration by Compensation Committee of stockholder dilution and burn rate in equity grant decisions
✓	Stock ownership requirements
✓	Annual comparator group review
✓	Policy prohibiting hedging or pledging of company stock by directors, officers and employees
✓	Plan design and administration used to minimize incentives for imprudent risk taking
✓	Independent consultant reports directly to the Compensation Committee
✓	Payouts deteriorate more rapidly between minimum and target as compared to target and maximum

Practices We Do Not Engage In or Allow
✗	No employment agreements (other than exit transitions)
✗	No option backdating, cash out of underwater options or repricing
✗	No excise tax assistance upon a change in control
✗	No individual change in control agreements
✗	No automatic acceleration of unvested incentive awards in the event of termination
✗	No enhanced retirement formula or inclusion of LTI in pensions
✗	No enhanced death benefits for executives

38     www.lockheedmartin.com/investor

Executive Compensation

2016 Named Executive Officers’ Compensation

2016 Target Compensation

Our NEOs’ target compensation for 2016 is shown below, which is closely aligned to the market rate. Because market data is volatile year-over-year due to changes in incumbent data within our peer group, the Compensation Committee considers current market data in combination with other factors, including previous pay levels, individual performance, experience and critical skills, when determining target pay for our NEOs.

		Annual Incentive			Total Target Direct Compensation ($)
NEO	Base Salary ($)	Target %	Target Amount ($)	2016 LTI Grant ($)
Ms. Hewson	1,645,000	175	2,878,750	11,535,211	16,058,961
Mr. Tanner	970,000	110	1,067,000	4,015,032	6,052,032
Mr. Bennett	830,000	95	788,500	3,320,116	4,938,616
Mr. Carvalho	830,000	95	788,500	3,320,116	4,938,616
Ms. Lavan	770,000	95	731,500	2,660,100	4,161,600

2016 Core Compensation Elements

Our compensation programs are designed to provide a mix of short- and long-term compensation, fixed and variable pay and cash and equity-based compensation, as well as to reflect our philosophy of providing pay for performance. Retirement programs or “all other compensation” are not included in our core compensation elements below (additional information about these programs can be found on page 46).

WHAT?	Cash	Cash	Equity	Cash	Equity

WHEN?	Annual	Annual	3-year Performance Cycle	3-year Performance Cycle	3-year Cliff Vesting

HOW? Measures, Weightings & Payouts	Market rate, as well as individual performance, experience, and critical skills

70% Financial
(20% Sales,
40% Segment Operating Profit,
40% Cash from Operations)
+
30% Strategic & Operational
(Key Metrics: Focus Programs,
Mission Success®, Program
Performance, Portfolio Shaping
Initiatives, Talent Management)

Payout: 0-200% of target

			Relative TSR* ROIC** Performance Cash**	(50%) (25%) (25%)	Value delivered through Long-Term Stock Price Performance
			●Award 0-200% of target # of shares ●Relative TSR measure capped at 100% if TSR is negative ●Up to 400% of stock price on date of grant times shares earned	●Payout: 0-200% of target ●Relative TSR measure capped at 100% if TSR is negative

WHY?	Provides competitive levels of fixed pay to attract and retain executives	Attracts and motivates executives by linking annual company performance to an annual cash incentive

Creates strong alignment with stockholder
interests by linking long-term pay to
key performance metrics and stock price.
Provides a balance of internal and market based
measures to assess long-term performance

Promotes retention of key talent and aligns executive and stockholder interests

*	Relative TSR performance is measured against our industry peers in the S&P Aerospace & Defense Index.
**	Refer to Appendix A for an explanation of non-GAAP terms as well as our disclosure regarding forward-looking statements concerning future performance or goals for future performance.

2017 Proxy Statement	39

Executive Compensation

Base Salary

Base salaries are reviewed annually and may be increased to reflect the executive’s individual performance and/or adjusted to align more appropriately with the market rate (50th percentile). In establishing the base salary for each NEO, we determined the market rate using comparator group company data and evaluated whether the market rate should be adjusted up or down based on differences in the scope of the NEO’s position as compared to the industry and the comparator group companies.

2016 Annual Incentive

As was disclosed in our 2016 Proxy Statement, a new annual incentive design was implemented in 2016. We sought investor input as part of our ongoing investor outreach program and confirmed support of the new design during 2015. In particular, our institutional stockholders viewed the simplified plan design, in tandem with the enhanced focus on financial criteria, positively. The new design is intended to:

●	enhance alignment with stockholder interests by focusing on performance at the Enterprise level;
●	utilize financial performance as the core element;
●	support a more collaborative team approach among senior leadership ranks, including our NEOs; and
●	simplify the design for plan participants.

Accordingly, the 2016 annual incentive plan for our CEO, other NEOs and all other officers elected by the Board, was based 70% on financial goals and 30% on strategic and operational goals measured at the Enterprise level, as illustrated in the graphic below. These same Enterprise goals and results are used in the annual incentive for all other executives in the company which also includes an individual component to support business goals and results. Although the annual incentive plan uses a formulaic approach, the Compensation Committee retains discretion, which includes choosing and approving goals, assessing strategic and operational results and modifying payouts for all officers elected by the Board, including the NEOs.

Target Award	x	100% Enterprise Component	=	Payout Amount

70% Financial	30% Strategic & Operational

0%	Payout Range	200%

Under the terms of our annual incentive plan, the CEO’s bonus cannot exceed 0.3% of Performance Cash (see Appendix A for non-GAAP definition) and the bonus for each of the other NEOs cannot exceed 0.2% of Performance Cash. Annual incentive payouts range from 0% to 200% of target.

2016 Annual Incentive Goals and Results

At its January 2016 meeting, the Compensation Committee approved Enterprise-wide objectives for 2016 reflecting financial and strategic and operational goals. These goals are used as the “Enterprise Component” for all executives in the Corporation and serve as the only goals for the CEO, other NEOs and all other officers elected by the Board.

Financial Assessment (70% Weight). The financial goals utilized under the annual incentive plan align with the guidance we disclosed publicly at the beginning of 2016. We believe this approach to setting the financial metrics for annual incentive purposes appropriately links compensation to our effectiveness in meeting our public commitments to our stockholders.

Our financial commitments are established at the completion of our annual long-range planning process and are consistent with our long-range plan commitments. The long-range planning process includes reviews of the assumptions used by the business segments in generating their financial projections, such as industry trends and competitive assessments, current and future projected program performance levels and the risks and opportunities surrounding these baseline assumptions. The long-range plan on which our financial goals are based is tied to the business environment in which we operate that can vary year-over-year.

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Executive Compensation

Our long-range plan values for Sales, Segment Operating Profit (see Appendix A for definition of non-GAAP terms) and Cash from Operations represent the target level (100% performance rating) for each of these metrics. We established maximum (200% performance rating) and threshold payout levels (50% performance rating) around these targets based on a review of historical performance against long-range plan commitments for each of the three annual incentive goal metrics. We used straight-line interpolation between target and both maximum and minimum historical performance levels. In all cases, payouts deteriorate more rapidly as we move from target level to the minimum payout level compared to the level of increase as we move from target level to maximum payout level. This asymmetry reflects the importance we place on meeting our financial goals. In 2016, Orders were removed from the financial metric given the timing issues surrounding Orders in our industry and because they are considered under strategic and operational goals, as manifested in key new business won or retained.

2016 Financial Measures*	Weight	2016 Goals ($)	Reported Results ($)	Calculated Payout	Weighted Payout
Sales	20%	47,700 – 49,200M	50,658M	200%	40%
Segment Operating Profit**	40%	4,775 – 4,925M	5,435M	200%	80%
Cash from Operations	40%	≥ 5,040M	5,189M	129%	52%
Financial Payout Factor					172%

*

The transaction pursuant to which we divested our IS&GS businesses closed on August 16, 2016. Accordingly, the 2016 performance goals were adjusted to exclude the IS&GS business segment after August 16, 2016.

**	See Appendix A for definition of non-GAAP terms.

Strategic & Operational Assessment (30% Weight). Our strategic and operational performance assessments are inherently different than financial performance assessments. For the 2016 performance year, a broad set of goals were established for our strategic and operational commitments at the beginning of the year. The strategic and operational performance goals are not specific because some are aspirational, cannot be forecasted reliably or are qualitative in nature. When determining the overall payout factor, the Compensation Committee considers both quantitative and qualitative results and applies discretion when evaluating performance in totality.

The strategic and operational performance goals and results are set forth below.

2016 Strategic & Operational Goals Summary	Assessment Summary Highlights
Focus Programs: Secure key Focus and Keep Sold Program wins	●	83% win rate on programs throughout the year
	●	Over $20 billion total program value wins
	●	Backlog at year-end > $96B
Mission Success®: Achieve Mission Success® milestones	●	Continued operational excellence with 98% Mission Success® in targeted events
Program Performance: Execute programs to achieve customer satisfaction and increase stockholder value	●	Robust domestic & international customer interaction
	●	Increased market capitalization by nearly $7 billion and returned over $4 billion in cash to stockholders through dividends and share repurchases

Portfolio Shaping / Enterprise Initiatives: Evaluate portfolio on an ongoing basis to maximize stockholder value creation, to include M&A activity, execution of the strategic review, and appropriate technology and other Enterprise investments

	●	Sikorsky integration largely completed
	●	Divested IS&GS business – closed in 3Q 2016
	●	Revamped company strategy on innovation and technology
	●	International sales grew to 27% of sales
Talent Management: Attract, develop and retain the workforce needed to deliver commitments to customers and stockholders	●	Achieved high retention rate of top performers
	●	Completed succession plans for all top leadership positions, including the CEO
	●	Infused talent into key leadership positions
Strategic & Operational Payout Factor	195%

The Compensation Committee reviewed these accomplishments and recommended this factor to recognize the Corporation’s exceptional performance in a highly competitive environment while undertaking major strategic initiatives, including divesting the IS&GS business and integration of Sikorsky.

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Executive Compensation

Summary of Annual Incentive Payout Calculations

No changes were made to annual incentive target percentages for any of the NEOs for 2016 other than for our EVP & CFO, whose target was increased to 110% of his base salary to better align with the 2015 and 2016 market rates (50th percentile). The final payout factor and payout amounts for each of our NEOs, as determined by the Board of Directors, are shown below:

Summary of 2016 Enterprise Performance & Overall Payout Factor
	Weight	2016 Factors	Weighted Payout
Financial	70%	172%	120%
Strategic & Operational	30%	195%	59%
Overall Payout Factor			179%

NEO	Base Salary ($)	Target % of Salary (%)	Target Award ($)	X	Overall Payout Factor	=	Payout ($)
Ms. Hewson	1,645,000	175	2,878,750				5,153,000
Mr. Tanner	970,000	110	1,067,000				1,909,900
Mr. Bennett	830,000	95	788,500		179%		1,411,400
Mr. Carvalho	830,000	95	788,500				1,411,400
Ms. Lavan	770,000	95	731,500				1,309,400

2016 Long-Term Incentive Compensation

The following summary shows the 2016 LTI compensation mix for the CEO, EVPs and Senior Vice Presidents (SVPs) and other principal terms of the awards.

In determining the appropriate level of equity grants for 2016, the Compensation Committee took into consideration the long-term incentive market rate (50th percentile) along with a variety of other factors, including the number of awards outstanding and shares remaining available for issuance under the Corporation’s equity incentive plans, the number of shares that would be issued under contemplated awards over the range of potential performance achievement, the total number of the Corporation’s outstanding shares, the resulting implications for stockholder dilution and the number of shares granted to our executives year over year.

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Executive Compensation

PSU Awards (50% of the LTI award)

PSU awards are calculated by multiplying the overall target LTI award value by the weighting assigned to the PSU element. The total PSU value is then multiplied by the weighting assigned to each PSU component (50% to Relative TSR, 25% to ROIC, 25% to Performance Cash). The number of PSUs granted is based on the grant date fair market value of each PSU element using the Monte Carlo simulation method for the Relative TSR component and the grant date fair market value discounted to reflect the deferral of dividends for ROIC and Performance Cash components.

Each NEO’s PSU target number of shares is determined at the beginning of the three-year performance period and the actual number of shares earned at the end of the period is calculated based on our performance measured against the three financial metrics.

The number of shares granted at the end of the cycle can range from 0% to 200% of the applicable target number of shares. If TSR is negative at the end of the performance cycle, the rating for the Relative TSR measure is capped at 100%. In addition, the maximum value that can be earned under a PSU award is 400% of the stock price on the date of grant times the shares earned. The award calculation is formulaic pursuant to the provisions defined in the award agreement and no adjustment can be made to the final number of shares granted, which is determined based on the performance outcomes relative to our pre-set metrics and goals. Participants also accrue dividend equivalents on the shares earned, which are paid in cash following vesting of the underlying shares.

LTIP Awards (20% of the LTI award)

LTIP awards are cash-based and are calculated by multiplying the overall target LTI award value by the weighting assigned to the LTIP element.

Each NEO’s LTIP target is determined at the beginning of the three-year performance period and the actual award earned at the end of the period is calculated based on the same performance measures as those used for the PSUs: Relative TSR, ROIC and Performance Cash. Payouts can range from 0% to 200% of the applicable target. The award calculation is formulaic pursuant to the provisions defined in the award agreement and no adjustment can be made to the final payout factor, which is determined based on the performance outcomes relative to our pre-set metrics and goals.

For the 2016-2018 LTIP grants, any amount payable to a single participant in excess of $10 million will be forfeited.

RSU Awards (30% of LTI award)

RSU awards are calculated by multiplying the overall target LTI award value by the weighting assigned to the RSU element. The number of RSUs granted is determined by the grant date fair market value discounted to reflect deferral of dividends.

All RSUs awarded to NEOs in 2016 were subject to forfeiture to the extent the grant date value of the RSUs exceeded 0.2% of 2016 Performance Cash in the case of the CEO and 0.1% of 2016 Performance Cash in the case of each of the other NEOs. These performance requirements were satisfied and no forfeitures occurred. Deferred dividend equivalents are accrued during the vesting period and paid in cash following the vesting of the underlying shares.

Selection of LTI Performance Measures

The LTI performance metrics approved by the Compensation Committee are measures that we believe most effectively support our long-term business and strategic goals and directly tie the long-term goals of our executive leadership team to the interests of our stockholders. The measurements used for the financial component of our 2016 annual incentive plan (Sales, Segment Operating Profit and Cash from Operations) also serve as the foundation for achieving our long-term goals such that we must consistently achieve or exceed the Corporation’s annual goals in order to achieve our LTI goals.

The selected LTI performance metrics consist of Relative TSR (50% weight), ROIC (25% weight) and Performance Cash (25% weight). We chose these three metrics because we believe they represent the best measures of value creation for the Corporation over a long-term period. We also applied equal weighting to the market-based measure of value creation, TSR, to what we believe are the best internal measures of value creation, Performance Cash and ROIC.

We selected Relative TSR to measure our performance against our industry peers in the S&P Aerospace Index. Because every industry faces different challenges and opportunities, we believe that comparing our TSR against peers facing a similar business environment is preferred to those outside our industry. While the S&P Aerospace Index is, in our judgment, the best index against which to compare our Relative TSR, we recognize that it does not perfectly correlate to the environment in which Lockheed Martin operates since some firms in the index are almost entirely in the commercial aerospace business, some are entirely government contractors and some have a mixture of the two businesses.

Because the Relative TSR index is not perfectly aligned with the businesses in which Lockheed Martin operates and because any number of macro-economic factors that could affect market performance are beyond the control of the Corporation, we use ROIC and Performance Cash as internal measures that can be directly affected by management’s decisions. ROIC measures how effectively we employ our capital over time, while our Performance Cash provides the means for investment or value creation. By including a cash measure in both our annual and long-term incentive plans, the plans also mitigate the risk of short-term cash strategies that do not create long-term value.

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Executive Compensation

In tandem, we believe that these metrics drive the behaviors of our management team in ways that are intended to create the most value for our stockholders.

Setting Goals for LTI (PSUs and LTIP)

Our long-range planning process is used to establish the target (100% level of payment) for the Performance Cash and ROIC metrics in the PSU and LTIP grants. In setting minimum and maximum levels of payment, we reviewed historical levels of performance against long-range plan commitments, and conducted sensitivity analyses on alternative outcomes focused on identifying likely minimum and maximum boundary performance levels. Levels between 100% and the minimum and maximum levels were derived using linear interpolation between the performance hurdles. As with our annual incentive performance goals, PSU and LTIP payouts deteriorate more rapidly as we move from target level to the minimum payout level than they increase as we move from target level to maximum payout level. This asymmetry reflects the importance we place on meeting our financial commitments.

The specific Performance Cash and ROIC target values for the 2016-2018 PSU and LTIP plans are not publicly disclosed at the time of grant due to the proprietary nature and competitive sensitivity of the information. However, the method used to calculate the awards will be based on actual performance compared to the Corporation’s 2016-2018 targets, which use straight-line interpolation between points. The individual award agreements require the adjustment of goals to ensure that the ultimate payouts are not impacted to the benefit or detriment of management by specified events, such as changes in accounting (GAAP) standards or impact of an acquisition or divestiture valued at more than $1 billion. The Compensation Committee does not have discretion to adjust the results of the PSU and LTIP awards beyond the adjustments specified in the award agreements.

2016-2018 Performance Goals

Relative TSR (50%)*		Performance Cash (25%)		ROIC (25%)
Relative TSR Percentile	Payout Factor	Performance Cash Metric	Payout Factor	ROIC Performance Metric	Payout Factor
75th – 100th	200%	Plan + ≥ $2.0B	200%	Plan + ≥ 160 bps	200%
60th	150%	Plan + $1.5B	175%	Plan + 120 bps	175%
50th	100% (Target)	Plan + $1.0B	150%	Plan + 80 bps	150%
40th	50%	Plan + $0.5B	125%	Plan + 40 bps	125%
35th	25%	Plan	100%	Plan	100%
< 35th	0%	Plan - $0.2B	75%	Plan - 10 bps	75%
* Relative TSR performance is measured against our industry peers in the S&P Aerospace Index.		Plan - $0.5B	50%	Plan - 20 bps	50%
		Plan - $0.7B	25%	Plan - 30 bps	25%
		Below Plan - $0.7B	0%	Below Plan - 30 bps	0%

2014-2016 LTIP and PSU Awards

The cash-based LTIP and share-based PSU payouts for the three-year performance period ended December 31, 2016, were calculated by comparing actual corporate performance for each metric for the period January 1, 2014 through December 31, 2016, against a table of payment levels from 0% to 200% (with the 100% payout level being considered target) established at the beginning of the performance period in January 2014. The award calculation is formulaic pursuant to the provisions provided in the award agreements. The Compensation Committee cannot make any adjustments to the final payout factor.

Measure*	Performance Target	Performance Result	Weighting	Payout Factor
Relative TSR	50th Percentile	78th Percentile	50%	200.0%
Performance Cash	$14.1B	$13.5B	25%	33.3%
ROIC	17.70%	17.82%	25%	107.5%

* See Appendix A for definition of non-GAAP terms.

44     www.lockheedmartin.com/investor

Executive Compensation

2014-2016 LTIP Payouts

Based on a weighted payout factor of 135.2%, the following table shows the payouts under the 2014-2016 LTIP.

	2014–2016 LTIP
NEO	Target ($)	Payout ($)
Ms. Hewson	2,224,000	3,006,848
Mr. Tanner	810,000	1,095,120
Mr. Bennett	490,300	662,886
Mr. Carvalho	601,300	812,958
Ms. Lavan	530,000	716,560

2014-2016 PSU Awards

The 2014-2016 target PSU award value was allocated to each performance measure based on the pre-defined weightings, namely 50% to Relative TSR, 25% to ROIC, and 25% to Performance Cash. The number of PSUs granted for each element is based on the grant date fair market value using Monte Carlo simulation method for the Relative TSR component and the grant date fair market value discounted to reflect the deferral of dividends for ROIC and Performance Cash components. PSU awards earned are calculated by multiplying the payout factor for each performance metric by the target number of units for each performance metric. The actual value realized by the NEOs at vesting also depends on our stock price, which may be higher or lower than the grant date fair market value.

	2014-2016 Target PSUs (#)			Total Shares Distributed/Earned
NEO	Relative TSR	Performance Cash	ROIC
Ms. Hewson	20,725	9,465	9,465	54,777
Mr. Tanner	7,549	3,448	3,447	19,953
Ms. Bennett	4,569	2,087	2,086	12,076
Mr. Carvalho	5,603	2,559	2,559	14,810
Ms. Lavan	4,939	2,256	2,256	13,056

2017 Proxy Statement	45

Executive Compensation

Benefit, Retirement and Perquisite Programs

In addition to base salary and annual and long-term incentive compensation, we offer a number of other compensatory arrangements to our executive officers. These indirect elements of executive compensation are not performance-based. The purpose for offering these benefits is to provide an overall total rewards package that ensures security of executives, are for business-related purposes, and are competitive with the other companies with which we compete for talent. Set forth below is a summary of the benefit, retirement and perquisite programs available to our NEOs.

Element	Description
Health, Welfare and Retirement Benefits

Our NEOs are eligible for savings, pension, medical and life insurance benefits under the plans available to salaried, non-union employees. We also make available supplemental pension and savings plans to employees (including the NEOs) to make up for benefits that otherwise would be unavailable due to Internal Revenue Service (IRS) limits on qualified plans. These plans are restorative and do not provide an enhanced benefit. We also offer a plan for the deferral of short-term and certain long-term cash incentive compensation, which allows our executives to defer all or a portion of their cash incentive compensation to termination of employment or beyond. All NEOs are eligible for four weeks of vacation annually.

In 2014, we announced that accruals for all employees (including the NEOs) under our defined benefit plan will be frozen in two steps, with compensation accruals frozen on January 1, 2016, and service accruals frozen on January 1, 2020. Thereafter, retirement benefits will be earned through defined contribution plans beginning in 2016 with an additional company contribution of 2% of salary to a defined contribution which will increase to 6% in 2020.

Perquisites and Security

We provide limited perquisites as a retention and recruiting tool to provide for the health, safety and business needs of our key executives. The perquisites provided to NEOs for 2016 are described in footnotes to the Summary Compensation Table on page 50. For security reasons, our Board has directed our CEO to use the corporate aircraft for personal travel. As an additional element of our security program, we provide home security to certain executives. We believe this approach is consistent with security generally provided to corporate executives in public companies in our industry.

Given the nature of our business, additional security may be provided for travel in high-risk areas or to address particular situations. The Board believes it is important to provide this protection due to the nature of our defense business and because it believes that an employee should not be placed at personal risk due to his or her association with the Corporation’s business. In the event of a threat to an executive officer, the Classified Business and Security Committee reviews and approves the security recommended by our Chief Security Officer. We believe that providing personal security in response to threats arising out of employment by the Corporation is business-related.

Tax Assistance

We do not have agreements or severance arrangements that provide tax gross-ups (tax assistance) for excise taxes imposed as a result of a change in control. In 2016, we provided tax assistance for taxable business association expenses, security expenses and travel expenses for a family member accompanying a NEO for a business reason. In addition, we paid an amount estimated to cover the income tax imposed on employees (including the NEOs) who traveled out of their home state for business and became subject to income tax in another state due to the business travel. These items are reported in the “All Other Compensation” column of our Summary Compensation Table on page 50 and are further identified in the chart included in the footnote to that table on page 53. The IRS requires that the executive pay income tax for these items even though the executive receives no cash in connection with the item. Tax assistance for these perquisites took the form of additional payments and was made for the purposes of ensuring that these perquisites and the associated tax assistance were economically neutral to the NEOs. We believe the items for which we provide tax assistance are business-related and the associated tax liability imposed on the executive would not have been incurred unless business reasons required the items to be provided.

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Executive Compensation

2017 Compensation Decisions

2017 Base Salary

The Compensation Committee approved the following 2017 salary increases based on the market rate, along with other factors such as the executive’s performance, experience and critical skills.

NEO	2016 Base Salary ($)	2017 Base Salary ($)	Increase
Ms. Hewson	1,645,000	1,695,000	3%
Mr. Tanner	970,000	1,000,000	3%
Mr. Bennett	830,000	855,000	3%
Mr. Carvalho	830,000	855,000	3%
Ms. Lavan	770,000	795,000	3%

2017 Annual Incentive Metrics and Goals

There were no changes to our annual incentive plan design for the 2017 performance year.

The Compensation Committee approved the key corporate commitments set forth below for purposes of assessing performance in 2017. Although the annual incentive plan uses a formulaic approach to determine payout, the Compensation Committee retains discretion to modify the payouts for the CEO, other NEOs and all other officers elected by the Board.

2017 Financial Goals (Weight 70%)

The financial commitments are consistent with our long-range plan commitments, and are the same ranges we provided as public guidance in January 2017 in our year-end earnings release. These commitments for 2017 are set forth below.

2017 Commitments	Weighting	2017 Goal ($)
Sales	20%	49,400 – 50,600M
Segment Operating Profit	40%	5,015 – 5,135M
Cash from Operations	40%	≥ 5,700M

For the purposes of assessing performance under our annual incentive program, results may be adjusted from reported amounts for the incremental benefits or impacts associated with non-recurring items, such as acquisitions or divestitures. Cash from Operations results have been adjusted in prior years for unplanned pension contributions so that the impact on incentive compensation is not a factor in the decision to make the additional pension contribution.

2017 Strategic and Operational Goals (Weight 30%)

The strategic and operational commitments for 2017 are set forth below:

●	Focus Programs: Secure Key Focus Program wins and achieve Keep Sold Program milestones
●	Mission Success®: Achieve Mission Success® milestones
●	Program Performance: Execute programs to achieve customer satisfaction and increase stockholder value
●	Portfolio Shaping / Enterprise Initiatives: Review portfolio on an ongoing basis; streamline operations and implement other enterprise-wide initiatives to create long-term value
●	Innovation: Execute technology strategy, ensuring robust innovation, collaboration and strategic partnering
●	Talent Management: Attract, develop and retain the workforce needed to deliver commitments to customers and stockholders

2017 Long-Term Incentive Award Opportunities

The Compensation Committee approved 2017 LTI award opportunities for all NEOs relative to their respective 2017 LTI market rate, the executive’s performance and time in position.

For 2017, the LTI award opportunity for the CEO and the other NEOs is allocated 50% toward PSUs, 20% toward LTIP and 30% toward RSUs, unchanged from the 2016 equity pay mix.

The measures and terms of the 2017-2019 RSUs, PSUs and LTIP awards are similar to the 2016-2018 awards (see pages 43 and 44). For the 2017-2019 LTIP grants, any amount payable to a single participant in excess of $10 million will be forfeited.

2017 Proxy Statement	47

Executive Compensation

Other Corporate Governance Considerations in Compensation

Our Use of Independent Compensation Consultants

The independent compensation consultant provides important information about market practices, the types and amounts of compensation offered to executives generally and the role of corporate governance considerations in making compensation decisions. The Compensation Committee’s charter authorizes it to retain outside advisors that it believes are appropriate to assist in evaluating executive compensation.

For 2016, the Compensation Committee continued to retain Meridian as an independent compensation consultant. In connection with its retention of Meridian, the Compensation Committee considered the following factors in assessing Meridian’s independence:

●	Meridian does not perform other services for the Corporation.
●	The compensation paid to Meridian is less than 1% of Meridian’s revenues.
●	Meridian has business ethics and insider trading and stock ownership policies, which are designed to avoid conflicts of interest.
●	Meridian employees supporting the engagement do not own Lockheed Martin securities.
●	Meridian employees supporting the engagement have no business or personal relationships with members of the Compensation Committee or with any Lockheed Martin executive officer.

At its February 2017 meeting, the Compensation Committee renewed the engagement of Meridian. At that time, Meridian confirmed the continuing validity of each of the factors described above.

The nature and scope of Meridian’s engagement was determined by the Compensation Committee and not limited in any way by management. A description of the services provided by Meridian can be found on page 36.

Policy Regarding Timing of Equity Grants

We have a corporate policy statement concerning the grant of equity awards. Under that policy:

●	The Compensation Committee is responsible for determining the grant date of all equity awards.
●

No equity award may be backdated. A future date may be used if, among other reasons, the Compensation Committee’s action occurs in proximity to the release of earnings or during a trading blackout period.

●

Proposed equity awards are presented to the Compensation Committee in January of each year. Off-cycle awards may be considered in the Compensation Committee’s discretion in special circumstances, which may include hiring, retention or acquisition transactions.

In addition, our existing incentive performance award plan prohibits repricing of stock options or paying cash for underwater stock options.

Clawback and Other Protective Provisions

The Governance Guidelines include a clawback policy. Under the policy (as incorporated in our award agreements), if the Board determines that an officer’s intentional misconduct, gross negligence or failure to report such acts by another person:

●	was a contributing factor in requiring us to restate any of our financial statements; or
●	constituted fraud, bribery or another illegal act, or contributed to another person’s fraud, bribery or other illegal act, which adversely impacted our financial position or reputation;

the Board shall take such action as it deems in the best interests of the Corporation and necessary to remedy the misconduct and prevent its recurrence. Among other actions, the Board may seek to recover or require reimbursement of any amount awarded to the officer after January 1, 2008, in the form of an annual incentive bonus or LTI award.

The clawback policy is included in our annual incentive plan and in the award agreements for the RSUs, stock options, PSUs and LTIP. There were no events requiring Board consideration of a clawback action during 2016.

In the event the Board recoups incentive compensation under the policy, management intends to disclose the aggregate amount of incentive compensation recovered, so long as the underlying event has already been publicly disclosed in our filings with the SEC. This disclosure would appear in the proxy statement following any such Board action and would provide the aggregate amount of recovery for each event if there is more than one applicable event.

The award agreements for the NEOs also contain post-employment restrictive covenants. The post-employment restrictions were incorporated into all executive level award agreements beginning in 2011.

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Executive Compensation

Anti-Hedging and Pledging Policy

Our policies prohibit hedging and pledging of Lockheed Martin stock by all directors, officers and employees.

Stock Ownership Requirements for Key Employees

To better align their interests with the long-term interests of our stockholders, we expect our officers (including the NEOs) and other members of management to maintain an ownership interest in the Corporation based on the following guidelines:

Title	Annual Base Salary Multiple
Chairman, President and CEO	6 times
Chief Financial Officer	4 times
Executive Vice Presidents	3 times
Senior Vice Presidents	2 times

NEOs are required to achieve ownership levels within five years of assuming their role and must hold net shares from vested RSUs and PSUs and net shares from options exercised until the value of the shares equals the specified multiple of base salary. The securities counted toward their respective target threshold include common stock, unvested RSUs, and stock units under our 401(k) plans and other deferral plans. Unvested PSUs at target are not counted towards ownership levels. As of February 1, 2017, each of our NEOs exceeded their respective ownership requirements.

Post-Employment, Change in Control, Divestiture and Severance Benefits

Our NEOs do not have employment agreements but participate in the Lockheed Martin Corporation Executive Severance Plan. Benefits are payable under this plan in the event of a company-initiated termination of employment other than for cause. All of the NEOs are covered under the plan.

The benefit payable in a lump sum under the plan is two weeks of basic severance plus a supplemental payment of one times the NEO’s base salary and the equivalent of one year’s target annual incentive bonus. For the CEO, the multiplier is 2.99 instead of 1.

NEOs participating in the plan also receive a lump sum payment to cover the cost of medical benefits for one year in addition to outplacement and relocation services. To receive the supplemental severance benefit, the NEO must execute a release of claims and an agreement containing post-employment, non-compete and non-solicitation covenants comparable to those included in our NEOs’ LTI award agreements.

With respect to LTI, upon certain terminations of employment, including death, disability, retirement, layoff, divestiture or a change in control, the NEOs may be eligible for continued vesting on the normal schedule, immediate payment of benefits previously earned or accelerated vesting of LTI in full or on a pro rata basis. The type of event and the nature of the benefit determine which of these approaches will apply. The purpose of these provisions is to protect previously earned or granted benefits by making them available following the specified event. We view the vesting (or continued vesting) to be an important retention feature for senior-level employees. Because benefits paid at termination consist of previously granted or earned benefits, we do not consider termination benefits as a separate item in compensation decisions. Our LTI awards do not provide for tax assistance.

In the event of a change in control, our plans provide for the acceleration of the payment of the nonqualified portion of earned pension benefits and nonqualified deferred compensation. All LTI awards require a “double trigger” for vesting to accelerate (both a change in control and a qualifying termination of employment), unless the successor does not assume or continue the awards or provide substitute awards.

For executives whose business unit is divested, 2015 RSUs accelerate and PSUs and LTIP are prorated to the day of the divestiture and paid at end of the cycle. Starting with 2016 awards, RSUs, PSUs and LTIP are pro-rated to the day of the divestiture unless assumed by the successor.

Tax Deductibility of Executive Compensation

The Corporation’s tax deduction for compensation paid to each of the NEOs who are subject to the compensation deduction limits of Section 162(m) of the Internal Revenue Code is capped at $1 million. Section 162(m) provides an exemption from the $1 million cap for compensation qualifying as “performance-based.” We intend for our annual incentive and LTI programs for NEOs to qualify as “performance-based” compensation exempt from the $1 million cap on deductibility. The Corporation and Compensation Committee reserve the right to provide compensation that does not qualify under Section 162(m).

2017 Proxy Statement	49

Executive Compensation

Summary Compensation Table

The following table shows annual and long-term compensation awarded, earned or paid for services in all capacities to the NEOs for the fiscal year ended December 31, 2016 and, where applicable, the prior fiscal years. Numbers have been rounded to the nearest dollar.

Name and Principal Position	Year	Salary	Stock Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total	Total Without Change In Pension Value*
		($)	($)	($)	($)	($)	($)	($)
(a)	(b)	(c)	(e)	(g)	(h)	(i)	(j)
Marillyn A. Hewson	2016	1,634,231	9,228,211	8,159,848	1,151,615	399,828	20,573,733	19,422,118
Chairman, President and	2015	1,603,221	8,962,915	9,096,460	8,402,875	500,573	28,566,044	20,163,169
Chief Executive Officer	2014	1,497,692	8,905,240	7,060,860	15,817,715	415,055	33,696,562	17,878,847
Bruce L. Tanner	2016	963,942	3,212,032	3,005,020	1,528,251	91,363	8,800,608	7,272,357
Executive Vice President and	2015	937,436	3,213,033	3,251,712	2,004,331	63,043	9,469,555	7,465,224
Chief Financial Officer	2014	884,311	3,243,441	4,350,640	3,864,483	55,018	12,397,893	8,533,410
Dale P. Bennett	2016	824,615	2,656,116	2,074,286	1,131,770	108,949	6,795,736	5,663,966
Executive Vice President	2015	717,720	2,000,641	2,233,730	2,980,085	69,117	8,001,293	5,021,208
Rotary and Mission Systems	-	-	-	-	-	-	-	-
Orlando P. Carvalho	2016	824,615	2,656,116	2,224,358	1,258,922	112,641	7,076,652	5,817,730
Executive Vice President	2015	795,370	2,400,882	2,350,746	3,033,253	59,180	8,639,431	5,606,178
Aeronautics	2014	720,836	2,407,492	1,949,430	3,694,876	72,074	8,844,708	5,149,832
Maryanne R. Lavan	2016	765,288	2,128,100	2,025,960	1,059,605	71,590	6,050,543	4,990,938
Senior Vice President, General Counsel	2015	744,704	2,080,765	3,073,510	1,475,058	53,873	7,427,910	5,952,852
and Corporate Secretary	2014	702,287	2,122,226	2,723,950	2,745,209	48,970	8,342,642	5,597,433

*	See explanation of Total Without Change In Pension Value on page 53.

Name and Principal Position (Column (a))

Information is provided for 2016 and 2015 only for Dale P. Bennett as he was not a NEO in 2014.

Salary (Column (c))

Salary is paid weekly in arrears. The amount of salary reported may vary from the approved annual rate of pay because the salary reported in the table is based on the actual number of weekly pay periods in a year.

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Executive Compensation

Stock Awards (Column (e))

Represents the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718 (ASC 718) for RSUs granted in 2016, 2015 and 2014, and PSUs granted in 2016, 2015 and 2014, disregarding potential forfeitures based on service requirements.

	2016 Aggregate Grant Date Fair Value RSUs ($)	2016 Aggregate Grant Date Fair Value PSUs ($)
Ms. Hewson	3,460,412	5,767,799
Mr. Tanner	1,204,375	2,007,657
Mr. Bennett	995,942	1,660,174
Mr. Carvalho	995,942	1,660,174
Ms. Lavan	797,826	1,330,273

The ASC 718 grant date fair value of one 2016 RSU ($206.37),one 2015 RSU ($192.28) and one 2014 RSU ($146.85), is the closing price of one share of our stock on the date of grant, discounted to take into account the deferred dividend equivalents that are accrued until vesting.

Values for the PSUs, which are subject to performance conditions, are based on the probable outcome on the grant date of three separate performance conditions (approximately 50% of the target shares are earned based upon Relative TSR, approximately 25% of the target shares are earned based upon Performance Cash, and approximately 25% of the target shares are earned based upon ROIC).

The grant date fair value of $212.37 for 2016, $188.96 for 2015 and $134.59 for 2014 for the Relative TSR portion of the PSU award was determined using a Monte Carlo simulation model. The value was determined using the historical stock price volatilities of the companies in our comparator group over the most recent 2.93-year period for 2016, 2.92-year period for 2015 and 2.93-year period for 2014, assuming dividends for each company are reinvested on a continuous basis and a risk-free rate of interest of 1.03% for 2016, 0.81% for 2015 and 0.73% for 2014 and that deferred dividend equivalents accrued on shares earned will be paid in cash upon vesting. The grant date fair value of $206.37 for 2016, $192.28 for 2015 and $146.85 for 2014 for the Performance Cash and ROIC portions of the awards is based on the closing price of one share of our stock on the date of grant, discounted to take into account the deferred dividend equivalents that are accrued until vesting. In addition to the level of performance achieved, the value of the PSUs earned will be determined by the price of our stock which may be more or less than the grant date fair value.

The maximum grant date fair values of the 2016 PSU awards, assuming a 200% maximum payout on all three metrics are as follows: Ms. Hewson: $11,535,598; Mr. Tanner: $4,015,313; Mr. Bennett: $3,320,349; Mr. Carvalho: $3,320,349 and Ms. Lavan: $2,660,547.

The maximum grant date fair values of the 2015 PSU awards, assuming a 200% maximum payout on all three metrics are as follows: Ms. Hewson: $11,206,028; Mr. Tanner: $4,017,182; Mr. Bennett: $2,501,498; Mr. Carvalho: $3,002,023; and Ms. Lavan: $2,601,754.

The maximum grant date values of the 2014 PSU awards, assuming a 200% maximum payout on all three metrics are as follows: Ms. Hewson: $11,138,497; Mr. Tanner: $4,057,101; Mr. Carvalho: $3,011,372 and Ms. Lavan: $2,654,654.

Non-Equity Incentive Plan Compensation (Column (g))

Includes the amount paid for annual incentive bonuses. We report the annual incentive bonus in column (g) because the annual incentive bonus is based on an assessment of performance against pre-established goals. The Compensation Committee will continue to use discretion to assess performance against objectives established at the beginning of the year. We also report amounts earned under our LTIP awards in the three-year period ending on December 31 of the year reported in Column (g) of the table.

The table below shows the respective 2016 annual incentive bonus and amount earned under the 2014-2016 LTIP and reported for each NEO:

	Annual Incentive Payout ($)	LTIP Payout ($)
Ms. Hewson	5,153,000	3,006,848
Mr. Tanner	1,909,900	1,095,120
Mr. Bennett	1,411,400	662,886
Mr. Carvalho	1,411,400	812,958
Ms. Lavan	1,309,400	716,560

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Executive Compensation

Change in Pension Value and Nonqualified Deferred Compensation Earnings (Column (h))

Reports the present value of the change in pension benefit for the NEO for the year reported (for example, from December 31, 2015 to December 31, 2016) and is not the amount that will be paid to the NEO.

The disclosure is based on the Corporation’s final average compensation formula in its defined benefit plan which multiplies a percentage (1.25% of compensation below the social security wage base and 1.5% above that level) times years of service times the average of the employee’s highest three years of compensation in the last ten years ending with 2015. This is the same formula used for all participants accruing a pension benefit in 2016; none of the NEOs (including Ms. Hewson) has been credited with any extra years of service or provided a benefit from a special or enhanced formula. Under a three-year final average compensation formula, increasing service, age and compensation will result in an increase in the earned benefit. Prior to 2016, when an employee received a compensation increase, the three-year average compensation that went into the formula would likewise increase. In the past, the impact of that increase in the average would have been greater with a longer service employee because the pension formula multiplies the now-higher average compensation by years of service. Effective December 31, 2015, the pay element of the pension calculation was frozen. With pay no longer a factor, any increase in a NEO’s pension benefit is based on service alone. Combined with the year-over-year value also being affected by the changes in interest rate and increased life expectancy assumptions, this results in a substantially lower increase in Change in Pension Value when compared to prior years.

The amounts reported for 2016, 2015 and 2014 used a discount rate of 4.125%, 4.375% and 4.00%, respectively, as the interest rate. Longevity assumptions are used to estimate the life expectancy of plan participants during which they are expected to receive benefit payments. Recent actuarial studies indicate life expectancies are longer and have the resultant effect of increasing the total expected benefit payments to plan participants. The amounts reported beginning in 2014 reflect the use of new longevity assumptions. The Summary Compensation Table uses the same longevity and interest rate assumptions that we use to report pension liabilities for all pension plan participants in our financial statements. These assumptions are updated annually for the year-end measurements of our pension plans.

All Other Compensation (Column (i))

Perquisites and other personal benefits provided to the NEOs in 2016 included: security; annual executive physicals; business association expenses; use of corporate aircraft for personal travel; and travel for a family member accompanying the NEO while on business travel. Not all of the listed perquisites or personal benefits were provided to each NEO. In addition, the Corporation made available event tickets, a company-provided car and driver for personal commuting, and access to club memberships to some of the NEOs, but required the NEOs to reimburse the Corporation for the incremental cost to the Corporation in 2016 of such items. The cost of any category of the listed perquisites and personal benefits did not exceed the greater of $25,000 or 10% of total perquisites and personal benefits for any NEO, except for (i) security for Ms. Hewson ($53,225) and (ii) use of the corporate aircraft for Ms. Hewson ($190,891); for Mr. Bennett ($38,566); and for Mr. Carvalho ($37,918). The incremental cost for use of corporate aircraft for personal travel was calculated based on the total personal travel flight hours multiplied by the estimated hourly aircraft operating costs for 2016 (including fuel, maintenance, staff travel expenses, and other variable costs, but excluding fixed capital costs for the aircraft, hangar facilities, and staff salaries).

The amounts reported for security include providing home security to some of our NEOs consistent with what is provided to corporate executives in other public companies in our industry. Given the nature of our business, additional security may be provided for travel in high-risk areas or to address particular situations. We believe that providing personal security in response to concerns arising out of employment by the Corporation is business-related.

In addition to perquisites, column (i) also contains items of compensation listed in the following table. All items are paid under broad-based programs for U.S. salaried employees except for the tax assistance and the Lockheed Martin Corporation Supplemental Savings Plan (NQSSP) and the Lockheed Martin Corporation Non-qualified Capital Accumulation Plan (NCAP) (together, the Nonqualified Defined Contribution Plans) match and/or profit sharing contributions. Items include matching contributions made to eligible universities, colleges and other non-profit organizations under the Corporation’s matching gift programs. Listed amounts may include contributions made in 2017 to match 2016 executive contributions or actions as applicable.

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Executive Compensation

Other Items of Compensation Included in “All Other Compensation” Column (i)

Name	Tax Assistance for Business-Related Items ($)	Corporation Contributions to Qualified Defined Contribution Plans ($)	Corporation Contributions to Nonqualified Defined Contribution Plans ($)	Group Life Insurance ($)	Matching Gift Programs ($)
Ms. Hewson	34,808	9,800	88,764	15,444	1,000
Mr. Tanner	12,419	9,800	48,340	9,288	0
Mr. Bennett	6,586	9,800	39,935	12,118	0
Mr. Carvalho	26,275	15,900	10,873	7,895	0
Ms. Lavan	2,848	9,800	36,360	7,327	11,000

In 2016, the Corporation provided tax assistance on business-related items associated with taxable business association expenses, security expenses, non-resident state taxes on business travel and travel expenses for a family member accompanying the NEO while on business travel.

*Total Without Change In Pension Value

The separate column labeled “Total Without Change in Pension Value” shows total compensation as required to be disclosed by the SEC in column (j) less the amount shown in Change in Pension Value and Nonqualified Deferred Compensation Earnings in column (h). We provided this column because the amount reported in column (h) for Change in Pension Value is not current compensation and represents the present value of an estimated stream of payments to be made following retirement. The methodology used to report the Change in Pension Value under applicable accounting rules is sensitive to assumptions about life expectancy and changes in the discount rate determined at each year end, which are functions of economic factors and actuarial calculations that are outside of the control of the Compensation Committee. The amounts shown in the separate column are not a substitute for the amounts reported in the Total column, and differ substantially from the amounts reported in the Total column for several reasons.

2017 Proxy Statement	53

Executive Compensation

2016 Grants of Plan-Based Awards

Name	Grant Date	Award Type	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			Grant Date Fair Value of Stock Awards ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(l)
Marillyn A. Hewson	1/28/2016	MICP	201,513	2,878,750	5,757,500	-	-	-	0
	1/28/2016	RSU	-	-	-	0	16,768	16,768	3,460,412
	1/28/2016	LTIP	144,188	2,307,000	4,614,000	-	-	-	0
	1/28/2016	PSU	-	-	-	1,747	27,554	55,108	5,767,799
Bruce L. Tanner	1/28/2016	MICP	74,690	1,067,000	2,134,000	-	-	-	0
	1/28/2016	RSU	-	-	-	0	5,836	5,836	1,204,375
	1/28/2016	LTIP	50,188	803,000	1,606,000	-	-	-	0
	1/28/2016	PSU	-	-	-	608	9,591	19,182	2,007,657
Dale P. Bennett	1/28/2016	MICP	55,195	788,500	1,577,000	-	-	-	0
	1/28/2016	RSU	-	-	-	0	4,826	4,826	995,942
	1/28/2016	LTIP	41,500	664,000	1,328,000	-	-	-	0
	1/28/2016	PSU	-	-	-	503	7,931	15,862	1,660,174
Orlando P. Carvalho	1/28/2016	MICP	55,195	788,500	1,577,000	-	-	-	0
	1/28/2016	RSU	-	-	-	0	4,826	4,826	995,942
	1/28/2016	LTIP	41,500	664,000	1,328,000	-	-	-	0
	1/28/2016	PSU	-	-	-	503	7,931	15,862	1,660,174
Maryanne R. Lavan	1/28/2016	MICP	51,205	731,500	1,463,000	-	-	-	0
	1/28/2016	RSU	-	-	-	0	3,866	3,866	797,826
	1/28/2016	LTIP	33,250	532,000	1,064,000	-	-	-	0
	1/28/2016	PSU	-	-	-	403	6,355	12,710	1,330,273

Estimated Future Payouts Under Non-Equity Incentive Plan Awards (Columns (c), (d) and (e))

Includes annual incentive grants (MICP) for 2016 and LTIP grants for the 2016-2018 period ending December 31, 2018.

The MICP measures performance over a one-year period and is described under “2016 Annual Incentive” on page 40. The threshold, or minimum amount payable (assuming an award is earned), is 7% of target while the maximum is 200% of target.

The LTIP award measures performance against three separate metrics described under “2016 Long-Term Incentive Compensation” on page 42. The threshold is the minimum amount payable for a specified level of performance stated in the LTIP award agreement. For the 2016-2018 award, the threshold amount payable is 6.25% of the target award.

The maximum award payable under the LTIP award is 200% of target value. Awards are subject to forfeiture upon termination of employment prior to the end of the performance cycle, except in the event of retirement, death, disability, divestiture or layoff. If death, disability, or divestiture occurs prior to the end of the performance period, LTIP awards are prorated. If the employee retires or is laid off after July 28, 2016, but prior to the end of the performance period, the LTIP awards are prorated. Following a change in control, the 2016-2018 LTIP awards vest at the target amount upon involuntary termination without cause or voluntary termination with good reason or if the successor does not assume the LTIP awards.

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Executive Compensation

Estimated Future Payouts Under Equity Incentive Plan Awards (Columns (f), (g) and (h))

Shows the number of RSUs granted by the Compensation Committee on January 28, 2016. The RSU grants made to the NEOs were subject to forfeiture to the extent the value of the RSUs granted to a recipient on the award date was greater than 0.2% for the CEO and 0.1% for each of the other NEOs of 2016 Performance Cash. Based on 2016 Performance Cash, none of the RSUs were forfeited. The RSUs vest on the third anniversary of the date of grant or upon death or disability. The 2016 RSUs are prorated upon divestiture if not assumed by the successor. Following a change in control, the RSUs vest upon involuntary termination without cause or voluntary termination for good reason or if the successor does not assume the RSUs. If the employee retires or is laid off after July 28, 2016, but prior to the third anniversary of the date of grant, the RSUs become nonforfeitable and are paid at the end of the vesting period. During the vesting period, deferred dividend equivalents are accrued and subject to the same vesting schedule as the underlying RSUs. At the end of the vesting period, the RSUs are paid in shares of stock and the accrued dividend equivalents are paid in cash. If any tax withholding is required on the 2016 RSUs or accrued dividend equivalents during the vesting period (for example, on account of retirement eligibility), the RSUs provide for accelerated vesting of the number of shares or accrued dividend equivalents required to satisfy the tax withholding. The award is then reduced either by the number of shares or by the amount of accrued dividend equivalents subject to acceleration of vesting for tax withholding.

The table includes PSU awards for the 2016-2018 period ending December 31, 2018. At the end of the three-year vesting period, which ends on the third anniversary of the date of grant, the amount earned is payable in shares of stock and cash representing deferred dividend equivalents accrued on the earned shares during the three-year performance period. Awards are subject to forfeiture upon termination of employment prior to the end of the vesting period, except in the event of termination following retirement, or layoff occurring after July 28, 2016, death, disability or divestiture. In any of these events, PSUs awards are paid out at the end of the vesting period on a prorated basis. Following a change in control, the PSUs vest at the target amount upon involuntary termination without cause or voluntary termination with good reason or if the successor does not assume the PSUs.

Shares are earned under the PSU awards based upon performance against three separate metrics described under “PSU Awards” on page 43. If performance falls below the threshold level of performance for a metric, no shares would be earned with respect to that metric. Assuming any payment is earned, the minimum amount payable under the PSU award is 25% of the target shares attributable to ROIC or Performance Cash, the lowest level payable under these metrics. The maximum number of shares payable under the PSU is 200% of the number of target shares.

Grant Date Fair Value of Stock Awards (Column (1))

Represents the aggregate grant date fair value computed in accordance with FASB ASC 718 for RSUs and PSUs granted in 2016, disregarding potential forfeitures based on service requirements.

The grant date fair value of the 2016 RSU grant is $206.37 per RSU, which is based on the closing price of one share of our stock on the date of grant, discounted to take into account the deferred dividend equivalents accrued until vesting.

The grant date fair value for the PSUs, which are subject to performance conditions, is based on the probable outcome of each of the three performance conditions. The grant date fair value of $212.37 for the Relative TSR portion of the award is determined using a Monte Carlo simulation model. The grant date fair value of $206.37 for the Performance Cash and ROIC portions of the awards is based on the closing price of one share of our stock on the date of grant, discounted to take into account the deferred dividend equivalents accrued until vesting.

2017 Proxy Statement	55

Executive Compensation

Outstanding Equity Awards at 2016 Fiscal Year-End

Name	Option Awards			Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested [1] (#)		Market Value of Shares or Units of Stock That Have Not Vested [2] ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested [3] (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested [4] ($)
(a)	(b)	(e)	(f)	(g)		(h)	(i)		(j)
Marillyn A. Hewson	82,935	82.01	1/28/2022	16,768	[5]	4,190,994	46,375	[6]	11,590,967
	59,434	79.60	1/29/2021	16,679	[7]	4,168,749	46,051	[8]	11,509,987
	-	-	-	21,913	[9]	5,476,935	-		-
	-	-	-	54,777	[10]	13,690,963	-		-
Bruce L. Tanner	97,213	82.01	1/28/2022	5,836	[5]	1,458,650	16,142	[6]	4,034,532
	64,531	79.60	1/29/2021	5,979	[7]	1,494,391	16,509	[8]	4,126,259
	55,000	74.89	1/31/2020	7,897	[9]	1,973,776	-		-
	49,700	82.52	1/25/2019	19,953	[10]	4,987,053	-		-
Dale P. Bennett	-	-	-	4,826	[5]	1,206,210	13,349	[6]	3,336,449
	-	-	-	3,748	[7]	936,775	10,280	[8]	2,569,383
	-	-	-	4,817	[9]	1,203,961	-		-
	-	-	-	12,076	[10]	3,018,275	-		-
Orlando P. Carvalho	29,705	82.01	1/28/2022	4,826	[5]	1,206,210	13,349	[6]	3,336,449
	20,466	79.60	1/29/2021	4,497	[7]	1,123,980	12,337	[8]	3,083,510
	15,300	74.89	1/31/2020	5,940	[9]	1,484,644	-		-
	-	-	-	14,810	[10]	3,701,611	-		-
Maryanne R. Lavan	-	-	-	3,866	[5]	966,268	10,696	[6]	2,673,358
	-	-	-	3,871	[7]	967,518	10,692	[8]	2,672,359
	-	-	-	5,212	[9]	1,302,687	-		-
	-	-	-	13,056	[10]	3,263,217	-		-

(1)	We reported RSUs granted in January 2016 as equity incentive awards in columns (f) through (h) of the “2016 Grants of Plan-Based Awards” table because there was the potential for forfeiture based on failure to achieve the performance metrics specified in the award agreements. For this table, we reported the January 2016 RSUs in columns (g) and (h) because the performance feature of the RSU grants was satisfied at the end of 2016. This column also includes PSUs granted on January 27, 2014 for the 2014-2016 performance period. The vesting period for the PSUs ended on January 27, 2017 and the performance period ended on December 31, 2016. The number of shares shown in column (g) for the 2014-2016 PSUs is the number of shares earned under the PSU metrics and paid upon vesting. NEOs also receive a cash payment for deferred dividend equivalents accrued through vesting.
(2)	The market value shown in column (h) is calculated by multiplying the number of shares shown in column (g) by the December 31, 2016 per share closing price of our stock ($249.94). NEOs also receive a cash payment for deferred dividend equivalents accrued through vesting.
(3)	Represents PSUs granted on January 28, 2016 for the 2016-2018 performance period and on January 29, 2015 for the 2015-2017 performance period; the PSUs are earned and paid out in shares of our stock at the end of the three-year vesting period based upon performance on three separate metrics (Relative TSR, Performance Cash, and ROIC). The number of shares of stock shown in column (i) is based upon the threshold level of performance for each of the three metrics or, if performance to date on the metric has exceeded the threshold level (as is the case for 2016), the estimated level of performance as of December 31, 2016. Performance under each metric is determined separately, with the three results added together to obtain the number of shares shown in column (i). NEOs also receive a cash payment for deferred dividend equivalents accrued through vesting.
(4)	The market value shown in column (j) is calculated by multiplying the number of PSUs reported in column (i) by the December 31, 2016 per share closing price of our stock ($249.94).
(5)	Represents RSUs granted on January 28, 2016, which vest January 28, 2019, except that vesting may occur earlier as described in the “2016 Grants of Plan-Based Awards” table.
(6)	Represents PSUs granted on January 28, 2016 and which are earned over a three-year period but provide for pro rata payments for certain terminations as described in the “2016 Grants of Plan-Based Awards” table.
(7)	Represents RSUs granted on January 29, 2015, which vest on January 29, 2018, except that vesting may occur earlier as described in the “2016 Grants of Plan-Based Awards” table.
(8)	Represents PSUs granted on January 29, 2015 and which are earned over a three-year period but provide for pro rata payments for certain terminations as described in the “2016 Grants of Plan-Based Awards” table.
(9)	Represents RSUs granted on January 27, 2014, which vested on January 27, 2017.
(10)	Represents PSUs granted on January 27, 2014, which vested on January 27, 2017.

56     www.lockheedmartin.com/investor

Executive Compensation

Option Exercises and Stock Vested During 2016

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise [1] ($)	Number of Shares Acquired on Vesting [2] (#)	Value Realized on Vesting [3] ($)
(a)	(b)	(c)	(d)	(e)
Marillyn A. Hewson	0	0	162,777	33,639,496
Bruce L. Tanner	0	0	58,855	12,162,974
Dale P. Bennett	10,800	1,169,769	35,876	7,414,134
Orlando P. Carvalho	12,700	2,187,746	9,904	2,046,762
Maryanne R. Lavan	14,720	2,241,445	19,733	4,078,022

(1)	Value realized was calculated based on the difference between the aggregate exercise price of the options and the weighted average sale price per share on the date of exercise and sale.
(2)	Vesting on January 28, 2016 of RSUs and PSUs granted on January 28, 2013 following the three-year vesting period; and accelerated vesting on January 28, 2016 of a portion of RSUs granted on January 29, 2015 equal to the value of the tax withholding obligation due upon retirement-eligibility of the NEO and following the Board’s certification of the one-year performance goal based on the per share closing price on the date of vesting. Represents aggregate number of shares vested prior to disposition of shares to the Corporation to satisfy tax withholding obligation.
(3)	Value realized was calculated based on the number of shares acquired on vesting multiplied by the per share closing price of our common stock on the date of vesting January 28, 2016 ($206.66).

Retirement Plans

During 2016, the NEOs participated in the Lockheed Martin Corporation Salaried Employee Retirement Program (LMRP), which is a combination of several prior plans (collectively, the “Prior Plan”) for salaried employees with some protected benefits.

The calculation of retirement benefits under the LMRP is determined by a formula that takes into account the participant’s years of credited service and average compensation for the highest three years of the last ten years of employment ending with 2015. Average compensation includes the NEO’s base salary, annual incentive bonuses and lump sum payments in lieu of a salary increase. NEOs must have either five years of service or be actively employed by the Corporation at age 65 to vest in the LMRP. Normal retirement age is 65; however, benefits are payable as early as age 55 at a reduced amount or without reduction at age 60. Benefits are payable as a monthly annuity for the lifetime of the employee, as a joint and survivor annuity, as a life annuity with a five- or ten-year guarantee, or as a level income annuity.

The calculation of retirement benefits under the Prior Plan is based on a number of formulas, some of which take into account the participant’s years of credited service and pay over the career of the NEO. Certain other formulas in the Prior Plan are based upon the final average compensation and credited service of the employee. Pay under certain formulas in the Prior Plan currently includes salary, commissions, overtime, shift differential, lump sum pay in lieu of a salary increase, annual incentive bonuses awarded that year, and pre-tax employee contributions. A portion of the pension benefits for Mr. Tanner was earned under the Prior Plan.

All of the NEOs were vested and eligible for early retirement as of December 31, 2016 under the LMRP.

During 2016, the NEOs also participated in the Lockheed Martin Corporation Supplemental Retirement Plan (Supplemental Pension), which is a restorative plan and provides benefits in excess of the benefit payable under IRS rules through the LMRP, our tax-qualified plan (see the footnote to column (d) to the “2016 Pension Benefits” table on page 58).

In July 2014, the Corporation announced that the LMRP will be frozen in two steps. Increases in compensation are no longer taken into account effective January 1, 2016. Increases in service will no longer be taken into account effective January 1, 2020. This change in plan structure also carries over to the Supplemental Pension benefit accruals available to the NEOs. Retirement benefits earned thereafter will be paid through defined contribution plans. As part of the transition to paying retirement benefits from defined contribution plans, beginning in 2016 eligible salaried employees (including the NEOs) receive a 2% profit sharing contribution to the Lockheed Martin Corporation Salaried Savings Plan. The NEOs continue to receive the 2% profit sharing contribution in the NCAP after reaching the Internal Revenue Code limitation for this contribution in the qualified plan. This will increase to 6% beginning in 2020. Employees (none of which are NEOs) hired after January 1, 2006 do not participate in the LMRP and already receive the 6% contribution.

2017 Proxy Statement	57

Executive Compensation

2016 Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)
Marillyn A. Hewson	Lockheed Martin Corporation Salaried Employee Retirement Program	34.1	1,896,660	0
	Lockheed Martin Corporation Supplemental Retirement Plan		46,228,331	0
Bruce L. Tanner	Lockheed Martin Corporation Salaried Employee Retirement Program	34.1	1,685,451	0
	Lockheed Martin Corporation Supplemental Retirement Plan		15,567,453	0
Dale P. Bennett	Lockheed Martin Corporation Salaried Employee Retirement Program	35.6	1,956,386	0
	Lockheed Martin Corporation Supplemental Retirement Plan		12,008,978	0
Orlando P. Carvalho	Lockheed Martin Corporation Salaried Employee Retirement Program	36.5	1,856,772	0
	Lockheed Martin Corporation Supplemental Retirement Plan		12,972,880	0
Maryanne R. Lavan	Lockheed Martin Corporation Salaried Employee Retirement Program	26.8	1,429,140	0
	Lockheed Martin Corporation Supplemental Retirement Plan		9,546,950	0

Plan Name (Column (b))

The Lockheed Martin Corporation Supplemental Retirement Plan (Supplemental Pension) uses the same formula for benefits as the tax-qualified plan uses for calculating the NEO’s benefit. Although all service recognized under the tax-qualified plan is recognized under the Supplemental Pension, a benefit would be earned under the Supplemental Pension only in years when the NEOs’ total accrued benefit would exceed the benefit accrued under the tax-qualified plan. The Supplemental Pension benefits are payable in the same form as benefits are paid under the LMRP, except lump sum payments are available under the Supplemental Pension.

Present Value of Accumulated Benefit (Column (d))

The amounts in column (d) were computed using the same assumptions we used to account for pension liabilities in our financial statements and as described in Note 11 to our financial statements contained in our 2016 Annual Report, except that the amounts were calculated based on benefits commencing at age 60 (or current age if greater). We used these ages rather than the plan’s normal retirement age of 65 because an employee may commence receiving pension benefits at age 60 without any reduction for early commencement. A portion of Mr. Tanner’s benefit was earned under the Prior Plan that applies a reduction for early commencement at age 60. The amounts shown for Mr. Tanner reflect the reduction for early commencement of the benefit.

Amounts paid under our plans use assumptions contained in the plans and may be different than those used for financial statement reporting purposes. Only the benefit payable under the Supplemental Pension is payable in the form of a lump sum. If a NEO elected a lump sum payment, the amount of the lump sum would be based on plan assumptions and not the assumptions used for financial statement reporting purposes. As a result, the actual lump sum payment would be an amount different than what is reported in this table. The age of the NEO at retirement would also impact the size of the lump sum payment. The amount using plan assumptions is shown on the “Potential Payments Upon Termination or Change in Control” table.

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Executive Compensation

Nonqualified Deferred Compensation

Participants in our tax-qualified 401(k) plan may defer up to 25% of base salary on a pre-tax, Roth or after-tax basis. In addition, we make a matching contribution equal to 50% of up to the first 8% of base salary contributed by the participant. Employee and Corporation matching contributions in excess of the Internal Revenue Code limitations may be contributed to the NQSSP on a pre-tax basis at the election of the NEO. In 2016, we also began making profit sharing contributions in excess of the Internal Revenue Code limitations to the NCAP equal to 2% of the NEO’s base salary. Employee contributions and Corporation matching and profit sharing contributions to the plans are nonforfeitable at all times. NQSSP and NCAP contributions are credited with earnings or losses, as appropriate, based on the investment option or options in which the account has been invested, as elected by the participant. Each of the NQSSP and NCAP investment options is available under our tax-qualified 401(k) plan for salaried employees. The NQSSP and NCAP provide for payment following termination of employment in a lump sum or up to 25 annual installments at the participant’s election. All amounts accumulated and unpaid under the NQSSP and NCAP must be paid in a lump sum within 15 calendar days following a change in control.

The Deferred Management Incentive Compensation Plan (DMICP) provides the opportunity to defer, until termination of employment or beyond, the receipt of all or a portion of annual incentive bonuses and LTIP awards. NEOs may elect any of the investment funds available in the NQSSP (with the exception of the Company Stock Fund) or two investment alternatives available only under the DMICP for crediting earnings (losses). Under the DMICP Stock Investment Option, earnings (losses) on deferred amounts will accrue at a rate that tracks the performance of our common stock, including reinvestment of dividends. Under the DMICP Interest Investment Option, earnings accrue at a rate equivalent to the then published rate for computing the present value of future benefits under Cost Accounting Standards 415, Deferred Compensation (CAS 415 rate). The Interest Investment Option was closed to new deferrals and transfers from other investment options effective July 1, 2009. Amounts credited to the Stock Investment Option may not be reallocated to other options. In addition, Stock Investment Option deferrals will be paid in shares of our common stock upon distribution. The DMICP provides for payment in January or July following termination of employment in a lump sum or up to 25 annual installments at the NEO’s election. All amounts accumulated under the DMICP must be paid in a lump sum within 15 days following a change in control.

2017 Proxy Statement	59

Executive Compensation

2016 Nonqualified Deferred Compensation

This table reports compensation earned by the NEOs and deferred under NQSSP, NCAP and DMICP. The NQSSP is a nonqualified 401(k) plan with an employer match on a portion of the salary deferral. The NCAP is a nonqualified defined contribution excess plan with employer profit sharing contributions. Two types of compensation may be deferred into the DMICP:

●Annual incentive bonus (DMICP (Bonus)).

●Amounts payable under our LTIP program and voluntarily deferred (DMICP (LTIP)).

Name		Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Balance at Last FYE ($)
(a)		(b)	(c)	(d)	(f)
Marillyn A. Hewson	NQSSP	387,572	62,012	378,354	4,001,678
	NCAP	0	26,752	595	27,347
	DMICP (Bonus)	5,227,313	N/A	2,520,140	22,619,324
	DMICP (LTIP)	3,453,663	N/A	1,414,218	13,122,623
	TOTAL	9,068,548	88,764	4,313,307	39,770,972
Bruce L. Tanner	NQSSP	217,091	34,734	494,201	4,327,349
	NCAP	0	13,606	280	13,886
	DMICP (Bonus)	0	N/A	240,208	1,816,119
	DMICP (LTIP)	0	N/A	0	0
	TOTAL	217,091	48,340	734,689	6,157,354
Dale P. Bennett	NQSSP	181,635	29,061	153,303	1,882,088
	NCAP	0	10,873	165	11,038
	DMICP (Bonus)	896,700	N/A	542,345	4,626,502
	DMICP (LTIP)	575,406	N/A	233,295	1,969,767
	TOTAL	1,653,741	39,934	929,108	8,489,395
Orlando P. Carvalho	NQSSP	0	0	0	0
	NCAP	0	10,873	202	11,075
	DMICP (Bonus)	0	N/A	37,677	248,535
	DMICP (LTIP)	0	N/A	0	0
	TOTAL	0	10,873	37,879	259,610
Maryanne R. Lavan	NQSSP	113,263	26,650	146,577	2,134,053
	NCAP	0	9,709	167	9,876
	DMICP (Bonus)	0	N/A	198,531	1,286,743
	DMICP (LTIP)	4,766	N/A	134,553	923,726
	TOTAL	118,029	36,359	479,828	4,354,398

60     www.lockheedmartin.com/investor

Executive Compensation

Executive Contributions in Last Fiscal Year (Column (b))

Includes salary deferrals to NQSSP in 2016, annual incentive bonus paid in 2016 for 2015 performance deferred to DMICP, and voluntary deferrals of LTIP paid in 2016 for the 2013-2015 period to the DMICP.

Registrant Contributions in Last Fiscal Year (Column (c))

Includes Corporation matching contributions to NQSSP made in 2016 and Corporation profit sharing contributions made to NCAP in 2016. The NQSSP match and NCAP profit sharing contributions are also included in column (i) of the “Summary Compensation Table.”

Aggregate Balance at Last Fiscal Year End (Column (f))

The following table lists the amounts reported as executive or registrant contributions in columns (b) and (c) of the “2016 Nonqualified Deferred Compensation” table that are also reported as compensation in the “Summary Compensation Table” for 2016. These contributions consist of NEO and Corporation (matching and profit sharing) contributions made to the NQSSP and Corporation (profit sharing) contributions made to the NCAP for service in 2016. Contributions with respect to 2016 performance deferred in 2017 (annual incentive bonus and LTIP) are not included as these amounts are not credited until 2017, and are not included in column (f). The following table also lists the amounts reported in column (f) as part of the Aggregate Balance at Last FYE (2016) that is reported as compensation for prior years in the “Summary Compensation Table” for years beginning with 2006. For 2016, there were no earnings in excess of 120% of the applicable federal rate.

		Of Amount Reported in Column (f)
Name	Aggregate Balance at December 31, 2016 in Column (f) ($)	NEO and Corporation Contributions to NQSSP and Corporation Contributions to NCAP Reported in “Summary Compensation Table” for 2016 ($)	Amount Reported in “Summary Compensation Table” for Prior Years (Beginning with 2006) ($)
Ms. Hewson	39,770,972	476,336	21,252,778
Mr. Tanner	6,157,354	265,432	3,300,470
Mr. Bennett	8,489,395	221,569	1,642,295
Mr. Carvalho	259,610	10,873	0
Ms. Lavan	4,354,398	149,622	439,228

2017 Proxy Statement	61

Executive Compensation

Potential Payments Upon Termination or Change in Control

The table below summarizes the benefits that become payable to a NEO at, following, or in connection with retirement, change in control, death, disability, layoff, divestitures, termination or resignation under the terms of our benefit plans.

SUMMARY OF PAYMENT TRIGGERS

PENSION-QUALIFIED[1]

Retirement – Annuity payable on a reduced basis at age 55; annuity payable on a non-reduced basis at age 60; steeper reduction for early commencement at age 55 for terminations prior to age 55 than for terminations after age 55.

Change in Control – No acceleration.

Death/Disability/Layoff – Spousal annuity benefit as required by law in event of death unless waived by participant. For either (i) disability between age 53 and 55 with eight years of service or (ii) layoff between age 53 and 55 with eight years of service or before age 55 with 25 years of service, participant is eligible for the more favorable actuarial reductions for participants terminating after age 55.

Divestiture[2] – No provisions; absent a negotiated transfer of liability to buyer, treated as retirement or termination.

Termination/Resignation – Annuity payable on a reduced basis at age 55; annuity payable on a non-reduced basis at age 60; steeper reduction for early commencement at age 55 for terminations prior to age 55 than for terminations after age 55.

SUPPLEMENTAL PENSION[1]

Retirement – Annuity or lump sum at later of age 55 or termination.

Change in Control – Lump sum.

Death/Disability/Layoff – Annuity or lump sum at later of age 55 or termination.

Divestiture[2] – No provisions; absent a negotiated transfer of liability to successor, treated as retirement or termination.

Termination/Resignation – Annuity or lump sum.

LTIP

Retirement/Death/Disability/Layoff – Prorated payment at the end of the three-year performance period for retirement, death, disability or layoff during that period, subject to six-month minimum service from date of grant for retirement and layoff.

Change in Control – Immediate payment at target for change in control event occurring during performance cycle if not assumed by successor; immediate payment at target following involuntary termination without cause or voluntary termination with good reason within 24 months of change in control during performance cycle if award is assumed by successor.

Divestiture[2] – Prorated payment at the end of the three-year performance period for divestiture during that period.

Termination/Resignation – Forfeited if termination occurs prior to becoming retirement-eligible; termination on or after (i) age 55 and ten years of service or (ii) age 65 with at least six months of service during performance cycle is treated as retirement-eligible.

RSUs

Retirement – Continued vesting of RSUs and dividend equivalents subject to six-month minimum service from date of grant.

Change in Control – Immediate vesting of RSUs and dividend equivalents if not assumed by successor. Immediate vesting following involuntary termination without cause or voluntary termination with good reason within 24 months of change in control if assumed by successor.

Death/Disability/Layoff – Continued vesting of RSUs and dividend equivalents after layoff, subject to six-month minimum service from date of grant. Immediate vesting following death or disability.

Divestiture[2] – Immediate vesting of RSUs and dividend equivalents for 2014 and 2015 grants. Unless assumed by the successor, 2016 RSU grants will vest on a pro-rata basis based on the days into the vesting period at closing unless the employee is retirement-eligible in which case the RSU grant will continue to vest until the vesting date.

Termination/Resignation – Forfeit unvested RSUs and dividend equivalents if termination occurs prior to becoming retirement-eligible. Termination on or after (i) age 55 and ten years of service or (ii) age 65 with at least six months of service from date of grant is treated as retirement-eligible.

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Executive Compensation

PSUs

Retirement/Death/Disability/Layoff – Prorated payment of PSUs and dividend equivalents at the end of the three-year performance period for retirement, death, disability or layoff during that period subject to six-month minimum service from date of grant for retirement and layoff.

Change in Control – Immediate vesting of PSUs and dividend equivalents at target if award is not assumed by successor. Immediate payment at target following involuntary termination without cause or voluntary termination with good reason within 24 months of change in control if assumed by successor.

Divestiture[2] – Prorated payment of PSUs and dividend equivalents at the end of the three-year performance period for divestiture during that period.

Termination/Resignation – Forfeit PSUs and dividend equivalents if termination occurs prior to becoming retirement-eligible; termination on or after (i) age 55 and ten years of service or (ii) age 65 with at least six months of service from date of grant is treated as retirement-eligible.

EXECUTIVE SEVERANCE PLAN

Retirement – No payment.

Change in Control – No payment unless terminated.

Death/Disability – No payment.

Layoff – Payment of a lump sum amount equal to a multiple of salary, annual bonus equivalent, and health care continuation coverage cost plus outplacement services and relocation assistance. The multiple of salary and annual bonus equivalent for the CEO is 2.99; for all other NEOs it is 1.0.

Divestiture[2] – No payment.

Termination/Resignation – No payment.

ANNUAL INCENTIVE BONUS[3]

Retirement – Payment may be prorated for retirement during the year with six months of participation in the year.

Change in Control – No provision.

Death/Disability/Layoff – Payment may be prorated for death, disability or layoff during the year with six months of participation in the year.

Divestiture[2] – No provision.

Termination/Resignation – Eligible for prorated award if termination/ resignation occurs after December 1 with six months of participation in the year.

DMICP[4]

Retirement – Lump sum or installment payment in accordance with NEO elections.

Change in Control – Immediate lump sum payment.

Death/Disability/Layoff – Lump sum or installment payments in accordance with NEO elections, except lump sum only for layoff prior to age 55.

Divestiture[2] – Follows termination provisions.

Termination/Resignation – Lump sum if termination is prior to age 55; after age 55, lump sum or installment payment in accordance with NEO elections.

NQSSP/NCAP[4]

Retirement – Lump sum or installment payments in accordance with NEO elections.

Change in Control – Immediate lump sum payment

Death/Disability/Layoff – Lump sum for death; for disability or layoff, lump sum or installment payments in accordance with NEO elections.

Divestiture[2] – Lump sum or installment payments in accordance with NEO elections.

Termination/Resignation – Lump sum or installment payments in accordance with NEO elections.

(1)	See “2016 Pension Benefits” table for present value of accumulated benefit.
(2)	Divestiture is defined as a transaction which results in the transfer of control of a business operation to any person, corporation, association, partnership, joint venture, or other business entity of which less than 50 percent of the voting stock or other equity interests (in the case of entities other than corporations) is owned or controlled directly or indirectly by us, one or more of our subsidiaries, or by a combination thereof following the transaction.
(3)	See “Compensation Discussion and Analysis” for discussion of annual incentive bonus payment calculation.
(4)	See “Aggregate Balance at Last FYE” column in “2016 Nonqualified Deferred Compensation” table for amounts payable.

2017 Proxy Statement	63

Executive Compensation

Potential Payments Upon Termination or Change in Control

The following table quantifies the payments under our executive compensation programs in RSU, LTIP and PSU awards and the lump sum payable under the Supplemental Pension that would be made assuming a termination event had occurred on December 31, 2016. Payments under other plans do not change as a result of the termination event, and quantification of those payments are found elsewhere in this Proxy Statement or are paid under plans available generally to salaried employees. The table shows amounts that would actually be paid on or shortly after December 31, 2016 on account of the trigger event. Amounts that are contingent upon future performance, continued vesting or already earned as of December 31, 2016 are described and quantified in the footnotes following the table. Award agreements for the NEOs contain post-employment restrictive covenants and to receive a supplemental severance benefit, an executive must execute a release of claims and an agreement containing a two-year post-employment non-compete and non-solicitation covenants. Numbers have been rounded to the nearest dollar.

Name		Retirement ($)	Change In Control ($)	Death/ Disability ($)	Layoff ($)	Divestiture ($)	Termination/ Resignation ($)
Marillyn A. Hewson	Supplemental Pension	46,852,096	46,852,096	46,852,096	46,852,096	46,852,096	46,852,096
	LTIP	0	4,547,000	0	0	0	0
	RSUs	0	14,569,109	14,569,109	0	10,264,595	0
	PSUs	0	25,441,840	0	0	0	0
	Executive Severance	0	0	0	13,553,668	0	0
	TOTAL	46,852,096	91,410,045	61,421,205	60,405,764	57,116,692	46,852,096
Bruce L. Tanner	Supplemental Pension	16,286,245	16,286,245	16,286,245	16,286,245	16,286,245	16,286,245
	LTIP	0	1,606,000	0	0	0	0
	RSUs	0	5,188,959	5,188,959	0	3,690,800	0
	PSUs	0	9,108,172	0	0	0	0
	Executive Severance	0	0	0	2,057,499	0	0
	TOTAL	16,286,245	32,189,377	21,475,205	18,343,744	19,977,045	16,286,245
Dale P. Bennett	Supplemental Pension	12,190,136	12,190,136	12,190,136	12,190,136	12,190,136	12,190,136
	LTIP	0	1,164,000	0	0	0	0
	RSUs	0	3,516,724	3,516,724	0	2,277,841	0
	PSUs	0	6,106,769	0	0	0	0
	Executive Severance	0	0	0	1,640,003	0	0
	TOTAL	12,190,136	22,977,629	15,706,860	13,830,139	14,467,978	12,190,136
Orlando P. Carvalho	Supplemental Pension	13,703,006	13,703,006	13,703,006	13,703,006	13,703,006	13,703,006
	LTIP	0	1,264,000	0	0	0	0
	RSUs	0	4,014,963	4,014,963	0	2,776,080	0
	PSUs	0	6,982,971	0	0	0	0
	Executive Severance	0	0	0	1,652,268	0	0
	TOTAL	13,703,006	25,964,940	17,717,969	15,355,274	16,479,086	13,703,006
Maryanne R. Lavan	Supplemental Pension	9,914,367	9,914,367	9,914,367	9,914,367	9,914,367	9,914,367
	LTIP	0	1,052,000	0	0	0	0
	RSUs	0	3,408,612	3,408,612	0	2,416,171	0
	PSUs	0	5,961,588	0	0	0	0
	Executive Severance	0	0	0	1,529,690	0	0
	TOTAL	9,914,367	20,336,567	13,322,979	11,444,057	12,330,538	9,914,367

Termination/Resignation

Resignation by executives who are eligible for retirement, for purposes of this table, is treated as retirement. All NEOs were eligible for retirement as of December 31, 2016.

64     www.lockheedmartin.com/investor

Executive Compensation

Supplemental Pension

The Supplemental Pension lump sum value was calculated using plan assumptions and age of the executive as of December 31, 2016. Payments under the Supplemental Pension do not commence prior to age 55, except in the case of a change in control. The Supplemental Pension assumptions in effect for December 31, 2016, are a 4.00 percent discount rate (1.75 percent for benefits earned prior to 2005) and the mortality tables applicable to lump sum distributions for qualified plans under section 417(e) of the Internal Revenue Code (1983 Group Annuity Mortality for benefits earned prior to 2005 and after 2004 if the resulting benefit is larger). The Supplemental Pension assumptions are set forth in the plan document and may be different than the assumptions used to calculate the accrued benefit reported in the “2016 Pension Benefits” or “Summary Compensation” tables or for financial reporting. In 2015, the Supplemental Pension Plan was amended to use the mortality assumptions applicable to lump sum distributions for qualified plans under section 417(e) of the Internal Revenue Code for benefits accrued after December 31, 2004.

Long-Term Incentive Performance Awards

The table shows an amount payable in the event of a change in control trigger event for the 2015-2017 and 2016-2018 LTIP performance periods. For a trigger event based upon death, disability, retirement (or resignation after satisfying the requirements for retirement), layoff or divestitures on December 31, 2016, amounts (if any) for the 2015-2017 and 2016-2018 LTIP performance periods would not be payable until after the end of the performance period. The estimated prorated amounts payable for the 2015-2017 performance cycle based on performance through December 31, 2016 are: Ms. Hewson: $1,961,728; Mr. Tanner: $703,245; Mr. Bennett: $437,886; Mr. Carvalho: $525,463; and Ms. Lavan: $455,401. The estimated prorated amounts payable for the 2016-2018 performance cycle based on performance through December 31, 2016 are: Ms. Hewson: $1,300,279; Mr. Tanner: $452,590; Mr. Bennett: $374,247; Mr. Carvalho: $374,247; and Ms. Lavan: $299,848. The table does not include amounts for the 2014-2016 performance cycle as these amounts are reported in the Summary Compensation Table (see notes to column (g)).

Restricted Stock Units

All 2014, 2015 and 2016 RSUs would continue to vest for retirement or layoff occurring on December 31, 2016, and would not become payable until January 2017, January 2018 and January 2019, respectively, and are not included in the table. For a change in control (assuming satisfaction of the double trigger), death, disability or divestiture, the reported value of the RSUs was based upon the closing price of our stock on December 31, 2016 ($249.94) plus deferred dividend equivalents that accrued. The amounts payable for retirement or layoff on December 31, 2016 at the end of the respective vesting periods (January 2017, January 2018 and January 2019 for the 2014, 2015 and 2016 RSUs, respectively) are the same as the amounts shown for immediate payment on account of death, disability and divestiture.

Performance Stock Units

The table shows an amount payable in the event of a change in control trigger event for the 2014-2016, 2015-2017 and 2016-2018 performance periods. The amount shown for the PSUs upon a change in control is the target level of the shares valued using the closing price of our stock on December 31, 2016 ($249.94) plus deferred dividend equivalents that accrued. The table assumes the double trigger occurred. For a trigger event based upon death, disability, retirement (or resignation after satisfying the requirements for retirement), layoff or divestitures on December 31, 2016, amounts (if any) for the 2014-2016, 2015-2017 and 2016-2018 PSU performance periods would be paid on a prorated basis following the end of the applicable performance period. The payments estimated to be paid on a non-prorated basis following the end of the performance cycle using the December 31, 2016 stock price are reported for the 2014-2016 PSU performance cycle in column (h) of the Outstanding Equity Awards at 2016 and for 2015-2017 and 2016-2018 in column (j) of that table. The prorated amounts for a trigger event occurring on December 31, 2016 plus deferred dividend equivalents that accrued are for each cycle: (i) 2014-2016 cycle: Ms. Hewson: $14,337,941; Mr. Tanner: $5,222,359; Mr. Bennett: $3,161,163; Mr. Carvalho: $3,876,583; and Ms. Lavan: $3,417,706; (ii) 2015-2017 cycle: Ms. Hewson: $6,530,756; Mr. Tanner: $2,341,032; Mr. Bennett: $1,457,821; Mr. Carvalho: $1,749,858; and Ms. Lavan: $1,516,177; and (iii) 2016-2018 cycle: Ms. Hewson: $3,678,654; Mr. Tanner: $1,280,470; Mr. Bennett: $1,058,928; Mr. Carvalho: $1,058,928; and Ms. Lavan: $848,684. The prorated amounts are based on the estimated performance and stock price as of December 31, 2016.

Executive Severance

The total amounts projected for severance payments due to layoff are based on the plan (as amended) approved by the Board in 2008. It includes payment for salary and target annual incentive equivalent to one-year’s payment (2.99 years for Ms. Hewson), estimated costs for benefits continuation for one year, outplacement services and relocation assistance (if required under the plan terms).

2017 Proxy Statement	65

DIRECTOR COMPENSATION

Annual Directors’ Compensation (Non-Employee Directors)

Annual Cash Retainer	$145,000
Annual Equity Retainer [1]	$145,000
Audit Committee Chairman Retainer	$25,000
Compensation Committee Chairman Retainer	$20,000
Other Committee Chairman Retainers	$15,000
Lead Director Retainer	$25,000
Travel Accident Insurance	$1,000,000
Deferred Compensation Plan – deferral plan for cash retainer
Director Education – reimbursed for costs and expenses

(1)  Payable under the Lockheed Martin Corporation 2009 Directors Equity Plan.

The Governance Committee annually reviews publicly available data for the companies that comprise the peer group we use for benchmarking executive compensation. No changes to director compensation were made in 2016. The non-employee director annual retainer of $290,000 (not including Lead Director or committee chairmen retainers) is paid 50 percent in cash and 50 percent in equity.

The cash portion of the non-employee director retainer is paid quarterly. The Lockheed Martin Corporation 2009 Directors Equity Plan (Directors Equity Plan) governs the equity portion of the non-employee director retainer. The Directors Equity Plan is a separate equity plan for non-management directors only. It was approved by stockholders in 2009. In June 2014, the Board resolved that each non-employee director would elect to receive the equity portion of the retainer in the form of stock units for each year beginning with 2015 and would not elect options to purchase shares unless the Board resolution is further amended or revoked.

The Directors Equity Plan provides that a director eligible for retirement at the next Annual Meeting receives a prorated grant (one-third) for the four months of service prior to the Annual Meeting. Except in certain circumstances, stock units vest 50 percent on June 30 and 50 percent on December 31 following the grant date. Upon a change in control or a director’s retirement, death, or disability, the director’s stock units and outstanding options become fully vested, and the director has the right to exercise the options. Upon a director’s termination of service from our Board, we distribute the vested stock units, at the director’s election, in whole shares of stock or in cash, in a lump sum or in annual installments over a period of up to 20 years. Prior to distribution, a director has no voting, dividend or other rights with respect to the stock units held under the Directors Equity Plan, but is credited with additional stock units representing dividend equivalents (converted to stock units based on the closing price of our stock on the dividend payment dates). Outstanding options have a term of ten years.

The Directors Equity Plan provides that equity grants are made with respect to a calendar year on the second business day following the later of (i) the date of the first regular meeting of the Board in each calendar year, or (ii) the date on which the Corporation releases its financial results for the previous calendar year; provided that, if such date is later than February 15, the award date is February 15 (or the next business day if February 15 is not a business day).

The Lockheed Martin Corporation Directors Deferred Compensation Plan (Directors Deferred Compensation Plan) provides non-employee directors the opportunity to defer up to 100 percent of the cash portion of their fees. Deferred amounts earn interest at a rate that tracks the performance of: (i) the investment options available under the employee deferred compensation plans; or (ii) our company stock (with dividends reinvested), at the director’s election. Deferred fees are distributed in a lump sum or in up to 15 annual installments commencing at a time designated by the director following termination.

Stock Ownership Guidelines

To align their interests with the long-term interests of our stockholders, we expect our directors to maintain an ownership interest in the Corporation. Under our Director Stock Ownership Guidelines, non-employee directors have five years from the time they join the Board to achieve stock ownership levels (common stock or stock units) equivalent to five times the annual cash retainer. Each non-employee director has exceeded the stock ownership guidelines, with the exception of Mr. Carlson and Ms. Gordon who have until July 2020 and June 2021, respectively, to meet the guidelines. Ms. Hewson is subject to the Stock Ownership Requirements for Key Employees as described on page 49.

66     www.lockheedmartin.com/investor

Director Compensation

2016 Director Compensation

The following table provides information on the compensation of our directors for the fiscal year ended December 31, 2016. Ms. Hewson does not receive separate compensation for service as a director of the Corporation.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(g)	(h)
Daniel F. Akerson	165,000	145,000	381	310,381
Nolan D. Archibald	185,000	145,000	10,000	340,000
Rosalind G. Brewer	145,000	145,000	1,375	291,375
David B. Burritt	145,000	145,000	10,650	300,650
Bruce A. Carlson	145,000	145,000	746	290,746
James O. Ellis, Jr.	160,000	145,000	2,541	307,541
Thomas J. Falk	170,000	145,000	11,299	326,299
Ilene S. Gordon	75,288	72,500	1,000	148,788
Gwendolyn S. King *	44,615	48,333	56	93,004
James M. Loy	160,000	145,000	115	305,115
Joseph W. Ralston	160,000	145,000	1,328	306,328
Anne Stevens	145,000	145,000	714	290,714

*   Retired at 2016 Annual Meeting.

Fees Earned or Paid in Cash (Column (b))

Represents the aggregate dollar amount of 2016 fees earned or paid in cash for services as a director, including annual retainer, committee chairman retainers, and Lead Director retainer.

Stock Awards (Column (c))

Represents the aggregate grant date fair value computed in accordance with ASC 718 for awards of stock units in 2016 under the Directors Equity Plan. For 2016, each non-employee director (with the exception of Mrs. King and Ms. Gordon) was credited with 691 stock units with an aggregate grant date fair value of $145,000. The grant date fair value is the closing price of our stock ($209.80) on the date of the grant (February 1, 2016). Mrs. King, who retired from the Board at the 2016 annual meeting, received a prorated award on February 1, 2016 and was credited with 230 stock units with an aggregate grant date fair value of $48,333. Ms. Gordon joined the Board in June 2016 and was credited with 291 stock units on July 1, 2016 with an aggregate grant date fair value of $72,500. The grant date fair value of Ms. Gordon’s award was $249.35 per share. The outstanding number of stock units credited to each director under the Directors Equity Plan (and the comparable plan in place prior to January 1, 2009), as of December 31, 2016, were: Mr. Akerson 2,158; Mr. Archibald 23,088; Mrs. Brewer 6,810; Mr. Burritt 7,181; Mr. Carlson 1,038; Mr. Ellis 17,921; Mr. Falk 8,317; Ms. Gordon 295; Mr. Loy 16,596; Mr. Ralston 21,377; and Ms. Stevens 19,889. There are no outstanding stock units under the Lockheed Martin Corporation Directors Deferred Stock Plan.

All Other Compensation (Column (g))

Perquisites and other personal benefits provided to directors did not exceed $10,000. All other compensation includes matching contributions made to eligible universities, colleges, and other non-profit organizations under the Corporation’s matching gift programs. The Corporation’s matching contribution includes the following charitable contributions made in 2016 or to be made by the Corporation in 2017 to match a contribution in the prior year: Mr. Archibald $10,000; Mrs. Brewer $1,000; Mr. Burritt $10,000; Mr. Ellis $1,000; Mr. Falk $10,000; and Ms. Gordon $1,000. The matching gift programs are the same as the programs generally available to employees. Other amounts include tax assistance on travel expenses for a spouse accompanying a director while on business travel.

2017 Proxy Statement	67

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

Directors and Executive Officers

The following table shows Lockheed Martin common stock beneficially owned by and stock units credited to each NEO, director, nominee and all NEOs, directors, nominees and other executive officers as a group as of February 1, 2017. Except as otherwise noted, the named individuals had sole voting and investment power with respect to such securities. No director, nominee or NEO, individually or as a group, beneficially owned more than one percent of our outstanding common stock. All amounts are rounded to the nearest whole share. No shares have been pledged. The address of each director, nominee and executive officer is c/o Lockheed Martin Corporation, 6801 Rockledge Drive, Bethesda, MD 20817.

Name	Common Stock [1,2]		Stock Units *		Total
Daniel F. Akerson	5,022	[3]	2,731	[6]	7,753
Nolan D. Archibald	23,087		574	[6]	23,661
Dale P. Bennett	36,346		28,221	[8,9,10]	64,567
Rosalind G. Brewer	6,464		4,277	[6,7]	10,741
David B. Burritt	8,502		12,801	[6,7]	21,303
Bruce A. Carlson	691		1,273	[6,7]	1,964
Orlando P. Carvalho	103,936		14,049	[8,10]	117,985
James O. Ellis, Jr.	17,776	[4]	919	[6]	18,695
Thomas J. Falk	5,250	[5]	8,890	[6]	14,140
Ilene S. Gordon	0		868	[6]	868
Marillyn A. Hewson	251,330		57,872	[8,9,10]	309,203
Maryanne R. Lavan	13,999		21,490	[8,9,10]	35,490
James M. Loy	0		17,169	[6]	17,169
Joseph W. Ralston	21,377		574	[6]	21,950
Anne Stevens	17,733		2,729	[6]	20,462
Bruce L. Tanner	338,173		26,425	[8,9,10]	364,598
All directors, nominees and executive officers as a group (20 individuals including those named above)	882,189		244,830		1,127,020

*	Does not include unvested PSUs.
(1)	Includes common stock not currently owned but which could be acquired within 60 days following February 1, 2017 through the exercise of stock options for Mr. Carvalho 65,471; Ms. Hewson 142,369; and Mr. Tanner 266,444. Includes shares payable at termination with respect to vested stock units credited under the Directors Equity Plan for which a director has elected payment in stock for Mr. Archibald 23,088; Mrs. Brewer 6,465; Mr. Burritt 340; Mr. Carlson 691; Mr. Ellis 17,576; Mr. Ralston 21,377; and Ms. Stevens 17,733. Units for which a director has elected payment in cash are reported in the “Stock Units” column. There are no voting rights associated with stock units.
(2)	Includes shares attributable to the participant’s account in the Lockheed Martin Salaried Savings Plan for Mr. Bennett 8,552; Mr. Carvalho 10,637; Ms. Hewson 433; Ms. Lavan 662; and Mr. Tanner 2,407. Participants have voting power and investment power over the shares.
(3)	Includes 22 shares owned by Mr. Akerson’s spouse’s family trust.
(4)	Represents shares held in a revocable trust.
(5)	Represents shares beneficially owned by Mr. Falk and his spouse through a family limited partnership.
(6)	Includes stock units under the Directors Equity Plan for Mr. Akerson 2,731; Mr. Archibald 574; Mrs. Brewer 4,277; Mr. Burritt 12,801; Mr. Carlson 1,273; Mr. Ellis 919; Mr. Falk 8,890; Ms. Gordon 868; Mr. Loy 17,169; Mr. Ralston 574 and Ms. Stevens 2,729 for which directors have elected to receive distributions of units in the form of cash and unvested stock units credited on January 30, 2017 under the Directors Equity Plan (574 for each director). There are no voting rights associated with stock units.
(7)	Includes stock units under the Directors Deferred Compensation Plan representing deferred cash compensation for Mrs. Brewer 3,358; Mr. Burritt 5,386 and Mr. Carlson 353. The stock units (including dividend equivalents credited as stock units) are distributed in the form of cash. There are no voting rights associated with stock units.
(8)	Includes stock units attributable to the participant’s account under the DMICP (including units credited under the LTIP awards) for Mr. Bennett 12,548; Mr. Carvalho 966; Ms. Hewson 8,323; Ms. Lavan 8,667; and Mr. Tanner 6,009. Although most of the units will be distributed following termination or retirement in shares of stock, none of the units are convertible into shares of stock within 60 days of February 1, 2017. There are no voting rights associated with stock units.
(9)	Includes stock units attributable to the participant’s account under the NQSSP for Mr. Bennett 3,339; Ms. Hewson 2,862; Ms. Lavan 2,081; and Mr. Tanner 3,917. Amounts credited to a participant’s account in the NQSSP are distributed in cash following termination of employment. There are no voting rights associated with stock units.
(10)	Includes unvested RSUs for Mr. Bennett 12,334; Mr. Carvalho 13,083; Ms. Hewson 46,687; Ms. Lavan 10,743; and Mr. Tanner 16,499. Each RSU represents a contingent right to receive one share of common stock. There are no voting rights associated with RSUs.

68     www.lockheedmartin.com/investor

Security Ownership of Management and Certain Beneficial Owners

Security Ownership of Certain Beneficial Owners

The following table shows information regarding each person known to be a “beneficial owner” of more than 5% of our common stock. For purposes of this table, beneficial ownership of securities generally means the power to vote or dispose of securities, or the right to acquire securities that may be voted or disposed of, regardless of any economic interest in the securities. All information shown is based on information reported by the filer on a Schedule 13G filed with the SEC on the dates indicated in the footnotes to this table.

Name and Address	Amount of Common Stock	Percent of Outstanding Shares
State Street Corporation and State Street Bank and Trust Company [1] State Street Financial Center One Lincoln Street Boston, MA 02111	48,630,976	16.6
Capital World Investors [2] 333 South Hope Street Los Angeles, CA 90071	25,665,421	8.7
BlackRock, Inc. [3] 55 East 52nd Street New York, NY 10022	19,260,394	6.6
The Vanguard Group [4] 100 Vanguard Boulevard Malvern, PA 19355	18,453,683	6.3

(1)	As reported on a Schedule 13G filed on February 14, 2017 by State Street Corporation (State Street) and State Street Bank and Trust Company. State Street Bank and Trust Company beneficially owns 45,429,777 of the 48,630,976 shares held by State Street and its direct and indirect subsidiaries, acting in various capacities. Both State Street and State Street Bank and Trust Company had sole voting power with respect to 1,688,314 shares. State Street had shared voting power with respect to 46,942,662 shares, and State Street Bank and Trust Company had shared voting power with respect to 43,741,463 shares. State Street had shared dispositive power with respect to 48,630,976 shares and State Street Bank and Trust Company had shared dispositive power with respect to 45,429,777 shares. State Street Bank and Trust Company held 38,581,672 of its 45,429,777 shares as trustee, independent fiduciary and/or investment manager for various Lockheed Martin employee benefit plans. In this capacity, State Street Bank and Trust Company had dispositive power and voting power over the shares in certain circumstances.
(2)	As reported on a Schedule 13G/A filed on February 13, 2017 by Capital World Investors (Capital World), a division of Capital Research and Management Company (Capital Research). Capital World had sole voting and dispositive power with respect to such shares and is deemed to be the beneficial owner as a result of Capital Research acting as an investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940.
(3)	As reported on a Schedule 13G/A filed on January 25, 2017 by BlackRock, Inc. BlackRock, Inc. and its subsidiaries had sole dispositive power with respect to 19,260,394 shares and sole voting power over 17,197,474 shares.
(4)	As reported on a schedule 13G/A filed on February 10, 2017 by The Vanguard Group. The Vanguard Group had sole dispositive power with respect to 18,022,952 shares and sole voting power over 396,365 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our executive officers and directors (and persons who own more than 10% of our equity securities) file reports of ownership and changes in ownership with the SEC, the NYSE and with us. Based solely on our review of copies of forms and written representations from reporting persons, the Corporation has determined that no reporting person known to it was delinquent with respect to their reporting obligations during 2016, with the exception of the following Forms 4 that were not timely filed by the Corporation on behalf of each of the following executive officers. Each Form 4 reported a series of vesting and grant date activities that take place annually in January for: Richard F. Ambrose, Dale P. Bennett, Orlando P. Carvalho, Richard H. Edwards, Maryanne R. Lavan, Kenneth R. Possenriede and Bruce L. Tanner (with respect to the acquisition of shares upon settlement of PSUs and RSUs granted on January 28, 2013; the accelerated vesting of a portion of RSUs granted on January 29, 2015 for FICA tax withholding obligations; and the grant of RSUs on January 28, 2016); Mr. Ambrose and Ms. Lavan (with respect to the acquisition of phantom stock units on January 28, 2016); Sondra L. Barbour and Brian P. Colan (with respect to the acquisition of shares upon settlement of PSUs and RSUs granted on January 28, 2013; and the grant of RSUs on January 28, 2016). All of the foregoing non-market transactions were between the Corporation and each executive officer pursuant to the Corporation’s 2011 Amended and Restated Incentive Performance Award Plan and were required to have been filed with the SEC no later than February 1, 2016. The late filings were due to an administrative error and were made promptly on February 2, 2016.

2017 Proxy Statement	69

PROPOSAL 5: STOCKHOLDER PROPOSAL

The stockholder identified below has submitted the following proposal to be voted upon at the Annual Meeting. In accordance with SEC rules, we are reprinting the proposal and supporting statements as they were submitted to us. The Corporation is not responsible for their contents or any inaccuracies contained therein.

Stockholder Proposal to Adopt the Holy Land Principles

The Holy Land Principles, Capitol Hill, P.O. Box 15128, Washington, D.C. 20003-0849, the beneficial owner of no less than 14 shares of common stock of the Corporation having a market value greater than $2,000, has notified the Corporation that it intends to present the following proposal at this year’s Annual Meeting:

HOLY LAND PRICIPLES
LOCKHEED MARTIN RESOLUTION

WHEREAS, LOCKHEED MARTIN has operations in Palestine/Israel;

WHEREAS, achieving a lasting peace in the Holy Land -- with security for Israel and justice for Palestinians -- encourages us to promote a means for establishing justice and equality;

WHEREAS, fair employment should be the hallmark of any American company at home or abroad and is a requisite for any just society;

WHEREAS, Holy Land Principles Inc., a non-profit organization, has proposed a set of equal opportunity employment principles to serve as guidelines for corporations in Israel/Palestine.

These are:

1.	Adhere to equal and fair employment practices in hiring, compensation, training, professional education, advancement and governance without discrimination based on national, racial, ethnic or religious identity.
2.	Identify underrepresented employee groups and initiate active recruitment efforts to increase the number of underrepresented employees.
3.	Develop training programs that will prepare substantial numbers of current minority employees for skilled jobs, including the expansion of existing programs and the creation of new programs to train, upgrade, and improve the skills of minority employees.
4.	Maintain a work environment that is respectful of all national, racial, ethnic and religious groups.
5.	Ensure that layoff, recall and termination procedures do not favor a particular national, racial, ethnic or religious group.
6.	Not make military service a precondition or qualification for employment for any position, other than those positions that specifically require such experience, for the fulfillment of an employee’s particular responsibilities.
7.	Not accept subsidies, tax incentives or other benefits that lead to the direct advantage of one national, racial, ethnic or religious group over another.
8.	Appoint staff to monitor, oversee, set timetables, and publicly report on their progress in implementing the Holy Land Principles.

RESOLVED: Shareholders request the Board of Directors to: Make all possible lawful efforts to implement and/or increase activity on each of the eight Holy Land Principles.

SUPPORTING STATEMENT

The proponent believes that LOCKHEED MARTIN benefits by hiring from the widest available talent pool. An employee’s ability to do the job should be the primary consideration in hiring and promotion decisions.

Implementation of the Holy Land Principles -- which are pro-Jewish, pro-Palestinian and pro-company -- will demonstrate concern for human rights and equality of opportunity in its international operations.

Please vote your proxy FOR these concerns.

70     www.lockheedmartin.com/investor

Proposal 5: Stockholder Proposal

Board of Directors Statement in Opposition to Proposal 5

Lockheed Martin already has a worldwide nondiscrimination and equal employment opportunity policy that addresses the concerns of this Proposal. Lockheed Martin’s policy and practice worldwide (including in Israel) is to provide equal employment opportunity to employees and applicants for employment without regard to race, ethnicity, religion, color, sex, pregnancy, national origin, age, veteran status, ancestry, sexual orientation, gender identity or expression, marital status, family structure, genetic information, or mental or physical disability. This global policy extends to recruitment, selection and other aspects of employment, such as promotion, transfer, layoff, termination, compensation, training and disciplinary action. We have established a Code of Ethics and Business Conduct (Code of Conduct), which is available on our website at www.lockheedmartin.com/corporate-governance that applies to all of our employees, wherever they work. The Code of Conduct is translated in multiple languages such as Arabic and Hebrew, and includes our commitment to good citizenship, including the protection and advancement of human rights, equal employment opportunity and our zero tolerance policy for discrimination and harassment. Our commitment to corporate responsibility is further highlighted in our annual Sustainability Report, which is available at www.lockheedmartin.com/sustainability. Our policies are based on leading frameworks and input from stakeholders. As a global enterprise, we recognize various countries where we operate may have different standards in the workplace, however our standards apply to all employees and our Board of Directors.

Lockheed Martin has a history of and a continued commitment to being a leader in sustainable business practices. A major dimension of these efforts, diversity and inclusion, is embedded in our values of doing what’s right, respecting others and performing with excellence, and as such, in our governance, staff functions, performance management process and Board oversight. We see diversity as the attributes people bring based on their backgrounds, experiences, capabilities and perspectives. Our Board of Directors and executive leadership team set the tone for diversity and inclusion throughout our organization. Our Executive Inclusion Council, comprised of leaders from across the Enterprise, oversees a comprehensive diversity and inclusion strategy, and reviews our goals and progress annually. Lockheed Martin’s executive leadership team approves and monitors a set of Enterprise-wide sustainability goals, known as the Sustainability Management Plan, and also provides strategic guidance on diversity and inclusion. Across Lockheed Martin, the Business Segments have established Diversity Councils that align their efforts with the strategic priorities established by the Sustainability Management Plan. They focus on driving the Corporation’s diversity and inclusion strategy within the businesses to promote an inclusive environment, business innovation and corporate success.

Given the strength of our existing policies and initiatives to ensure equal employment and non-discrimination of persons throughout our global operations, including our Israel operations, we believe that the adoption of this Proposal is unnecessary and would lead to increased administration and cost. Lockheed Martin is a company with global operations and regional or country-specific diversity commitments that are not required by law and would be inconsistent with our business and strategy. Our policies need to be applied throughout the world in which we operate. We remain committed to the fair employment of employees in Israel and worldwide, however we believe the adoption of the Holy Land Principles is unnecessary and not in the best interests of the company, our stockholders or our employees.

The Board unanimously recommends that you vote AGAINST Proposal 5.

2017 Proxy Statement	71

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Do I need an admission ticket to attend the Annual Meeting?

Yes. You (and any one family member guest) must present both an admission ticket and valid, government-issued photographic identification to attend the Annual Meeting. Please follow the advance registration instructions on page 78. If you do not have an admission ticket and valid, government-issued photographic identification, you will not be admitted into the Annual Meeting. For security reasons, all hand-carried items will be subject to inspection, and all bags, briefcases, and packages must be checked. Cameras, cell phones, and other electronic devices will not be allowed in the meeting room.

Who is entitled to vote at the Annual Meeting?

Holders of our common stock at the close of business on February 24, 2017 (the “Record Date”) are entitled to vote their shares at the Annual Meeting. As of the Record Date, there were 289,823,190 shares outstanding. Each share outstanding on the Record Date is entitled to one vote on each proposal presented at the Annual Meeting. This includes shares held through Lockheed Martin Direct Invest, our dividend reinvestment and stock purchase plan, and through our employee benefit plans. Your proxy card shows the number of shares held in your account(s) as of the Record Date.

What is the difference between holding shares as a registered stockholder and as a beneficial owner?

If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A. (Computershare), you are considered the “registered stockholder” of those shares. We mail the Proxy Materials and our Annual Report to you directly.

If your shares are held in a stock brokerage account or by a bank or other nominee (street name), you are considered the “beneficial owner” of the shares that are registered in street name. In this case, the Proxy Materials and our Annual Report were forwarded to you by your broker, bank or other nominee. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares by following the voting instructions included in the mailing.

Employees with shares allocated in an employee benefit plan account will vote shares allocated to their benefit plan account electronically and will not receive a paper mailing for those shares. Employees should review the information on procedures for voting by plan participants on page 74.

What am I voting on and what are the Board voting recommendations?

Our stockholders will be voting on the following proposals:

Proposal	Description	Board Voting Recommendations	Page
1	Election of Directors	FOR ALL DIRECTOR- NOMINEES	23
2	Ratification of Appointment of Independent Auditors	FOR	29
3	Advisory Vote to Approve the Compensation of our Named Executive Officers (Say-on-Pay)	FOR	32
4	Advisory Vote to Approve the Frequency of Votes on Say-on-Pay	FOR “ONE YEAR”	32
5	Stockholder Proposal Requesting that the Corporation Adopt the Holy Land Principles	AGAINST	70

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Questions and Answers About the Annual Meeting

Can other matters be decided at the Annual Meeting?

At the time this Proxy Statement went to press, we were not aware of any other matters to be presented at the Annual Meeting. If other matters are properly presented for consideration at the Annual Meeting, the proxy holders appointed by our Board (who are named on your proxy card if you are a registered stockholder) will have the discretion to vote on those matters in accordance with their best judgment on behalf of stockholders who provide a valid proxy by Internet, by telephone or by mail if you received it by mail.

What is the procedure for voting?

●	If your shares are registered in your name, you can vote using any of the methods described below.
●

If your shares are held in the name of a broker, bank, or other nominee, your nominee will provide you with instructions on the procedure for voting your shares. Employees with shares allocated in an employee benefit plan account should review the information on procedures for voting by employees on page 74.

●

If you hold shares in multiple accounts, you may receive multiple Proxy Material packages (electronically and/or by mail). Please be sure to vote all of your Lockheed Martin shares in each of your accounts in accordance with the voting instructions you receive.

By Internet or Telephone

You can vote your shares via the Internet at www.investorvote.com. Please have your proxy card in hand when you go online. You will have an opportunity to confirm your voting selections before your vote is recorded.

You can vote your shares by telephone by calling toll free 1-800-652-8683 within the U.S., Canada, and Puerto Rico, or 1-781-575-2300 from outside the U.S. Please have your proxy card in hand when you call. You will have an opportunity to confirm your voting selections before your vote is recorded.

Internet and telephone voting facilities for registered stockholders will be available 24 hours a day until 1:00 a.m., Eastern Daylight Time, on April 27, 2017. If you vote your shares on the Internet or by telephone, you do not have to return your proxy card.

The availability of Internet and telephone voting for beneficial owners will depend on the voting processes of your broker, bank or other nominee. You should follow the voting instructions in the materials that you received from your nominee.

By Mail

If you received your Proxy Materials by mail, mark, date and sign the proxy card and return it in the postage prepaid envelope provided. If voting instructions are provided, shares represented by the proxy card will be voted in accordance with the voting instructions. If you want to vote in accordance with the Board’s recommendations, sign, date and return the proxy card without marking it. The named proxy holders will vote signed but unmarked proxy cards in accordance with the Board’s recommendations.

If you are a registered stockholder, and the postage prepaid envelope is missing, please mail your completed proxy card to Lockheed Martin Corporation, c/o Computershare Investor Services, P.O. Box 43116, Providence, RI 02940.

In Person at the Annual Meeting

All registered stockholders can vote in person at the Annual Meeting. Voting your proxy electronically via the Internet, by telephone or by mail does not limit your right to vote at the Annual Meeting. You also can choose to be represented by another person at the Annual Meeting by executing a legally valid proxy designating that person to vote on your behalf. You must properly pre-register your designee by following the instructions on page 78. If you are a beneficial owner of shares, you must obtain a legally valid proxy from your broker, bank or other nominee and present it to the inspectors of election with your ballot to be able to vote at the Annual Meeting. A legal proxy is an authorization from your broker, bank or other nominee to vote the shares held in the nominee’s name that satisfies Maryland law and the SEC requirements for proxies.

Can I change my proxy vote?

Yes. If you are a registered stockholder, you can change your proxy vote or revoke your proxy at any time before the Annual Meeting by:

●	Returning a signed proxy card with a later date;
●	Authorizing a new vote electronically through the Internet or by telephone;

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Questions and Answers About the Annual Meeting

●

Delivering a written revocation of your proxy to Lockheed Martin Corporation, Attention: Senior Vice President General Counsel and Corporate Secretary 6801 Rockledge Drive, Bethesda, MD 20817 before your original proxy is voted at the Annual Meeting; or

●	Submitting a written ballot at the Annual Meeting.

If you are a beneficial owner of shares, you can submit new voting instructions by contacting your broker, bank or other nominee. You also can vote in person at the Annual Meeting if you obtain a legal proxy from your bank, broker or other nominee (the registered stockholder) as described in the answer to the previous question.

Your personal attendance at the Annual Meeting does not revoke your proxy. Unless you vote at the Annual Meeting, your last valid proxy prior to or at the Annual Meeting will be used to cast your vote.

What if I return my proxy card but do not provide voting instructions?

Proxies that are signed and returned but do not contain voting instructions will be voted:

●	FOR the election of the 12 director-nominees listed in this proxy statement (Proposal 1);
●	FOR the ratification of the appointment of Ernst & Young LLP, an independent registered public accounting firm, as independent auditors for the 2017 fiscal year (Proposal 2);
●	FOR the advisory vote to approve the compensation of our named executive officers (Say-on-Pay) (Proposal 3);
●	FOR “ONE YEAR” to approve the frequency of votes on Say-on-Pay (Proposal 4);
●	AGAINST the stockholder proposal requesting that the Corporation adopt the Holy Land Principles (Proposal 5); and
●	In the best judgment of the named proxy holders if any other matters are properly brought before the Annual Meeting.

How do I vote if I participate in one of the Corporation’s 401(k) or defined contribution plans?

As a participant in one of our employee 401(k) or defined contribution plans, you can direct the plan trustees how to vote shares allocated to your account(s) on a proxy voting direction or instruction card, electronically through the Internet or by telephone. Most active employees who participate in these benefit plans will receive an email notification announcing Internet availability of the Proxy Materials and how to submit voting directions.

If you do not provide timely directions to the plan trustee, shares allocated to your account(s) will be voted by the plan trustee depending on the terms of your plan or other legal requirements.

Plan participants may attend the Annual Meeting, but may not vote plan shares at the Annual Meeting. If you wish to vote, whether you plan to attend the Annual Meeting or not, you should direct the trustee of your plan(s) how you wish to vote your plan shares no later than 11:59 p.m., Eastern Daylight Time, on April 24, 2017.

How many shares must be present to hold the Annual Meeting?

In order for us to lawfully conduct business at our Annual Meeting, a majority of the shares outstanding and entitled to vote as of the Record Date, must be present in person or by proxy. This is referred to as a quorum. Your shares are counted as present at the Annual Meeting if you attend the Annual Meeting and vote in person or abstain from voting, or if you properly return a proxy by Internet, by telephone or by mail in advance of the Annual Meeting and do not revoke the proxy.

Will my shares be voted if I don’t provide my proxy or instruction card?

Registered Stockholders

If your shares are registered in your name, your shares will not be voted unless you provide a proxy by Internet, by telephone, by mail, or vote in person at the Annual Meeting.

Plan Participants

If you are a participant in one of our employee 401(k) or defined contribution plans and you do not provide timely directions to the plan trustee, shares allocated to your account(s) will be voted by the plan trustee depending on the terms of your plan and other legal requirements.

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Questions and Answers About the Annual Meeting

Beneficial Owners

If you hold shares through an account with a broker and you do not provide voting instructions, under NYSE rules, your broker may vote your shares on routine matters only. The ratification of the appointment of Ernst & Young LLP (Proposal 2) is considered a routine matter, and your nominee can therefore vote your shares on that Proposal even if you do not provide voting instructions. Proposals 1, 3, 4, and 5 are not considered routine matters, and your nominee cannot vote your shares on those Proposals unless you provide voting instructions. Votes withheld by brokers in the absence of voting instructions from a beneficial owner are referred to as “broker non-votes.”

Multiple Forms of Ownership

The Corporation cannot provide a single proxy or instruction card for stockholders who own shares in multiple forms as registered stockholders, plan participants or beneficial owners. As a result, if your shares are held in multiple types of accounts, you must submit your votes for each type of account in accordance with the instructions you receive for that account.

What is the vote required for each proposal?

For Proposal 1, the votes that stockholders cast “FOR” a director-nominee must exceed the votes that stockholders cast “AGAINST” a director-nominee to approve the election of each director-nominee. For each of Proposals 2, 3, and 5 the affirmative vote of a majority of the votes cast is required to approve the proposal. With respect to Proposal 4, a plurality of the votes cast will determine the stockholders’ preferred frequency for holding an advisory vote on executive compensation. In other words, whichever of the three options (one year, two years or three years) receives the greatest number of votes will be considered the preferred frequency. “Votes cast” exclude abstentions and broker non-votes. Proposals 2, 3, 4 and 5 are advisory and non-binding. However, the Board will review the voting results on these proposals and take the results into account when making future decisions regarding these matters.

What is the effect of an abstention?

A stockholder who abstains on some or all matters is considered present for purposes of determining if a quorum is present at the Annual Meeting, but an abstention is not counted as a vote cast. An abstention has no effect on the vote on any proposal.

What is the effect of a broker non-vote?

If a broker casts a vote on Proposal 2 (Ratification of Auditors), the vote will be included in determining whether a quorum exists for holding the meeting. The broker does not have authority to vote on the other proposals absent directions from the beneficial owner.

As a result, if the beneficial owner does not vote on Proposals 1, 3, 4 or 5 so that there is a “broker non-vote” on those items, the broker non-votes do not count as votes cast for that proposal and have no effect on the proposal. Thus, a broker non-vote on these proposals will not impact our ability to obtain a quorum, will not affect the outcome with respect to the election of directors and will not otherwise affect the outcome of the vote on a proposal that requires the affirmative vote of a majority of the votes cast on the proposal.

Who will count the votes?

Representatives of Computershare will tabulate the votes and act as inspectors of election for the Annual Meeting.

Where can I find the voting results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the inspectors of election and disclosed by the Corporation in a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting.

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Questions and Answers About the Annual Meeting

What is “householding” and how does it affect me?

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, we send only one Annual Report and Proxy Statement to eligible stockholders who share a single address, unless we have received instructions to the contrary from any stockholder at that address. This practice is designed to reduce our printing and postage costs. Stockholders who participate in householding will continue to receive separate proxy cards. We do not use householding for any other stockholder mailings, such as dividend checks, Forms 1099 or account statements.

If you are eligible for householding, but received multiple copies of the Annual Report and Proxy Statement and prefer to receive only a single copy of each of these documents for your household, please contact Computershare, Shareholder Relations, P.O. Box 30170, College Station, TX 77842-3170, or call 1-877-498-8861. If you are a registered stockholder residing at an address with other registered stockholders and wish to receive a separate Annual Report or Proxy Statement at this time or in the future, we will provide you with a separate copy. To obtain this copy, please contact Computershare as indicated above. If you own shares through a broker, bank, or other nominee, you should contact the nominee concerning householding procedures.

To vote all of your shares, you must submit a proxy or voting instruction card for each account (employee benefit plan shares, registered shares and beneficially-owned shares). Accordingly, you will receive a separate solicitation and proxy for each type of account in which shares are held.

Can I receive a copy of the Annual Report?

Yes. We will provide a copy of our Annual Report without charge, upon written request, to any registered or beneficial owner of common stock entitled to vote at the Annual Meeting. Requests should be made in writing addressed to Investor Relations, Lockheed Martin Corporation, 6801 Rockledge Drive, Bethesda, MD 20817, by calling Lockheed Martin Stockholder Direct at 1-800-568-9758, or by accessing the Corporation’s website at www.lockheedmartin.com/investor.

Can I view the Proxy Statement and Annual Report on the Internet?

Yes. The Proxy Statement and Annual Report are available on the Internet at www.lockheedmartin.com/investor. Subject to the “householding” procedures above, all stockholders will receive paper copies of the Proxy Statement, proxy card and Annual Report by mail unless the stockholder has consented to electronic delivery or is an employee with shares allocated in an employee benefit plan. The SEC also maintains a website at www.sec.gov that contains reports, proxy statements, and other information regarding Lockheed Martin.

Can I choose to receive the Proxy Statement and Annual Report on the Internet instead of receiving them by mail?

Yes. If you are a registered stockholder or beneficial owner, you can elect to receive future Annual Reports and Proxy Statements on the Internet only and not receive copies in the mail by visiting Shareholder Services at www.lockheedmartin.com/investor and completing the online consent form. Your request for electronic transmission will remain in effect for all future Annual Reports and Proxy Statements, unless withdrawn. Withdrawal procedures also are available on this website.

Most active employees who participate in the Corporation’s 401(k) and defined contribution plans will receive an email notification announcing Internet availability of the Proxy Materials. A paper copy will not be provided unless requested by the employee following the instruction in the email notification.

Who pays the cost of this proxy solicitation?

The Corporation pays the cost of soliciting proxies on behalf of the Board for the Annual Meeting. We may solicit proxies by Internet, by telephone, by mail or in person. We may make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send Proxy Materials to beneficial owners on our behalf. We reimburse them for their reasonable expenses. We have retained Morrow Sodali, LLC, 470 West Avenue, Stamford, CT 06902 to aid in the solicitation of proxies and to verify related records for a fee of $45,000, plus expenses. To the extent necessary to ensure sufficient representation at the Annual Meeting, we may request the return of proxies by mail, express delivery, courier, telephone, Internet or other means. Stockholders are requested to return their proxies without delay.

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Questions and Answers About the Annual Meeting

How do I submit a proposal or nomination for the Annual Meeting of Stockholders in 2018?

Address to Submit a Stockholder Proposal: Any stockholder who wishes to submit a proposal or nominate a director for consideration at the 2018 Annual Meeting must send their proposal to Lockheed Martin Corporation, Attention: Senior Vice President, General Counsel and Corporate Secretary, 6801 Rockledge Drive, Bethesda, MD 20817.

Deadline and Submission Requirements for Stockholder Proposals: There are separate requirements for stockholder proposals under SEC Rule 14a-8 and proposals under our proxy access provision as stated below. A copy of our Bylaws can be found at www.lockheedmartin.com/corporate-governance.

Type of Proposal	Stockholder Proposal to be included in our proxy statement and proxy card	Proxy Access Nominee - stockholder nomination of director to be included in our proxy statement and proxy card	Stockholder Proposal or Director Nominee not intended to be included in our proxy statement and proxy card
Deadline	November 17, 2017	Must be received between October 18, 2017 and November 17, 2017	Must be received between October 18, 2017 and November 17, 2017
Submission Requirements
●Must comply with applicable SEC Rules (including SEC Rule 14a-8). See also Staff Legal Bulletin 14, which may be found at www.sec.gov/ interps/legal/cfslb14.htm; and

●Must provide the information required under our Bylaws, including Section 1.10
		●Must provide the information required under our Bylaws, including Section 1.11	●Must provide the information required under our Bylaws including Section 1.10

How can I contact the Corporation’s non-management directors?

Stockholders and all interested parties may communicate with the Lead Director or with the non-management directors as a group. If you wish to raise a question or concern to the Lead Director or the non-management directors as a group, you may do so by writing to the Lead Director by email at Lead.Director@lmco.com. You also may write to the Lead Director or Non-Management Directors, c/o Senior Vice President, General Counsel and Corporate Secretary, Lockheed Martin Corporation, 6801 Rockledge Drive, Bethesda, MD 20817.

Our Senior Vice President, General Counsel and Corporate Secretary or her delegate reviews all correspondence sent to the Board. The Board has authorized our Senior Vice President, General Counsel and Corporate Secretary or her delegate to respond to correspondence regarding routine stockholder matters and services (e.g., stock transfers, dividends, etc.). Correspondence from stockholders relating to accounting, internal controls or auditing matters are brought to the attention of the Audit Committee. All other correspondence is forwarded to the Lead Director who determines whether distribution to a Board committee or to the full Board for review is appropriate. Any director may, at any time, review a log of all correspondence addressed to the Board and request copies of such correspondence.

Can I find additional information on the Corporation’s website?

Yes. Although the information contained on our website is not part of this Proxy Statement, you will find information about the Corporation and our corporate governance practices at www.lockheedmartin.com/corporate-governance. Our website contains information about our Board, Board committees, Charter, Bylaws, Code of Conduct, Governance Guidelines and information about insider transactions. Stockholders may obtain, without charge, hard copies of the above documents by writing to Investor Relations, Lockheed Martin Corporation, 6801 Rockledge Drive, Bethesda, MD 20817.

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ATTENDING THE ANNUAL MEETING

Location

Lockheed Martin Center for Leadership Excellence Auditorium 6777 Rockledge Drive Bethesda, Maryland 20817	Parking Garage 6720-C Rockledge Drive Bethesda, Maryland 20817 (Parking will be validated and shuttles will transport stockholders to the Auditorium.)

No parking is available at the Center for Leadership Excellence. If you plan to drive, proceed to the parking garage and a shuttle will take you to the Auditorium. Please plan additional time in your schedule for the shuttle. Shuttle service will begin at 7:15 a.m. The Annual Meeting will begin promptly at 8:00 a.m.

Admission to the Annual Meeting?

Attendance at the Annual Meeting is limited to Lockheed Martin stockholders as of the Record Date (or a named and properly authorized representative), and one family member guest. We reserve the right to limit the number of non-stockholder, family member guests who may attend the Annual Meeting. All attendees must pre-register. An admission ticket will be mailed to you.

Security Check

For security reasons, an admission ticket and valid, government-issued photographic identification (such as a driver’s license or passport) are required to enter the Annual Meeting. You also will be required to enter through a security check point before being granted access into the Annual Meeting. Cameras, cell phones and other electronic devices will not be permitted in the Annual Meeting. All hand-carried items will be subject to inspection and all bags, briefcases and packages will be checked. The Corporation may implement additional security procedures to ensure the safety of the meeting attendees.

Registration Deadline

If you would like to attend the Annual Meeting, please follow the instructions below to pre-register. You are permitted one guest who must be a family member. You must also pre-register any guest. Your request to pre-register must be received by Friday, April 21, 2017. An admission ticket will be mailed to you.

Advance Registration Instructions

●

Registered Stockholders. If you are a registered stockholder (your shares are held in your name), you must pre-register and obtain an admission ticket by (i) checking the appropriate box on the Internet voting site, (ii) following the prompts on the telephone voting site or (iii) marking the appropriate box on your proxy card. If a family member is attending with you, please indicate that when you pre-register and provide his or her name and address.

●

401(k) Participants. If you are a participant in the Lockheed Martin 401(k) or defined contribution plans, and you received a notice of Internet availability of Proxy Materials or you received your Proxy Materials by email, you must pre-register to attend the Annual Meeting (but may not vote plan shares at the meeting). You must pre-register and obtain an admission ticket by (i) checking the appropriate box on the Internet voting site, (ii) following the prompts on the telephone voting site, or (iii) marking the appropriate box on your proxy voting direction card. If a family member is attending with you, please indicate that when you pre-register and provide his or her name and address.

●

Beneficial Owners. If you are a beneficial owner (your shares are held through a broker, bank or other nominee), you must pre-register and obtain an admission ticket by contacting the Corporation at: Lockheed Martin Corporation, Office of the Corporate Secretary, Mail Point 700, 6801 Rockledge Drive, Bethesda, MD 20817, or faxing a request to (301) 897-6960. Provide your name, mailing address and evidence of your stock ownership as of the Record Date. A copy of your brokerage or

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Attending the Annual Meeting

bank statement will suffice as evidence of ownership, or you can obtain a letter from your broker or bank. If a family member is attending with you, please indicate that when you pre-register and provide his or her name and address.

●

Stockholder Proponent. If you are a stockholder proponent and have submitted a proposal that will be presented at the 2017 annual meeting, you must pre-register and obtain an admission ticket by contacting the Corporation at: Lockheed Martin Corporation, Office of the Corporate Secretary, Mail Point 700, 6801 Rockledge Drive, Bethesda, MD 20817, or faxing a request to (301) 897-6960. If a family member is attending with you, please indicate that when you pre-register and provide his or her name and address.

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ADDITIONAL INFORMATION AND OTHER MATTERS

Appendix A: Definition of Non-GAAP (Generally Accepted Accounting Principles) Measures

This Proxy Statement contains non-GAAP financial measures (as defined by SEC Regulation G). While we believe that these non-GAAP financial measures may be useful in evaluating Lockheed Martin, this information should be considered supplemental and is not a substitute for financial information prepared in accordance with GAAP. In addition, our definitions for non-GAAP measures may differ from similarly titled measures used by other companies or analysts.

Segment Operating Profit

Segment Operating Profit represents the total earnings from our Business Segments before unallocated income and expense, interest expense, other non-operating income and expense, and income tax expense. This measure is used by our senior management in evaluating the performance of our Business Segments. The caption “Total Unallocated Items” reconciles Segment Operating Profit to Consolidated Operating Profit. We use Segment Operating Profit as a performance goal in the annual incentive plan.

2016
($M)	Profit
Segment Operating Profit	$5,100
Total Unallocated Items	449
Consolidated Operating Profit	$5,549

Return on Invested Capital

ROIC is defined as net earnings plus after-tax interest expense divided by average invested capital (total equity plus debt) after adjusting total equity by adding back adjustments related to the Corporation’s post-retirement benefit plans. We use ROIC as a performance measure for LTIP and PSUs.

ROIC Calculation ($M)	Three-Year 2014–2016
Net Earnings (a)(g)	$4,123
Interest Expense (multiplied by 65%) (a)(b)	313
Return	$4,436
Average Debt (c)(d)	$10,454
Average Equity (d)(e)	3,255
Average Benefit Plan Adjustments (d)(f)	11,189
Average Invested Capital	$24,898

ROIC	17.8%

(a)	Three-year 2014-2016 values for Net Earnings and Interest Expense reflect average values over the period.
(b)	Represents after-tax interest expense utilizing the federal statutory rate of 35 percent. Interest expense is added back to net earnings as it represents the return to debt holders. Debt is included as a component of average invested capital.
(c)	Debt consists of long-term debt, including current maturities, and short-term borrowings (if any).
(d)	The three-year averages are calculated using balances at the start of the three-year period and at the end of each year.
(e)	Equity includes non-cash adjustments, primarily to recognize the funded/unfunded status of the Corporation’s benefit plans.
(f)	Average Benefit Plan Adjustments reflect the cumulative value of entries identified in the Corporation’s Consolidated Statements of Equity.
(g)	Net earnings adjusted to normalize the ROIC calculation for the $152 million tax benefit associated with the adoption of Accounting Standards Update No. 2016-09.

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Additional Information and Other Matters

Performance Cash

Performance Cash represents the Corporation’s cash from operations adjusted to exclude: (1) the difference between actual and planned pension funding under the Corporation’s Long-Range Plan and (2) unplanned tax payments or benefits on divestitures of business units. This definition is used in our annual incentive plan for performance limitation testing and in our award agreements for RSUs, LTIP and PSUs. The performance limitation is described on page 40. Our 2014-2016 cash from operations results were impacted by lower Cost Accounting Standards (CAS) cash recoveries due to the enactment of the Highway and Transportation Funding Act of 2014 (HATFA), which resulted in lower actual CAS cash collections than assumed in our LTIP target of approximately $1.2 billion. In addition, our cash from operations adjustment for the difference between planned and actual pension funding was made on a gross, pre-tax effected, basis. Had we been able to adjust cash from operations for the difference between planned and actual pension payments on an after tax basis, our adjusted cash from operations would have been $240 million higher. If both the HATFA impact and the reduced tax deduction associated with the lower pension contributions was considered, we would have exceeded our cash from operations target by approximately $800M.

To illustrate, we calculate Performance Cash as follows:

Cash Flow ($M)	2016	2014–2016
Cash from Operations	$5,189	$14,156

Pension Funding Adjustment
Actual Pension Funding	114	2,283
Planned Pension Funding	886	2,971
Delta	(772)	(688)
Adjustment for Unplanned Tax Payments / (Benefits) on Divestitures	(2)	(2)
Net Adjusting Items	$(774)	$(690)
Performance Cash	$4,415	$13,466

Disclosure Regarding Forward-Looking Statements

This Proxy Statement contains statements that, to the extent they are not recitations of historical fact, constitute forward-looking statements within the meaning of the federal securities laws, and are based on Lockheed Martin’s current expectations and assumptions. The words “believe,” “estimate,” “anticipate,” “project,” “intend,” “expect,” “plan,” “outlook,” “scheduled,” “forecast” and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks and uncertainties. Actual results may differ materially due to factors such as:

●

the Corporation’s reliance on contracts with the U.S. Government, all of which are conditioned upon the availability of funding and can be terminated by the U.S. Government for convenience, and the impact of potential unilateral contract actions on our ability to negotiate favorable contract terms;

●	declining budgets; affordability initiatives; the implementation of automatic sequestration under the Budget Control Act of 2011 or Congressional actions intended to replace sequestration;
●	risks related to the development, production, performance, schedule, cost and requirements of complex and technologically advanced programs including the Corporation’s largest, the F-35 program;
●	economic, industry, business and political conditions (domestic and international) including their effects on governmental policy;
●	the Corporation’s success in growing international sales and expanding into adjacent markets and risks associated with doing business in new markets and internationally;
●

the competitive environment for the Corporation’s products and services, including increased pricing pressures in the Corporation’s remaining services businesses, competition from outside the aerospace and defense industry, and increased bid protests;

●	planned production rates for significant programs; compliance with stringent performance; reliability standards; materials availability;
●	the performance and financial viability of key suppliers, teammates, ventures, venture partners, subcontractors and customers;
●	the timing and customer acceptance of product deliveries;
●

the Corporation’s ability to continue to innovate and develop new products and to attract and retain key personnel and transfer knowledge to new personnel; the impact of work stoppages or other labor disruptions;

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Additional Information and Other Matters

●	the impact of cyber or other security threats or other disruptions to the Corporation’s businesses;
●

the Corporation’s ability to implement and continue capitalization changes such as share repurchase activity and payment of dividends, pension funding as well as the pace and effect of any such capitalization changes;

●	the Corporation’s ability to recover certain costs under U.S. Government contracts and changes in contract mix;
●	the accuracy of the Corporation’s estimates and projections and the potential impact of changes in U.S. or foreign tax laws;
●	movements in interest rates and other changes that may affect pension plan assumptions, equity, the level of FAS/CAS earnings and actual returns on pension plan assets;
●

realizing the anticipated benefits of acquisitions or divestitures, ventures, teaming arrangements or internal reorganizations, and the Corporation’s efforts to increase the efficiency of its operations and improve the affordability of its products and services;

●

the ability to realize synergies and other expected benefits of the Sikorsky acquisition, including remediation of the material weakness in internal controls over financial reporting related to the risk assessment process and the design of internal controls over financial reporting at Sikorsky;

●

risk of a future impairment of goodwill, investments or other long-term assets, including the potential impairment of goodwill, intangible assets and inventory, recorded as a result of the Sikorsky acquisition, if Sikorsky does not perform as expected, or if demand for Sikorsky’s products is adversely impacted by global economic conditions including oil and gas trends;

●	risks related to the achievement of the intended benefits and tax treatment of the divestiture of our former IS&GS business;
●	the adequacy of the Corporation’s insurance and indemnities;
●

the effect of changes in (or the interpretation of): legislation, regulation or policy, including those applicable to procurement (including competition from fewer and larger prime contractors), cost allowability or recovery, accounting, taxation, or export; and

●

the outcome of legal proceedings, bid protests, environmental remediation efforts, government investigations or government allegations that we have failed to comply with law, other contingencies and U.S. Government identification of deficiencies in the Corporation’s business systems.

These are only some of the factors that may affect the forward-looking statements contained in this Proxy Statement. For a discussion identifying additional important factors that could cause actual results to vary materially from those anticipated in the forward-looking statements, see the Corporation’s filings with the SEC including, but not limited to, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2016 and quarterly reports on Form 10-Q. The Corporation’s filings may be accessed through the Investor Relations page of its website, www.lockheedmartin.com/investor, or through the website maintained by the SEC at www.sec.gov.

Except where required by applicable law, the Corporation expressly disclaims a duty to provide updates to forward-looking statements after the date of this Proxy Statement to reflect subsequent events, changed circumstances, changes in expectations, or the estimates and assumptions associated with them. The forward-looking statements in this proxy statement are intended to be subject to the safe harbor protection provided by the federal securities laws.

82     www.lockheedmartin.com/investor

JOIN US AT THE ANNUAL MEETING	Lockheed Martin Center for Leadership Excellence Auditorium 6777 Rockledge Drive Bethesda, Maryland 20817

Parking Garage 6720-C Rockledge Drive Bethesda, Maryland 20817 (Parking will be validated and shuttles will transport stockholders to the Auditorium.)

No parking is available at the Center for Leadership Excellence. If you plan to drive, proceed to the parking garage and a shuttle will take you to the Auditorium. Please plan additional time in your schedule for the shuttle. Shuttle service will begin at 7:15 a.m. The Annual Meeting will begin promptly at 8:00 a.m.

DIRECTIONS FROM LOCAL AIRPORTS

From Dulles International Airport
●Dulles Airport Access Road to VA-267 E
●Merge onto I-495 N toward Baltimore/Bethesda
●Take exit 38 for I-270 Spur N toward Rockville/Frederick
●Take exit 1 for Democracy Blvd E
●Turn left at Fernwood Road
●Turn right at Rockledge Drive
●Turn right to Parking Garage at 6720-C Rockledge Drive

From Ronald Reagan National Airport
●George Washington Pkwy N
●Exit onto I-495 N toward Baltimore/Bethesda
●Exit onto I-270 Spur N toward Rockville/Frederick
●Take exit 1 for Democracy Blvd E
●Turn left at Fernwood Road
●Turn right at Rockledge Drive
●Turn right to Parking Garage at 6720-C Rockledge Drive

From Baltimore/Washington International Airport
●I-195 W onto I-95 South towards Washington
●Exit onto I-495 W toward Silver Spring/Bethesda
●Merge onto I-270 Spur N toward Frederick
●Take exit 1B toward Rockledge Drive
●Turn left at Rockledge Drive
●Turn right at Rockledge Drive
●Turn left to Parking Garage at 6720-C Rockledge Drive

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxy votes submitted by Internet or telephone must be received by 1:00 a.m., Eastern Daylight Time, on April 27, 2017 (except as otherwise set forth on the reverse of this card).

Vote by Internet
●	Go to www.investorvote.com
●	Follow the steps outlined on the secure website.

Vote by telephone
●	Call toll free 1-800-652-VOTE (8683) within the U.S., U.S. territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.
●	Or dial 1-781-575-2300 from outside the U.S.
●	Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card
▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposal: Election of Directors (see below): The Board of Directors recommends a vote FOR all the nominees.

1. Nominees:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Daniel F. Akerson	☐	☐	☐	05 - Bruce A. Carlson	☐	☐	☐	09 - Marillyn A. Hewson	☐	☐	☐
02 - Nolan D. Archibald	☐	☐	☐	06 - James O. Ellis, Jr.	☐	☐	☐	10 - James M. Loy	☐	☐	☐
03 - Rosalind G. Brewer	☐	☐	☐	07 - Thomas J. Falk	☐	☐	☐	11 - Joseph W. Ralston	☐	☐	☐
04 - David B. Burritt	☐	☐	☐	08 - Ilene S. Gordon	☐	☐	☐	12 - Anne Stevens	☐	☐	☐

B	Proposals: The Board of Directors recommends a vote FOR Proposals 2 and 3 and “1 Year” on Proposal 4.

		For	Against	Abstain
2.	Ratification of Appointment of Ernst & Young LLP as Independent Auditors for 2017	☐	☐	☐

3.	Advisory Vote to Approve the Compensation of our Named Executive Officers (Say-on-Pay)	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain
4.	Advisory Vote on Frequency of Holding Votes on Say-on-Pay ☐	☐	☐	☐
The Board of Directors recommends a vote AGAINST Proposal 5.

		For	Against	Abstain
5.	Stockholder Proposal Requesting that the Corporation Adopt the Holy Land Principles	☐	☐	☐

C	Non-Voting Items
Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Check this box to pre-register and request an admission ticket. If a family member will accompany you, provide his/her name and address in the Comments box.	☐

<STOCK#> 02ISEE

Admission to the Annual Meeting

You can be sure that your shares are represented at the Annual Meeting by promptly voting your shares via the Internet, by telephone or mail as described on the other side of this form.

If you plan to attend the Annual Meeting on Thursday, April 27, 2017 at 8:00 a.m. (Eastern Daylight Time), we must receive your request for an admission ticket no later than Friday, April 21, 2017. All attendees will be required to present valid, government-issued photographic identification with the admission ticket and enter through a security check point. Cameras, cell phones, and other electronic devices will not be permitted.

Meeting Location	Parking Garage
Lockheed Martin Center for Leadership Excellence Auditorium	6720-C Rockledge Drive
6777 Rockledge Drive	Bethesda, Maryland 20817
Bethesda, Maryland 20817	(Parking will be validated and shuttles will transport
stockholders to the Auditorium.)

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

LOCKHEED MARTIN CORPORATION

Proxy Card For 2017 Annual Meeting of Stockholders

The undersigned hereby appoints Nolan D. Archibald, David B. Burritt and Thomas J. Falk, each of them proxies (Proxies) of the undersigned with respect to common stock of Lockheed Martin Corporation (Corporation) owned by the undersigned, with full power of substitution, to vote and act for the undersigned at the Annual Meeting of Stockholders of the Corporation to be held at 8:00 a.m., Eastern Daylight Time, on April 27, 2017, at Lockheed Martin Center for Leadership Excellence Auditorium, 6777 Rockledge Drive, Bethesda, Maryland 20817, and at any adjournments or postponements thereof. The Proxies shall vote in accordance with the instructions indicated on this card, and are authorized to vote in their discretion on other business that may properly come before the meeting and any adjournments or postponements. The Proxies will vote as the Board of Directors recommends where a choice is not specified.

If the undersigned is a participant in a 401(k) or defined contribution plan(s) with a Lockheed Martin stock account for which State Street Bank and Trust Company is not a Trustee, the undersigned hereby instructs the Trustee of that plan(s) to vote such shares of stock in accordance with the instructions on the reverse side of this card. Plan shares must be voted no later than 11:59 p.m. Eastern Daylight Time on April 24, 2017.

Please mark, date and sign this card and return it promptly in the enclosed envelope. To vote by Internet or telephone, see the instructions on the reverse side. This proxy is solicited on behalf of the Corporation’s Board of Directors.

To vote in accordance with the Board of Directors’ recommendations, please sign and date below; no boxes need to be checked.

D	Authorized Signatures — Date and sign below. This section must be completed for your vote to be counted.

Please sign this proxy as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such. The signer hereby revokes all previous proxies given by the signer to vote at the Annual Meeting or any adjournments thereof.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card
▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposal: Election of Directors (see below): The Board of Directors recommends a vote FOR all the nominees.

1. Nominees:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Daniel F. Akerson	☐	☐	☐	05 - Bruce A. Carlson	☐	☐	☐	09 - Marillyn A. Hewson	☐	☐	☐
02 - Nolan D. Archibald	☐	☐	☐	06 - James O. Ellis, Jr.	☐	☐	☐	10 - James M. Loy	☐	☐	☐
03 - Rosalind G. Brewer	☐	☐	☐	07 - Thomas J. Falk	☐	☐	☐	11 - Joseph W. Ralston	☐	☐	☐
04 - David B. Burritt	☐	☐	☐	08 - Ilene S. Gordon	☐	☐	☐	12 - Anne Stevens	☐	☐	☐

B	Proposals: The Board of Directors recommends a vote FOR Proposals 2 and 3 and “1 Year” on Proposal 4.

		For	Against	Abstain
2.	Ratification of Appointment of Ernst & Young LLP as Independent Auditors for 2017	☐	☐	☐

3.	Advisory Vote to Approve the Compensation of our Named Executive Officers (Say-on-Pay)	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain
4.	Advisory Vote on Frequency of Holding Votes on Say-on-Pay ☐	☐	☐	☐
The Board of Directors recommends a vote AGAINST Proposal 5.

		For	Against	Abstain
5.	Stockholder Proposal Requesting that the Corporation Adopt the Holy Land Principles	☐	☐	☐

02ISFC

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

LOCKHEED MARTIN CORPORATION

Proxy Card For 2017 Annual Meeting of Stockholders

The undersigned hereby appoints Nolan D. Archibald, David B. Burritt and Thomas J. Falk, each of them proxies (Proxies) of the undersigned with respect to common stock of Lockheed Martin Corporation (Corporation) owned by the undersigned, with full power of substitution, to vote and act for the undersigned at the Annual Meeting of Stockholders of the Corporation to be held at 8:00 a.m., Eastern Daylight Time, on April 27, 2017, at Lockheed Martin Center for Leadership Excellence Auditorium, 6777 Rockledge Drive, Bethesda, Maryland 20817, and at any adjournments or postponements thereof. The Proxies shall vote in accordance with the instructions indicated on this card, and are authorized to vote in their discretion on other business that may properly come before the meeting and any adjournments or postponements. The Proxies will vote as the Board of Directors recommends where a choice is not specified.

If the undersigned is a participant in a 401(k) or defined contribution plan(s) with a Lockheed Martin stock account for which State Street Bank and Trust Company is not a Trustee, the undersigned hereby instructs the Trustee of that plan(s) to vote such shares of stock in accordance with the instructions on the reverse side of this card. Plan shares must be voted no later than 11:59 p.m. Eastern Daylight Time on April 24, 2017.

Please mark, date and sign this card and return it promptly in the enclosed envelope. This proxy is solicited on behalf of the Corporation’s Board of Directors.

To vote in accordance with the Board of Directors’ recommendations, please sign and date below; no boxes need to be checked.

C	Authorized Signatures — Date and sign below. This section must be completed for your vote to be counted.

Please sign this proxy as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such. The signer hereby revokes all previous proxies given by the signer to vote at the Annual Meeting or any adjournments thereof.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Voting directions submitted by Internet or telephone must be received by 11:59 p.m., Eastern Daylight Time, on April 24, 2017 for participants in one of the Corporation’s 401(k) or defined contribution plans with Lockheed Martin common stock allocated to his or her account(s).

Vote by Internet
●	Go to www.investorvote.com
●	Follow the steps outlined on the secure website.

Vote by telephone
●	Call toll free 1-800-652-VOTE (8683) within the U.S., U.S. territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.
●	Or dial 1-781-575-2300 from outside the U.S.
●	Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Annual Meeting Proxy Voting Direction Card
▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposal: Election of Directors (see below): The Board of Directors recommends a vote FOR all the nominees.

1. Nominees:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Daniel F. Akerson	☐	☐	☐	05 - Bruce A. Carlson	☐	☐	☐	09 - Marillyn A. Hewson	☐	☐	☐
02 - Nolan D. Archibald	☐	☐	☐	06 - James O. Ellis, Jr.	☐	☐	☐	10 - James M. Loy	☐	☐	☐
03 - Rosalind G. Brewer	☐	☐	☐	07 - Thomas J. Falk	☐	☐	☐	11 - Joseph W. Ralston	☐	☐	☐
04 - David B. Burritt	☐	☐	☐	08 - Ilene S. Gordon	☐	☐	☐	12 - Anne Stevens	☐	☐	☐

B	Proposals: The Board of Directors recommends a vote FOR Proposals 2 and 3 and “1 Year” on Proposal 4.

		For	Against	Abstain
2.	Ratification of Appointment of Ernst & Young LLP as Independent Auditors for 2017	☐	☐	☐

3.	Advisory Vote to Approve the Compensation of our Named Executive Officers (Say-on-Pay)	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain
4.	Advisory Vote on Frequency of Holding Votes on Say-on-Pay ☐	☐	☐	☐
The Board of Directors recommends a vote AGAINST Proposal 5.

		For	Against	Abstain
5.	Stockholder Proposal Requesting that the Corporation Adopt the Holy Land Principles	☐	☐	☐

C	Non-Voting Items
Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Check this box to pre-register and request an admission ticket. If a family member will accompany you, provide his/her name and address in the Comments box.	☐

<STOCK#> 02ISGE

Admission to the Annual Meeting

You can be sure that your shares are represented at the Annual Meeting by promptly voting your shares via the Internet, by telephone or mail as described on the other side of this form.

If you plan to attend the Annual Meeting on Thursday, April 27, 2017 at 8:00 a.m. (Eastern Daylight Time), we must receive your request for an admission ticket no later than Friday, April 21, 2017. All attendees will be required to present valid, government-issued photographic identification with the admission ticket and enter through a security check point. Cameras, cell phones, and other electronic devices will not be permitted.

Meeting Location	Parking Garage
Lockheed Martin Center for Leadership Excellence Auditorium	6720-C Rockledge Drive
6777 Rockledge Drive	Bethesda, Maryland 20817
Bethesda, Maryland 20817	(Parking will be validated and shuttles will transport
stockholders to the Auditorium)

IMPORTANT NOTICE TO PARTICIPANTS WITH LOCKHEED MARTIN CORPORATION COMMON STOCK ALLOCATED TO ACCOUNTS IN CERTAIN COMPANY SPONSORED SAVINGS PLANS:

Dear Plan Participant:

State Street Bank and Trust Company (State Street) is the Trustee with respect to the Lockheed Martin Corporation common stock held in the following plans:

Lockheed Martin Corporation Salaried Savings Plan
Lockheed Martin Corporation Hourly Employee Savings Plan Plus
Lockheed Martin Corporation Capital Accumulation Plan
Lockheed Martin Corporation Capital Accumulation Plan for Hourly Employees
Lockheed Martin Corporation Operations Support Savings Plan
Lockheed Martin Corporation Performance Sharing Plan for Bargaining Employees
Lockheed Martin Corporation Basic Benefit Plan for Hourly Employees

This voting direction card is used for the purpose of providing confidential voting directions to State Street with respect to the shares held in the plans listed above. All matters to be voted upon at the Annual Meeting of Stockholders are extremely important and are described in the Proxy Statement.

Sincerely,

State Street Bank and Trust Company, Trustee

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

LOCKHEED MARTIN CORPORATION

Proxy Voting Direction Card For 2017 Annual Meeting of Stockholders

State Street Bank and Trust Company, as Trustee of the plans listed above, is directed to vote the shares of Lockheed Martin Corporation (Corporation) common stock allocated to my account(s) in one or more of the plans listed above, at the Annual Meeting of Stockholders of the Corporation to be held at 8:00 a.m., Eastern Daylight Time, on April 27, 2017, at Lockheed Martin Center for Leadership Excellence Auditorium, 6777 Rockledge Drive, Bethesda, Maryland 20817, with respect to the election of directors and the proposals and at any adjournments or postponements. State Street will vote in accordance with the directions indicated on this card. State Street will vote signed cards that are returned in accordance with recommendations of the Board of Directors where voting directions are not specified. If no voting direction is received or if this proxy voting direction card is returned unsigned, the shares allocated to my account(s) will be voted by State Street in proportion to those shares allocated to accounts of participants for which timely directions were received, unless contrary to ERISA. Plan Participants are requested to mark, date and sign this card and return it promptly in the enclosed envelope. To vote by Internet or telephone, see instructions on the reverse side. This proxy is solicited on behalf of the Corporation’s Board of Directors.

D	Authorized Signatures — Date and sign below. This section must be completed for your vote to be counted.

Please sign this proxy voting direction as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such. The signer hereby revokes all previous proxies given by the signer to vote at the Annual Meeting or any adjournments thereof.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

[[company_logo]]

Lockheed Martin Corporation
Annual Meeting of Stockholders
April 27, 2017 at 8:00 a.m. Eastern Daylight Time
Lockheed Martin Center for Leadership
Excellence Auditorium
6777 Rockledge Drive
Bethesda, Maryland 20817

Control Number:[[SingleControlNumber]]

To: [[Registration]]

Lockheed Martin Corporation’s 2017 Annual Meeting Materials including the 2016 Annual Report and 2017 Proxy Statement are now available online. You may also vote your shares online for the Annual Meeting of Stockholders.

To view the Proxy Statement visit:

To view the Annual Report visit:

To cast your vote, please visit www.investorvote.com and follow the on-screen instructions. You will be prompted to enter the Proxy Login Control Number above in this e-mail to access this voting site. Note that votes submitted through this site must be received by 1:00 a.m. Eastern Daylight Time, April 27, 2017.

You may also vote your shares by telephone by calling (800) 652-8683 within the U.S. and Canada and (781) 575-2300 from other countries. Follow the instructions provided by the recorded message.

Thank you for submitting your very important vote.

Questions? For additional assistance regarding your account please visit
www.computershare.com/ContactUs where you will find useful FAQs, phone numbers and our secure online contact form.

Please do not reply to this email. This mailbox is not monitored and you will not receive a response.

LOCKHEED MARTIN CORPORATION
ANNUAL MEETING FOR HOLDERS AS OF 2/24/17
TO BE HELD ON 4/27/17

Your vote is important. Thank you for voting.

Read the Proxy Statement and have the voting instruction form below at hand. Please note that the telephone and Internet voting turns off at 11:59 p.m. ET the night before the meeting or cutoff date.

Vote by Internet:	www.proxyvote.com

Vote by Phone:	1-800-454-8683

Vote by Mail:	Use the envelope enclosed

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	E19355-P86786

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders. The following materials are available at www.proxyvote.com:
Notice and Proxy Statement and Annual Report

The Board of Directors recommends you vote FOR the following director-nominees:

1.	Election of Directors

	Nominees:		For	Against	Abstain
	1a.	Daniel F. Akerson	☐	☐	☐
	1b.	Nolan D. Archibald	☐	☐	☐
	1c.	Rosalind G. Brewer	☐	☐	☐
	1d.	David B. Burritt	☐	☐	☐
	1e.	Bruce A. Carlson	☐	☐	☐
	1f.	James O. Ellis, Jr.	☐	☐	☐
	1g.	Thomas J. Falk	☐	☐	☐
	1h.	Ilene S. Gordon	☐	☐	☐
	1i.	Marillyn A. Hewson	☐	☐	☐
	1j.	James M. Loy	☐	☐	☐
	1k.	Joseph W. Ralston	☐	☐	☐
	1l.	Anne Stevens	☐	☐	☐
PLEASE "X" HERE ONLY IF YOU PLAN TO ATTEND THE MEETING AND VOTE THESE SHARES IN PERSON	☐

The Board of Directors recommends you vote FOR proposals 2 and 3 and “1 Year” on proposal 4:		For	Against	Abstain

2.	Ratification of Appointment of Ernst & Young LLP as Independent Auditors for 2017	☐	☐	☐

3.	Advisory Vote to Approve the Compensation of our Named Executive Officers (Say-on-Pay)	☐	☐	☐

	1 Year	2 Year	3 Year	Abstain

4.	Advisory Vote on Frequency of Holding Votes on Say-on-Pay ☐	☐	☐	☐

The Board of Directors recommends you vote AGAINST proposal 5:		For	Against	Abstain

5.	Stockholder Proposal Requesting that the Corporation Adopt the Holy Land Principles	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Signature [PLEASE SIGN WITHIN BOX]	Date

DATE:	March 20, 2017

TO:	Lockheed Martin Savings Plan Participants

FROM:	Maryanne R. Lavan, Senior Vice President, General Counsel and Corporate Secretary

SUBJECT:	Important Notice Regarding Availability of Lockheed Martin Proxy Materials

Lockheed Martin employees are the largest holders of our common stock (representing approximately 14 percent of our outstanding shares). As a Lockheed Martin savings plan participant, you are entitled to vote your shares held through the Lockheed Martin savings plans on the matters to be voted upon at the Corporation’s Annual Meeting of Stockholders on April 27, 2017.

Tomorrow, you will receive an email from Computershare Trust Company, N.A. (cpucommunications.com), our independent registrar and transfer agent, with a subject line of “Important Notice Regarding Availability of Lockheed Martin Proxy Materials.” The email will include a link to the Corporation’s 2016 Annual Report and 2017 Proxy Statement (together, the Proxy Materials). It will also contain information on how to vote your shares confidentially through the internet or by telephone.

Your vote is important. Please look for your email from Computershare and vote promptly. Note that you may receive multiple proxy packages and voting instructions (electronically and/or by mail). These materials may not be duplicates as you may hold shares of Lockheed Martin stock in multiple accounts. Please be sure to vote all of your shares in each of your accounts in accordance with the directions on the proxy card(s) and/or voting instruction form(s) you receive.

You may request a hard copy of the Proxy Materials by calling 1-877-223-3863 (toll free) or 1-267-468-0767, if outside the U.S. Requests will be fulfilled until 3:00 p.m. Eastern Daylight Time on April 17, 2017.

Please note: computer settings vary and unknown email addresses, such as those from Computershare, may sometimes be directed to your “Junk Email” folder. If you do not see the email from Computershare in your inbox, check your “Junk Email” folder.

Email to Employee Plan Participants (to be sent 03/21/17)

Email subject will be:
Important Notice Regarding Availability of Lockheed Martin
Proxy Materials

Annual Report, Proxy Statement and Voting Instructions for the Lockheed Martin Corporation Annual Meeting of Stockholders on April 27, 2017

Proxy Login Control Number:

To:     Lockheed Martin Corporation Savings Plan Participants

You are receiving this email because you are a participant in a Lockheed Martin Corporation savings plan. Instead of receiving your 2016 Annual Report and 2017 Proxy Statement (Proxy Materials) by mail, you can conveniently access your Proxy Materials and vote online at www.investorvote.com. To view the Proxy Materials and cast your vote, enter the Proxy Login Control Number above (without any spaces) and follow the on-screen instructions.

To obtain a hard copy of Proxy Materials (free of charge):
●	Call toll free 1-877-223-3863 within the U.S.
●	Call 1-267-468-0767 from outside the U.S.
●	Requests must be received by 3:00 p.m., Eastern Daylight Time, on April 17, 2017

Voting deadline:
●	11:59 p.m., Eastern Daylight Time, on Monday, April 24, 2017

Please note that you may receive multiple proxy packages and voting instructions (electronically and/or by mail). These materials may not be duplicates as you may hold shares of Lockheed Martin stock in multiple accounts. Please be sure to vote all of your shares in each of your accounts in accordance with the directions on the proxy card(s) and/or voting instruction form(s) you receive.

Please cast your vote today!

Computershare Trust Company, N.A.
Independent Registrar and Transfer Agent for Lockheed Martin Corporation

Email Reminder to Employee Plan Participants (to be sent 04/03/17 and 04/13/17)

Email will have date when sent

Email subject will be:
Reminder Notice - Important Notice Regarding Availability of Lockheed Martin
Proxy Materials

Annual Report, Proxy Statement and Voting Instructions for the Lockheed Martin Corporation Annual Meeting of Stockholders on April 27, 2017

Proxy Login Control Number:

To:     Lockheed Martin Corporation Savings Plan Participants

You are receiving this email because you are a participant in a Lockheed Martin Corporation savings plan. Instead of receiving your 2016 Annual Report and 2017 Proxy Statement (Proxy Materials) by mail, you can conveniently access your Proxy Materials and vote online at www.investorvote.com. To view the Proxy Materials and cast your vote, enter the Proxy Login Control Number above (without any spaces) and follow the on-screen instructions.

To obtain a hard copy of Proxy Materials (free of charge):
●	Call toll free 1-877-223-3863 within the U.S.
●	Call 1-267-468-0767 from outside the U.S.
●	Requests must be received by 3:00 p.m., Eastern Daylight Time, on April 17, 2017

Voting deadline:
●	11:59 p.m., Eastern Daylight Time, on Monday, April 24, 2017

Please note that you may receive multiple proxy packages and voting instructions (electronically and/or by mail). These materials may not be duplicates as you may hold shares of Lockheed Martin stock in multiple accounts. Please be sure to vote all of your shares in each of your accounts in accordance with the directions on the proxy card(s) and/or voting instruction form(s) you receive.

Please cast your vote today!

Computershare Trust Company, N.A.
Independent Registrar and Transfer Agent for Lockheed Martin Corporation

EVERCORE TRUST COMPANY, N.A.

IMPORTANT NOTICE TO PARTICIPANTS WITH LOCKHEED
MARTIN CORPORATION COMMON STOCK ALLOCATED
TO THEIR PLAN ACCOUNT

Dear Plan Participant:

The enclosed 2017 proxy materials have been prepared at the direction of the Board of Directors of Lockheed Martin Corporation (“Lockheed Martin”) in connection with its solicitation of proxies for the Annual Meeting of Stockholders to be held on April 27, 2017.

Evercore Trust Company, N.A. (“EVERCORE”) is the voting trustee with respect to the shares of Lockheed Martin Corporation common stock (“Common Stock”) held in the SANDIA CORPORATION SAVINGS AND INCOME PLAN (the “Plan”). The enclosed Annual Meeting Proxy Card (the “proxy card”) is used for the purpose of giving voting instructions to EVERCORE with respect to shares held in the Plan. This letter provides information concerning the voting of Common Stock held in the Plan.

The recommendations of the Board of Directors with respect to matters to be voted upon at the Annual Meeting of Stockholders are printed on the proxy card. If you want to follow the Board’s recommendations on all matters, you can do so by signing, dating and returning the proxy card in the enclosed postage-paid envelope without checking any of the boxes on the proxy card. You may also provide voting instructions electronically by Internet or touch-tone telephone, as explained below.

All matters to be voted upon at this meeting are extremely important and are described in the enclosed proxy materials. You should carefully read these materials and follow the instructions below to complete and return the proxy card or provide voting instructions electronically by Internet or telephone.

VOTING DEADLINE

In order to ensure that your voting instructions to EVERCORE are tabulated in a timely fashion, your proxy card, Internet or telephone instructions must be received no later than 11:59 p.m. Eastern Daylight Time on April 24, 2017.

If you wish to provide voting instructions by returning the proxy card, you must complete, sign, date, and return your proxy card in the envelope provided in time for it to be received by the voting deadline. Please return your proxy card in the envelope provided which is addressed to Computershare Trust Company, N.A., the confidential vote tabulator for EVERCORE.

EVERCORE’S RESPONSIBILITIES

As the voting trustee with respect to the Lockheed Martin Corporation Common Stock held in the SANDIA Plan, EVERCORE’s responsibilities include providing proxy materials to participants, ensuring the confidentiality of participants’ voting instructions, voting shares in accordance with participant instructions, and voting shares for which no instructions are received from participants.

HOW TO GIVE VOTING INSTRUCTIONS

These instructions explain how you may give voting instructions to EVERCORE with respect to shares of Lockheed Martin Corporation Common Stock held in the Plan.

Only EVERCORE can vote the shares of Common Stock held by the Plan. However, under the terms of the Plan, each participant may instruct EVERCORE on how to vote all shares allocated to his or her account. You may instruct EVERCORE to vote “for,” “against” or to “abstain” on each of Proposals 1, 2, 3 and 5. On Proposal 4, you may instruct EVERCORE to vote for “one year,” “two years,” “three years” or to abstain. If you sign, date and return the proxy card but do not check any boxes on the card, EVERCORE will vote the shares in accordance with the Board’s recommendations on the proxy card.

You may also provide voting instructions to EVERCORE by using the Internet or a touch-tone telephone. Simply access www.investorvote.com on the Internet or dial 1-800-652-8683 on a touch-tone telephone and follow the directions. You must have your proxy card available when you vote by Internet or telephone. If you return the proxy card and also provide voting instructions by Internet and/or telephone, EVERCORE will follow your latest instructions. For this purpose, the date on your proxy card will be the date for those instructions. If it is not possible to determine which voting instructions are the latest, EVERCORE will follow your latest dated electronic voting instructions.

Failure to Provide Instructions

If you fail to sign, date and return the proxy card or vote by Internet or telephone, EVERCORE will vote the shares allocated to your account in its sole discretion.

CONFIDENTIALITY

Your voting instructions to EVERCORE are confidential. EVERCORE will not disclose how you voted or if you voted, unless required to do so by law. You should feel free to instruct EVERCORE to vote in the manner you think is best.

QUESTIONS

If you have any questions about your voting rights under the Plan, the proxy card or the confidentiality of your vote, please contact EVERCORE between the hours of 8:30 a.m. and 4:00 p.m. Pacific time at 1-888-296-2891.

EVERCORE TRUST COMPANY, N.A.
VOTING TRUSTEE
Dated March 17, 2017